              As filed with the Securities and Exchange Commission
                                On June __, 1995

                          Registration No.
                                          -----------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

             Ohio                                                31-0854434
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                      6711
            (Primary Standard Industrial Classification Code Number)

                   Fifth Third Center, Cincinnati, Ohio 45263
                                 (513) 579-5300
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                            S. Richard Arnold, Esq.
                                Dinsmore & Shohl
                   1900 Chemed Center, 255 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 977-8200
                (Name, address, including Zip Code and telephone
               number, including area code, of agent for service)


Copies to:

Paul L. Reynolds, Esq.                                 Judith E. McCaffrey, Esq.
Vice President and General Counsel                     McCaffrey & Raimi, P.A.
The Fifth Third Bank                                   4501 Tamiami Trail North
Fifth Third Center                                     Suite 202
511 Walnut Street                                      Naples, Florida  33940
Cincinnati, Ohio  45263


     Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

CALCULATION OF REGISTRATION FEE

 Title of Each Class    Amount to be          Proposed Maximum      Proposed Maximum      Amount of
 of Securities to be    Registered(1)         Offering Price Per    Aggregate Offering    Registration Fee
 Registered                                   Unit(2)               Price(2)
- -----------------------------------------------------------------------------------------------------------
 Common Stock, no       188,000 shs.          $22.77                $4,279,830            $1,475.80
 par value


(1) Represents the maximum number of shares of Registrant's Common Stock issuable to shareholders of Bank of Naples, assuming that the Applicable Market Value Per Share of the Registrant's Common Stock (as defined in the Merger Agreement described herein) is $44.25.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933. Price per share is based on an aggregate book value of the Bank of Naples Common Stock of $9.93 per share. There is no public trading market for shares of Bank of Naples Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              FIFTH THIRD BANCORP

Cross Reference Sheet Required by Item 501(b) of Regulation S-K


                        CAPTION - CAPTION IN PROSPECTUS

A.       INFORMATION ABOUT THE TRANSACTION

         1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus - Facing Page; Notice of Special Meeting

         2. Inside Front and Outside Back Cover Pages of Prospectus - Available Information; Table of Contents

         3. Risk Factors, Ratio of Earnings to Fixed Charges and Other Information - Summary of the Proxy Statement and Prospectus; General Information; Comparative Per Share Data

         4. Terms of the Transaction - Summary of the Proxy Statement and Prospectus; Terms and Conditions of the Proposed Merger; Description of Capital Stock

         5.      Pro Forma Financial Information - Not Applicable

         6.      Material Contracts with the Company Being Acquired - Not
                 Applicable

         7. Additional Information Required for Reoffering by Persons and Parties Deemed to be Underwriters - Not Applicable

         8.      Interests of Named Experts and Counsel - Legal Matters

         9. Disclosure of Commission Position on Indemnification for Securities Act Liabilities - Not Applicable

B.       INFORMATION ABOUT THE REGISTRANT

         10. Information with Respect to S-3 Registrants - Fifth Third Bancorp; Selected Historical Financial Data of Fifth Third; Description of Capital Stock

         11. Incorporation of Certain Information by Reference - Incorporation of Certain Documents by Reference; Available Information; Description of Capital Stock

         12.     Information with Respect to S-2 or S-3 Registrants - Not
                 Applicable

         13.     Incorporation of Certain Information by Reference - Not
                 Applicable

         14. Information With Respect to Registrants Other Than S-2 or S-3 Registrants - Not Applicable

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

         15.     Information with Respect to S-3 Companies - Not Applicable

         16.     Information with Respect to S-2 or S-3 Companies - Not
                 Applicable

         17. Information with Respect to Companies Other Than S-2 or S-3 Companies - Bank of Naples: Selected Historical Financial Data of Bank of Naples; Available Information

D.       VOTING AND MANAGEMENT INFORMATION

         18. Information if Proxies, Consents or Authorizations Are to Be Solicited - Summary of the Proxy Statement and Prospectus; Terms and Conditions of the Proposed Merger; General Information; Incorporation of Certain Documents by Reference

         19. Information if Proxies, Consents or Authorizations Are Not To Be Solicited or in an Exchange Offer - Not Applicable

                                 BANK OF NAPLES
                            4949 TAMIAMI TRAIL NORTH
                             NAPLES, FLORIDA 33940
July __, 1995

Dear Shareholder:

On behalf of the Board of Directors, we cordially invite you to attend the special meeting of shareholders (the "Special Meeting") of Bank of Naples (the "Bank"), which will be held at 4:30 p.m., Eastern Daylight Time, on Thursday, August 10, 1995, at the main office of the Bank at 4949 Tamiami Trail North, Naples, Florida 33940.

At the Special Meeting, shareholders will be asked to approve the Affiliation Agreement dated as of April 4, 1995 and amendments thereto, between Fifth Third Bancorp ("Fifth Third") and the Bank (the "Affiliation Agreement"), and the related Agreement of Merger dated April 4, 1995 (as amended and restated), between Fifth Third Trust Co. & Savings Bank, F.S.B., Naples, Florida, a wholly-owned savings bank subsidiary of Fifth Third, and the Bank and agreed to by Fifth Third (the "Merger Agreement"). Pursuant to the Affiliation Agreement and the Merger Agreement, the Bank will merge with Fifth Third Trust Co. & Savings Bank, F.S.B. (the "Merger"). At the time the Merger becomes effective ("Effective Time"), each issued and outstanding share of common stock, $7 par value per share, of the Bank (the "Bank Common Stock") shall be converted by virtue of the Merger into .41174 of a share of Fifth Third Common Stock ("Fifth Third Common Stock") (the "Exchange Ratio"), subject to adjustment depending upon the "Applicable Market Value Per Share of Fifth Third Common Stock." The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected before the Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others: (i) by the Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25, and (ii) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875. Only whole shares of Fifth Third Common Stock will be issued. Any shareholder otherwise entitled to receive a fractional share will receive cash in lieu of such fractional share based on the Applicable Market Value Per Share of Fifth Third Common Stock. The proposed Merger is discussed in detail in the accompanying Proxy Statement and Prospectus and the Affiliation Agreement and the Merger Agreement which are appended thereto as Annex A and Annex B, respectively. We urge you to read the entire Proxy Statement and Prospectus.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE MERGER. THE AFFILIATION AGREEMENT AND THE MERGER AGREEMENT MUST BE APPROVED BY BOTH (1) THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF BANK COMMON STOCK ENTITLED TO VOTE AND (2) TWO-THIRDS (2/3) OF THE SHARES OF BANK COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING, SO LONG AS A QUORUM IS PRESENT AT THE SPECIAL MEETING. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED MERGER. IT IS, THEREFORE, IMPORTANT THAT YOU VOTE ON THE MERGER.

Your vote is very important, regardless of the number of shares you own. Please sign and return the proxy card in the postage-paid return envelope provided for your convenience. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Please vote and return your proxy today.

Sincerely,



___________________________________
Robert Guididas
Chairman, President and
 Chief Executive Officer

IMPORTANT: If your Bank shares are held in the name of a brokerage firm or nominee, only they can execute a proxy on your behalf. To assure that your shares are voted, we urge you to telephone today the individual responsible for your account at your brokerage firm and obtain instructions on how to direct him or her to execute a proxy.

If you have any questions, please telephone Robert Guididas, telephone number
(941) 434-7200 or John W. Hoyt, telephone number (941) 597-8989.

                                 BANK OF NAPLES
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 10, 1995

TO THE SHAREHOLDERS OF BANK OF NAPLES:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("Special Meeting") of Bank of Naples ("Bank") will be held on Thursday, August 10, 1995, at 4:30 p.m., Eastern Daylight Time, at the main office of the Bank at 4949 Tamiami Trail North, Naples, Florida 33940.

A Proxy Statement and Prospectus and Proxy Card for the Special Meeting are enclosed herewith. The Special Meeting is for the following purposes all of which are more completely set forth in the accompanying Proxy Statement and
Prospectus:

A. To consider and vote upon a proposal to approve the Affiliation Agreement dated as of April 4, 1995 and amendments thereto, between Fifth Third Bancorp ("Fifth Third") and the Bank (the "Affiliation Agreement") and the related Agreement of Merger dated April 4, 1995 (as amended and restated), between Fifth Third Trust Co. & Savings Bank, F.S.B., Naples, Florida, a wholly-owned savings bank subsidiary of Fifth Third, and the Bank and agreed to by Fifth Third (the "Merger Agreement"). Pursuant to the Affiliation Agreement and the Merger Agreement, the Bank will merge with Fifth Third Trust Co. & Savings Bank, F.S.B. (the "Merger"). At the time the Merger becomes effective ("Effective Time"), each issued and outstanding share of common stock, $7 par value per share, of Bank (the "Bank Common Stock") shall be converted by virtue of the Merger into .41174 of a share of Fifth Third Common Stock ("Fifth Third Common Stock") (the "Exchange Ratio"), subject to adjustment depending upon the "Applicable Market Value Per Share of Fifth Third Common Stock." The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected before the Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others: (i) by the Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25, and (ii) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875.

B. To adjourn the Special Meeting if necessary to solicit additional proxies.

C. To transact such other business as may properly come before the Special Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Special Meeting.

Pursuant to the Bylaws of the Bank, the Board of Directors has fixed June 30, 1995 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments thereof. Only holders of record of Bank Common Stock at the close of business on such date will be entitled to vote at the Special Meeting or any adjournments thereof. As more completely described in the Proxy Statement and Prospectus, dissenting shareholders, who comply with applicable laws, are entitled to receive payment in cash for the fair market value of their shares in lieu of receiving Fifth Third Common Stock, provided the Merger is consummated.

THE AFFILIATION AGREEMENT AND MERGER AGREEMENT MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF BOTH (1) A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF BANK COMMON STOCK ENTITLED TO VOTE AND (2) TWO-THIRDS (2/3) OF THE BANK SHARES REPRESENTED AT A MEETING AT WHICH A QUORUM IS PRESENT. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES WHICH YOU OWN.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE ATTACHED PROXY STATEMENT AND PROSPECTUS SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BEFORE IT IS EXERCISED BY SUBMITTING A LATER DATED PROXY, BY ATTENDING THE SPECIAL MEETING IN PERSON AND NOTIFYING THE CASHIER OF THE BANK OF THE REVOCATION OR BY GIVING NOTICE OF REVOCATION TO THE BANK IN A WRITING ADDRESSED TO AND RECEIVED BY THE CASHIER OF THE BANK BEFORE THE SPECIAL MEETING. IF NO INSTRUCTIONS ARE INDICATED, BANK SHARES REPRESENTED BY PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED (A) FOR APPROVAL OF THE AFFILIATION AGREEMENT AND THE MERGER AGREEMENT, (B) FOR ADJOURNMENT OF THE SPECIAL MEETING OF BANK SHAREHOLDERS IF NECESSARY TO SOLICIT ADDITIONAL PROXIES AND (C) IN THE BOARD OF DIRECTORS' DISCRETION AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT THEREOF.


Naples, Florida                                                  July ____, 1995


By Order of the Board of Directors




_______________________________________
ROBERT GUIDIDAS
CHAIRMAN, PRESIDENT AND CHIEF
 EXECUTIVE OFFICER


July __, 1995

BANK OF NAPLES                    188,000 SHARES             FIFTH THIRD BANCORP
4949 TAMIAMI TRAIL NORTH       FIFTH THIRD BANCORP            FIFTH THIRD CENTER
NAPLES, FLORIDA 33940       COMMON STOCK, NO PAR VALUE   CINCINNATI, OHIO  45263
(941) 434-7200                                                    (513) 579-5300

                         PROXY STATEMENT AND PROSPECTUS

         This Proxy Statement and Prospectus ("Proxy Statement and Prospectus") is being furnished to the shareholders of Bank of Naples (the "Bank"), a Florida-chartered, Federal Reserve member commercial bank, in connection with the solicitation of proxies by the Board of Directors of the Bank for use at a special meeting of shareholders to be held at 4:30 p.m., Eastern Daylight Time, on Thursday, August 10, 1995, at the main office of the Bank at 4949 Tamiami Trail North, Naples, Florida, and at any adjournment thereof (the "Special Meeting").

         At the Special Meeting, holders of all issued and outstanding shares of Bank Common Stock, $7 par value per share ("Bank Common Stock"), will be asked to approve the Affiliation Agreement dated as of April 4, 1995, between Fifth Third Bancorp ("Fifth Third") and the Bank (the "Affiliation Agreement") and the related Agreement of Merger dated April 4, 1995, between Fifth Third Trust Co. & Savings Bank, F.S.B., Naples, Florida, a wholly-owned savings bank subsidiary of Fifth Third, and the Bank and agreed to by Fifth Third (the "Merger Agreement"). Pursuant to the Affiliation Agreement and the Merger Agreement, the Bank will merge with Fifth Third Trust Co. & Savings Bank, F.S.B. (the "Merger"). At the time the Merger becomes effective ("Effective Time"), each issued and outstanding share of the Bank Common Stock shall be converted by virtue of the Merger into .41174 of a share of Fifth Third Common Stock, no par value per share ("Fifth Third Common Stock") (the "Exchange Ratio") subject to adjustment depending upon the "Applicable Market Value Per Share of Fifth Third Common Stock." The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of the Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of the Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected before the Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others (i) by the Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25, and (ii) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875. No fractional shares will be issued. Any shareholder otherwise entitled to receive a fractional share will receive cash in lieu thereof based upon the Applicable Market Value Per Share of Fifth Third Common Stock, determined as provided above.

         The Board of Directors of Bank of Naples has approved the Affiliation Agreement and the Merger Agreement and determined that their terms are fair to, and in the best interests of, the Bank and its shareholders, and unanimously recommends that holders of Bank Common Stock vote in favor of the Affiliation Agreement and the Merger Agreement.

         The shareholders of the Bank also will be asked to vote upon the adjournment of the Special Meeting if necessary to solicit additional proxies.

         Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), the solicitation of the Bank's shareholders to approve the Merger constitutes an offering of Fifth Third Common Stock to be issued in connection with the Merger. Accordingly, Fifth Third has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering. This Proxy Statement and Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For such information, reference is made to the Registration Statement and the Exhibits filed as part thereof or incorporated by reference therein.

         This Proxy Statement and Prospectus shall not constitute a prospectus for public reoffering of the Fifth Third Common Stock issuable pursuant to the Merger.

         THE SECURITIES OF FIFTH THIRD TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF FIFTH THIRD COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


  The date of this Proxy Statement and Prospectus is __________________, 1995.

                             AVAILABLE INFORMATION


         THIS PROXY STATEMENT AND PROSPECTUS INCORPORATES DOCUMENTS OF FIFTH THIRD BY REFERENCE WHICH, WITH THE EXCEPTION OF A 1994 ANNUAL REPORT TO SHAREHOLDERS FOR FIFTH THIRD, ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM PAUL L. REYNOLDS, ASSISTANT SECRETARY, FIFTH THIRD BANCORP, FIFTH THIRD CENTER, CINCINNATI, OHIO 45263 (TELEPHONE NUMBER: (513) 579-5300) WITH RESPECT TO DOCUMENTS CONCERNING FIFTH THIRD. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________________, 1995.

         No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Proxy Statement and Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Fifth Third or the Bank. This Proxy Statement and Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement and Prospectus at any time, nor any offer or solicitation made hereunder, shall under any circumstances imply that the information set forth herein or incorporated herein is correct as of any time subsequent to its date.

         Fifth Third is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files, reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Fifth Third can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511).

         Fifth Third Common Stock is traded in the over-the-counter market and quoted on the NASDAQ National Market under the symbol "FITB". Documents filed by Fifth Third with the Commission also can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Bank Common Stock is not publicly traded and there is no public trading market for the Bank Common Stock.

         All information contained in this Proxy Statement and Prospectus with respect to the Bank was supplied by the Bank and all information contained or incorporated in this Proxy Statement and Prospectus with respect to Fifth Third was supplied by Fifth Third.

         Although neither the Bank nor Fifth Third has any knowledge that would indicate that any statements or information relating to the other party contained herein is inaccurate or incomplete, neither the Bank nor Fifth Third can warrant the accuracy or completeness of such statements or information as they relate to the other party.




          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated into this Proxy Statement and Prospectus by reference.

(a)      Fifth Third's Annual Report on Form 10-K for the year ended December
         31, 1994;

(b) Pages 1 and 13-36 of Fifth Third's 1994 Annual Report to Shareholders (enclosed with this Proxy Statement and Prospectus);

(c)      Fifth Third's Proxy Statement dated February 10, 1995; and

(d) Fifth Third's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.


         In addition, all subsequent documents filed with the Commission by Fifth Third pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Effective Time are incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement and Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.





          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -iii-

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -iv-

SUMMARY OF THE PROXY STATEMENT AND PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -vii-

SELECTED HISTORICAL FINANCIAL DATA OF FIFTH THIRD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -xiii-

SELECTED HISTORICAL FINANCIAL DATA OF BANK OF NAPLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -xv-

FIFTH THIRD MARKET PRICE AND DIVIDEND DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -xvi-

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -xvii-

PURPOSES OF THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Proposal to Merge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Vote Required; Shares Entitled to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2

TERMS AND CONDITIONS OF THE PROPOSED MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Background of, and Reasons for, the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         Opinion of Keefe, Bruyette & Woods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
         Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Conversion of Shares of Bank Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         Bank Stock Options and Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Conduct Pending Merger; Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Amendment; Waiver; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         Effect on the Bank's Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         Effects of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         Material Contracts Between Bank and Fifth Third Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .         11

RESALE OF FIFTH THIRD COMMON STOCK BY AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

FIFTH THIRD BANCORP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         Capital Requirements for Fifth Third . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Bank Holding Companies In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
         Acquisitions of Savings Associations By Holding Companies  . . . . . . . . . . . . . . . . . . . . . . . . .         14
         Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14

BANK OF NAPLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
         Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15

BANK OF NAPLES MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE
                     BANK'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . .         16

MARKET FOR BANK SHARES AND DIVIDEND HISTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31

ADDITIONAL INFORMATION ON BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32

EFFECT OF GOVERNMENTAL POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32

DESCRIPTION OF FIFTH THIRD COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         33
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         33
         Rights Upon Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         33
         Indemnification and Personal Liability of Directors and Officers . . . . . . . . . . . . . . . . . . . . . .         34
         Shareholders' Meetings; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34
         Subscription, Conversion, Redemption Rights; Stock Nonassessable . . . . . . . . . . . . . . . . . . . . . .         34
         Change of Control Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34

CERTAIN BENEFICIAL OWNERS OF FIFTH THIRD COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         35

FIFTH THIRD MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36

CERTAIN BENEFICIAL OWNERS OF BANK COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
         Security Ownership of Certain Beneficial Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
         Security Ownership of Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40

ADJOURNMENT OF BANK SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41

INDEX TO BANK OF NAPLES FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         70

Annexes:

  Annex A: Affiliation Agreement dated as of April 4, 1995 between Fifth Third Bancorp and Bank of Naples (excluding exhibits) and amendments thereto

  Annex B: Agreement of Merger dated as of April 4, 1995 between Fifth Third Bancorp and Bank of Naples

  Annex C:       Fairness Opinion of Keefe, Bruyette & Woods

  Annex D:       Section 658.44 of the Florida Statutes, Florida Banking Code




          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                 SUMMARY OF THE PROXY STATEMENT AND PROSPECTUS

         The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus and the documents incorporated herein by reference. This summary is not intended to be a summary of all information relating to the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and Prospectus, including the Annexes hereto, and the documents incorporated by reference in this Proxy Statement and Prospectus.





PARTIES TO THE TRANSACTION:


         FIFTH THIRD:              Fifth Third is a registered multi-bank
                                   holding company, incorporated under Ohio law, which conducts its principal activities through its banking and non-banking subsidiaries. Fifth Third's nine subsidiary banks operate a general banking business from 350 offices located throughout Ohio, Indiana and Kentucky. Fifth Third is also a registered multi-savings and loan holding company and operates two federally-chartered savings banks, one in Kentucky and one in Florida, from three offices. At March 31,
                                   1995, on a consolidated basis, Fifth Third had consolidated assets, deposits and shareholders' equity of approximately $15.6 billion, $11.1 billion and $1.5 billion, respectively. Fifth Third Common Stock is traded over-the-counter and is listed on the NASDAQ National Market System under the symbol "FITB." Fifth Third's principal executive offices are located at Fifth Third
                                   Center, Cincinnati, Ohio 45263, and its
                                   telephone number is (513) 579-5300.

         BANK OF NAPLES:           Bank of Naples ("Bank") is a commercial bank
                                   organized and existing under the laws of the State of Florida and is a member of the Federal Reserve System. It is engaged in the general business of banking and has three offices located in Collier County, Florida.
                                   At March 31, 1995, the Bank had
                                   total  assets, total deposits and
                                   shareholders' equity of approximately $56.7 million, $51.4 million and $4.1 million, respectively. Bank Common Stock is not publicly traded and no public trading market exists for the purchase and sale of Bank
                                   Common Stock. The Bank's principal executive offices are located at 4949 Tamiami Trail
                                   North, Naples, Florida 33940, and its
                                   telephone number is (941) 434-7200.

SPECIAL MEETING OF THE BANK'S SHAREHOLDERS:

         TIME AND DATE:            4:30 p.m., Eastern Daylight Time, on
                                   Thursday, August 10, 1995.

         PLACE: Main office of Bank at 4949 Tamiami Trail North, Naples, Florida 33940.

         PURPOSE: To consider and vote upon the Affiliation Agreement and the Merger Agreement which provide for the acquisition of the Bank by Fifth Third and the Merger of Fifth Third Trust Co. & Savings Bank, F.S.B. ("5/3 F.S.B.") with and into the Bank. Pursuant to the Affiliation Agreement and the Merger Agreement, the Bank's shareholders will receive shares of Fifth Third Common Stock in exchange for shares of Bank Common Stock. Copies of the Affiliation Agreement and the Merger Agreement are attached hereto as Annex A and Annex B, respectively, and are incorporated herein by reference. At the Special Meeting, Bank shareholders also will be asked to adjourn the meeting if necessary to solicit additional proxies. See "PURPOSES OF THE SPECIAL MEETING - Proposal to Merge Bank with Fifth Third."

         REQUIRED VOTE FOR THE     Approval of the Affiliation Agreement and the
         MERGER, THE AFFILIATION   Merger Agreement requires the affirmative
         AGREEMENT AND THE MERGER  vote of holders of both (1) a majority of the
         AGREEMENT; RECORD DATE;   410,000 shares of Bank Common Stock issued
         SHARES OWNED BY           and outstanding as of the close of business
         DIRECTORS AND OFFICERS:   on June 30, 1995 and (2) two-thirds (2/3) of
                                   the Bank's shares represented at a meeting at which a quorum is present. An abstention or failure to vote has the same effect as voting against the proposed Merger. Accordingly, shareholders are urged to sign and return their proxies. See "PURPOSES OF THE SPECIAL
                                   MEETING - Vote Required; Shares Entitled to
                                   Vote" and " - Voting and Revocation of
                                   Proxies." As of the close of business on March 31, 1995, the executive officers and directors of the Bank as a group (9 persons) and their affiliates beneficially owned
                                   89,283 shares, or approximately 21.78% of Bank Common Stock.

         RIGHTS OF DISSENTING      Pursuant to Section 658.44 Florida Statutes,
         SHAREHOLDERS:             Florida Banking Code, Bank shareholders who
                                   vote against, or provide the Bank with
                                   written notice at or prior to the Special
                                   Meeting that the shareholder dissents from, the Affiliation Agreement and the Merger
                                   Agreement may demand payment in cash of an amount equal to the fair market value of their shares in lieu of Fifth Third Common
                                   Stock to be provided under the Affiliation
                                   Agreement and the Merger Agreement. Failure to comply with the procedures set forth in such law will result in the loss of these rights. See "TERMS AND CONDITIONS OF THE
                                   PROPOSED MERGER - Rights of Dissenting
                                   Shareholders" and Annex D.

TERMS OF THE MERGER:

         CONVERSION OF BANK        Upon consummation of the Merger, each
         COMMON STOCK; STOCK       shareholder of the Bank will receive, for
         CONSIDERATION:            each share of Bank Common Stock which he or
                                   she holds at the Effective Time, .41174 of a share of Fifth Third Common Stock (the
                                   "Exchange Ratio"), subject to adjustment depending upon the "Applicable Market Value
                                   Per Share of Fifth Third Common Stock." The
                                   "Applicable Market Value Per Share of Fifth
                                   Third Common Stock" shall be the average of the per share closing prices of Fifth Third
                                   Common Stock as reported on the NASDAQ
                                   National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market
                                   Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market
                                   Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market
                                   Value Per Share of Fifth Third Common Stock.
                                   Similarly, if the Applicable Market Value Per
                                   Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market
                                   Value Per Share of Fifth Third Common Stock.
                                   The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth
                                   Third Common Stock effected before the
                                   Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others: (i) by the Bank if the Applicable Market Value Per Share of
                                   Fifth Third Common Stock is less than $44.25, and (ii) by Fifth Third if the Applicable
                                   Market Value Per  Share of Fifth Third Common
                                   Stock is greater than $59.875. See "TERMS AND
                                   CONDITIONS OF THE PROPOSED MERGER -
                                   Conversion of Shares of Bank Common Stock" and "- Exchange Ratio."

         NO FRACTIONAL SHARES:     No fractional shares will be issued in
                                   connection with the Merger. Bank shareholders will receive cash in lieu of any fractional shares which they otherwise would be entitled to receive, based on the Applicable Market
                                   Value Per Share of Fifth Third Common Stock as defined above. See "TERMS AND CONDITIONS
                                   OF THE PROPOSED MERGER - No Fractional
                                   Shares."

         CONDITIONS OF CLOSING:    The Merger is subject to several significant
                                   conditions, including but not limited to, Bank shareholder approval, and approval by the Board of Governors of the Federal Reserve
                                   System, the Office of Thrift Supervision and the Florida Department of Banking and Finance, applications for which have been filed. See "TERMS AND CONDITIONS OF THE
                                   PROPOSED MERGER - Conditions to Closing."

         MERGER: Upon consummation of the Merger, Bank and Fifth Third Trust Co. & Savings Bank, F.S.B., a wholly-owned federal savings bank subsidiary of Fifth Third ("5/3 F.S.B."), will merge, with the Bank being the surviving entity. By virtue of the Merger and through operation of law, the shares of Bank Common Stock each will be converted into .41174 of a share of Fifth Third Common Stock, and the Bank's shareholders will cease being shareholders of the Bank and instead will become Fifth Third shareholders. The Bank will become a wholly-owned subsidiary of Fifth Third under a new name, Fifth Third Bank of Florida, and also will have trust powers, which the Bank currently does not possess. The resulting bank will have four
                                   (4) offices, all in the Collier County,
                                   Florida area. The current main office of Bank will be consolidated with the main office of 5/3 F.S.B., which is in close proximity to the Bank's main office and shall serve as the main office of the resulting bank.

         EFFECTIVE TIME; RIGHT TO  The Effective Time will occur on a date
         TERMINATE:                mutually acceptable to Fifth Third and the
                                   Bank following satisfaction or effective waiver of all of the conditions precedent to the closing, including receipt of all regulatory approvals and the expiration of any applicable statutory or regulatory waiting periods. The parties anticipate that the Merger will be consummated in September
                                   1995. The Bank and Fifth Third each will have the right to terminate the Affiliation
                                   Agreement and the Merger Agreement if, among other reasons, the Effective Time does not occur on or before December 31, 1995. Also, Fifth Third may terminate the Affiliation
                                   Agreement and the Merger Agreement if the Applicable Market Value Per Share of Fifth
                                   Third Common Stock is greater than $59.875, and the Bank may terminate the Affiliation
                                   Agreement and the Merger Agreement if the Applicable Market Value Per Share of Fifth
                                   Third Common Stock is less than $44.25.  See
                                   "TERMS AND CONDITIONS OF THE PROPOSED MERGER
                                   - Effective Time" and "Termination."

         PROCEDURE FOR EXCHANGE OF Promptly after the Effective Time, Fifth
         SHARES: Third will mail to each shareholder of the Bank a form of transmittal letter and instructions for the surrender of Bank Common Stock certificates in exchange for certificates representing the number of shares of Fifth Third Common Stock to which such shareholder is entitled. Certificates for shares of Fifth Third Common Stock will be issued to shareholders of the Bank only after their certificates for Bank Common Stock have been surrendered in accordance with such instructions. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange of Certificates."

         FEDERAL INCOME TAX        The Merger is conditioned, in part, upon
         CONSEQUENCES:             receipt of an opinion of Fifth Third's
                                   counsel with respect to certain tax matters, including an opinion that no gain or loss
                                   (other than with respect to cash received in lieu of fractional shares or cash received upon the exercise of dissenters' rights) will be recognized by the Bank's shareholders upon the exchange of their Bank Common Stock for Fifth Third Common Stock. See "TERMS AND
                                   CONDITIONS OF THE PROPOSED MERGER - Federal
                                   Income Tax Consequences." BANK SHAREHOLDERS
                                   ARE URGED TO CONSULT THEIR OWN TAX ADVISORS
                                   AS TO THE SPECIFIC CONSEQUENCES TO THEM OF
                                   THE MERGER UNDER FEDERAL, STATE, LOCAL AND
                                   ANY OTHER APPLICABLE TAX LAWS.

         ACCOUNTING:               Consummation of the Merger is conditioned
                                   upon the requirement that the Merger
                                   transaction will qualify for pooling of
                                   interests accounting treatment.  See "TERMS
                                   AND CONDITIONS OF THE PROPOSED MERGER -
                                   Accounting Treatment."

         INTERESTS OF CERTAIN      It is Fifth Third's intention (but not
         PERSONS IN THE MERGER:    obligation) to employ at Fifth Third Bank of
                                   Florida or at another Fifth Third subsidiary or affiliate as many of the employees of the Bank as possible. Each employee of the Bank who becomes an employee of Fifth Third or its subsidiaries subsequent to the Merger will be entitled to participate in the standard package of all employee benefit plans sponsored by Fifth Third or its subsidiaries on the same terms and to the same extent as similarly situated employees of Fifth Third.
                                   Such employees shall receive credit for their period of service to the Bank for purposes of determining participation and vesting in all Fifth Third employee benefit plans, except for vesting in the Fifth Third Master
                                   Retirement Plan, but not for purposes of determining the benefits accrued thereunder.
                                   For purposes of determining vesting under the Fifth Third Master Retirement Plan, generally only those employees of the Bank who participated in comparable plans sponsored by the Bank will receive credit for their period of service to the Bank. It is not anticipated that Fifth Third will enter into employment agreements with any officers of the Bank in connection with the transactions contemplated by the Affiliation Agreement.
                                   Bank's current employment contracts with K.R.
                                   Barker, Robert Guididas and Patrick J.
                                   Philbin each shall be terminated by the Bank prior to the Effective Time of the Merger and all amounts due thereunder (whether due at the time of termination or change in control of the Bank or over a period of time) shall be paid in full. Also, the officers and directors of the Bank will be provided certain directors' and officers' liability insurance protection for three years following the Effective Time. See "TERMS AND
                                   CONDITIONS OF THE PROPOSED MERGER - Effect on
                                   Bank's Employees" and "- Interests of
                                   Management."

         BOARD RECOMMENDATION:     The Board of Directors of the Bank believes
                                   that the terms of the Merger are fair to, and in the best interests of, the Bank's shareholders and unanimously recommends approval of the Merger. See "PURPOSES OF THE
                                   SPECIAL MEETING - Recommendation" and "TERMS
                                   AND CONDITIONS OF THE PROPOSED MERGER -
                                   Background and Reasons for the Merger."
                                   SECURITIES INVOLVED: For a description of Fifth Third Common Stock, see "DESCRIPTION OF
                                   FIFTH THIRD COMMON STOCK."

         COMPARATIVE MARKET        Fifth Third Common Stock is traded on the
         PRICES:                   NASDAQ National Market System under the
                                   symbol "FITB". Bank Common Stock is not publicly traded, and no public trading market exists for the purchase and sale of Bank
                                   Common Stock. On April 3, 1995, the business day immediately preceding the public announcement of the execution of the Affiliation Agreement and the Merger
                                   Agreement setting forth the terms of the Merger, and on _____________, 1995, comparative market prices of Fifth Third
                                   Common Stock were as follows:

                                  April 3, 1995                        , 1995
                                  -------------                  ------------
Bank Common Stock                 $12.25(1)                      $12.25(1)
(Last trade)

Fifth Third Common Stock          $51.88                         $______
(Closing sales price)


(1) Bank Common Stock is not publicly traded and no public trading market exists for the purchase and sale of Bank Common Stock. The prices shown above reflect the most recent trade of Bank Common Stock, which occurred on December 14, 1994.

          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

               SELECTED HISTORICAL FINANCIAL DATA OF FIFTH THIRD

                                      Three Months Ended March 31,                   Years Ended December 31,
                                      ----------------------------     ----------------------------------------------------
                                           1995        1994            1994        1993        1992        1991        1990
                                           ----        ----            ----        ----        ----        ----        ----
 Summary of Operations:                                        (in thousands except per share amounts)
 ---------------------
 Net interest income                      $133,725    $127,799        $516,753    $473,515    $427,870    $363,247    $317,643

 Provision for credit losses                 9,574      11,296          35,780      48,037      66,100      62,464      43,479
                                        ----------  ----------      ----------  ----------  ----------  ----------  ----------
 Net interest income after                 124,151     116,503         480,973     425,478     361,770     300,783     274,164
    provision for credit losses

 Other operating income                     70,360      64,121         255,908     231,150     206,308     189,002     141,490

 Operating expenses                         95,191      93,377         371,545     352,720     316,315     282,844     246,588
                                        ----------  ----------      ----------  ----------  ----------  ----------  ----------
 Income before income taxes                 99,320      87,247         365,336     303,908     251,763     206,941     169,066

 Applicable income taxes                    33,202      29,366         120,877      97,673      79,742      63,987      48,040
                                        ----------  ----------      ----------  ----------  ----------  ----------  ----------
 Net income                                $66,118     $57,881        $244,459    $206,235    $172,021    $142,954    $121,026
                                        ==========  ==========      ==========  ==========  ==========  ==========  ==========

 Common Share Data:
 -----------------
 Primary net income per share                $1.00       $ .88           $3.72       $3.22       $2.74       $2.30       $1.96

 Fully diluted net income per share           1.00         .88            3.72        3.22        2.73        2.29        1.96

 Cash dividends declared per share             .35         .27            1.20        1.02         .90         .78         .68

 Book value at period end                    22.68       20.17           21.62       19.93       17.22       15.22       13.68

 Average shares outstanding (000's)
 Primary                                    67,503      66,740          66,925      65,338      63,082      62,303      61,698

 Fully Diluted                              67,509      66,740          66,924      65,338      63,188      62,527      61,749

 Financial Condition at Period End:
 ---------------------------------
 Securities Available for Sale          $1,216,986  $1,177,952      $1,129,492    $898,074          --          --          --

 Securities Held to Maturity             2,592,523   1,792,150       2,507,543   1,776,394  $2,419,421  $2,625,968  $2,002,083

 Loans and Leases                       10,728,615   9,701,286      10,286,457   9,566,898   8,115,590   6,325,918   6,165,808

 Assets                                 15,603,780  13,553,730      14,957,009  13,128,544  11,390,289   9,981,383   9,344,994

 Deposits                               11,144,235   9,464,141      10,630,878   9,477,306   8,447,812   7,633,362   7,354,767

 Short-Term Borrowings                   2,459,427   2,215,171       2,452,218   1,691,744   1,348,105   1,127,768     832,457

 Long-Term Debt and Convertible            173,849     283,129         178,713     407,864     309,730      52,436     125,798
    Subordinated Notes

 Stockholders' Equity                    1,478,690   1,294,775       1,398,774   1,277,660   1,076,854     944,691     845,325


 Ratios:
 ------

 Profitability Ratios:
 --------------------

 Return on average assets                    1.77%       1.77%           1.77%       1.71%       1.63%       1.50%       1.38%

                                             Three Months Ended March 31,                   Years Ended December 31,
                                             ----------------------------     ----------------------------------------------------
                                                  1995        1994            1994        1993        1992        1991        1990
                                                  ----        ----            ----        ----        ----        ----        ----
 Return on average stockholders' equity           18.0%       18.1%           18.6%       17.8%       16.9%       15.9%       15.0%

 Net interest margin                              4.01        4.34            4.16        4.39        4.54        4.30        4.17

 Overhead ratio (1)                               45.0        47.3            46.6        48.7        48.6        49.5        51.5

 Other operating income to total income(2)        34.5        33.3            33.1        32.2        31.6        33.2        30.8



 Capital Ratios:
 --------------

 Average stockholders' equity to                  9.83        9.77            9.50        9.61        9.62        9.42        9.21
   average assets

 Tier 1 Capital to risk-adjusted assets(3)        11.1        11.6            11.3        11.5        11.2        12.3        11.5

 Total Capital to risk-adjusted assets(3)         12.8        13.6            13.2        13.9        14.1        13.6        12.7

 Leverage(4)                                       9.6         9.5             9.6         9.6         9.2         9.3         8.9


 Credit Quality Ratios:
 ---------------------

 Reserve for credit losses to                    551.6       381.3           570.5       362.8       155.5        68.0        64.0
   nonperforming assets

 Reserve for credit losses to loans               1.51        1.56            1.52        1.51        1.50        1.54        1.46
   and leases outstanding

 Net charge-offs to average loans                  .18         .21             .18         .31         .64         .89         .66
   and leases outstanding

 Nonperforming assets to loans,                    .27         .41             .27         .42         .96        2.24        2.27
   leases and other real estate owned


NOTE: Above financial information has been restated for the acquisition of The Cumberland Federal Bancorporation, Inc., completed August 26, 1994 and accounted for as a pooling of interests transaction.

(1) Operating expenses divided by the sum of fully taxable equivalent net interest income and other operating income.
(2) Other operating income excluding securities gains and losses as a percent of net interest income and other operating income excluding securities gains and losses.
(3) Under final year-end 1992 guidelines.
(4) Tier 1 capital (under fiscal year-end 1992 rules) divided by adjusted quarterly average assets.

              SELECTED HISTORICAL FINANCIAL DATA OF BANK OF NAPLES

   The following table sets forth certain historical financial data concerning Bank of Naples. This information is based on information contained in Bank of Naples 1994 financial statements which are included in this Proxy Statement and Prospectus under the heading "INDEX TO BANK OF NAPLES FINANCIAL STATEMENTS", and should be read in conjunction therewith.


                                               3 Months Ended                 Year Ended December 31,
                                                    03/31
                                               =================================================================
                                                1995      1994     1994      1993      1992       1991      1990
                                                ----      ----     ----      ----      ----       ----      ----
                                                   (In thousands, except per share amounts)
 CONSOLIDATED BALANCE SHEET DATA
 (END OF PERIOD):

 Total assets                                 $56,697   $41,859  $57,602   $36,872   $34,249    $35,365   $26,891


 Total investments (incl. fed funds sold)      10,275     8,961   13,992     8,019     8,635      9,339     7,283

 Net loans                                     42,329    29,567   39,806    26,194    22,336     24,057    17,488

 Total deposits                                51,413    37,452   52,653    32,545    31,574     32,797    23,503

 Common shareholders' equity                    4,071     3,292    3,749     3,230     2,756      2,377     3,226

 CONSOLIDATED STATEMENT OF OPERATIONS DATA:

 Interest income                               $1,226      $742   $3,456    $2,839    $2,858     $3,033    $2,204

 Interest expense                                 391       234    1,121       956     1,302      1,841     1,426

 Net interest income                              835       508    2,335     1,883     1,556      1,192       778

 Provision for loan losses                         15        15       15       135       430        946       105

 Net interest income after provision for          820       493    2,320     1,748     1,126        246       673
   loan losses

 Non-interest income                               57        63      210       157       134        132        63

 Securities gains / (losses)                        0         0        0         3       179         48        15

 Non-interest expense                             508       406    1,732     1,460     1,249      1,276     1,064

 Income / (Loss) before income taxes              369       150      798       448       190      (850)     (313)

 Income Taxes                                     129         0       41         0         0          0         0

 Net Income / (Loss)                              240       150      757       448       190      (850)     (313)

 CONSOLIDATED PER SHARE DATA:

 Net income / (loss) per common share           $0.59     $0.37    $1.85     $1.09     $0.46    ($2.07)   ($0.76)

 Book value                                      9.93      8.03     9.14      7.88      6.72       5.80      7.87

 PERFORMANCE/ASSET QUALITY  RATIOS:

 Return on average assets (ROA)                 1.70%     1.55%    1.75%     1.29%     0.57%    (2.58%)   (1.33%)

 Return on average equity (ROE)                24.31%    18.22%   22.23%    16.18%     7.47%   (27.80%)   (9.42%)

 Net interest income to average assets          5.93%     5.26%    5.40%     5.41%     4.65%      3.62%     3.30%

 Allowance for loan losses to total loans       1.12%     1.56%    1.23%     1.73%     2.08%      2.21%     0.97%

                   FIFTH THIRD MARKET PRICE AND DIVIDEND DATA


   Fifth Third Common Stock is traded in the over-the-counter market and quoted on the NASDAQ National Market System. Bank Common Stock is not publicly traded, and no public trading market exists for the purchase and sale of Bank Common Stock. The following table sets forth (in per share amounts), for the quarterly periods indicated, the high and low closing sales prices of Fifth Third Common Stock and the dividends declared during each quarterly period.

                                                                                  Fifth Third Common Stock
                                                                  ----------------------------------------------------------
                                                                   High                      Low                   Dividends
                                                                                                                   Declared
                                                                  ----------------------------------------------------------
 Year Ended December 31, 1992:
    First Calendar Quarter                                        $50.38                    $43.00                   $0.22
    Second Calendar Quarter                                       $46.75                    $40.13                   $0.22
    Third Calendar Quarter                                        $52.75                    $40.75                   $0.22
    Fourth Calendar Quarter                                       $54.00                    $46.75                   $0.24

 Year Ended December 31, 1993:
    First Calendar Quarter                                        $55.13                    $49.88                   $0.24
    Second Calendar Quarter                                       $58.50                    $50.25                   $0.24
    Third Calendar Quarter                                        $54.63                    $51.25                   $0.27
    Fourth Calendar Quarter                                       $54.00                    $49.75                   $0.27

 Year Ended December 31, 1994:
    First Calendar Quarter                                        $51.13                    $45.13                   $0.27
    Second Calendar Quarter                                       $55.00                    $46.75                   $0.31
    Third Calendar Quarter                                        $53.25                    $49.88                   $0.31
    Fourth Calendar Quarter                                       $52.50                    $46.50                   $0.31

 Year Ended December 31, 1995:
    First Calendar Quarter                                        $52.75                    $47.06                   $0.35
    Second Calendar Quarter(1)                                    $56.00                    $48.13                   $0.35




(1)      Through June 20, 1995.



          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain per-share information for both Fifth Third and the Bank on an historical basis and selected unaudited, pro forma, combined, comparative per share data for Fifth Third and Bank of Naples combined. The Merger is reflected under the pooling of interests method of accounting, and pro forma data are derived in accordance with such method. The Bank pro forma equivalent amounts are presented with respect to each set of pro forma information. Such amounts are computed by multiplying the pro forma amounts by the assumed Exchange Ratio of .41174 shares of Fifth Third Common Stock for each share of Bank Common Stock. The pro forma data prior to the Effective Time may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

                                                                      Fifth Third (1)                          Bank of Naples
                                                               --------------------------------       ------------------------------
                                                                                                                           Pro Forma
                                                               Historical         Pro Forma (2)       Historical      Equivalent (3)
                                                               ----------         -------------       ----------      --------------
 Net Income Per Share

        December 31, 1992                                          $2.74                  $2.76            $0.46               $1.13

        December 31, 1993                                           3.22                   3.29             1.09                1.35

        December 31, 1994                                           3.72                   3.80             1.85                1.56

        March 31, 1994                                              0.88                   0.87             0.37                0.36

        March 31, 1995                                              1.00                   0.98             0.59                0.40

 Dividends Declared Per Share

        December 31, 1992                                          $0.90                  $0.90               --               $0.37

        December 31, 1993                                           1.02                   1.02               --                0.42

        December 31, 1994                                           1.20                   1.20               --                0.49

        March 31, 1994                                              0.27                   0.27               --                0.11

        March 31, 1995                                              0.35                   0.35               --                0.14


 Book Value Per Share

          December 31, 1994                                       $21.62                 $21.61            $9.14               $8.90

          March 31, 1995                                           22.68                  22.68             9.93                9.34

 Market Value Per Share on April 3, 1995 (4)                      $51.88                 $51.88               --(5)           $21.36

___________________________

(1) Fifth Third's historical financial information has been restated for the acquisition of The Cumberland Federal Bancorporation, Inc., completed August 26, 1994 and accounted for as a pooling of interests transaction.

(2) Pro forma information is based on an assumed Applicable Market Value Per Share of Fifth Third Common Stock of $52.125 and an assumed Exchange Ratio of .41174 shares of Fifth Third Common Stock for each share of Bank Common Stock in connection with the Merger of Bank with and into Fifth Third. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange Ratio" for further information.

(3) The pro forma equivalent per share amounts for Bank Common Stock represent, in the case of net income and book value, the pro forma amounts for shares of Fifth Third multiplied by .41174 (the Exchange Ratio) and, in the cases of dividends declared and market price, the historical data for shares of Fifth Third multiplied by .41174 (the Exchange Ratio).

(4) April 3, 1995 was the last day of trading preceding the public announcement of the Merger.

(5) Bank Common Stock is not publicly traded, and no public trading market exists for the purchase and sale of Bank Common Stock.

                                 BANK OF NAPLES
                            4949 TAMIAMI TRAIL NORTH
                             NAPLES, FLORIDA 33940
                                 (941) 434-7200

                                      AND

                              FIFTH THIRD BANCORP
                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263
                                 (513) 579-5300




                         ------------------------------
                         PROXY STATEMENT AND PROSPECTUS
                         ------------------------------



                              GENERAL INFORMATION

         This Proxy Statement and Prospectus is being furnished to the shareholders of the Bank of Naples ("Bank") in connection with the solicitation by the Board of Directors of the Bank of proxies to be used at a special meeting of shareholders (the "Special Meeting") to be held on Thursday, August 10, 1995 at 4:30 p.m., Eastern Daylight Time, at the main office of the Bank at 4949 Tamiami Trail North, Naples, Florida 33940, and at any adjournments thereof. This Proxy Statement and Prospectus, a copy of both the Bank's and Fifth Third's 1994 financial statements and the enclosed form of proxy are first being sent to shareholders of the Bank on or about _____________, 1995.


                        PURPOSES OF THE SPECIAL MEETING

         At the Special Meeting, shareholders of the Bank will be asked to approve an Affiliation Agreement dated as of April 4, 1995, between Fifth Third Bancorp ("Fifth Third") and the Bank (the "Affiliation Agreement") and the related Agreement of Merger dated April 4, 1995, between Fifth Third Trust Co. & Savings Bank, F.S.B., a wholly-owned savings bank subsidiary of Fifth Third ("5/3 F.S.B."), and the Bank and agreed to by Fifth Third. Pursuant to the Affiliation Agreement and the Merger Agreement, the Bank will merge with 5/3 F.S.B. (the "Merger"). See "TERMS AND CONDITIONS OF THE PROPOSED MERGER" below.

         At the Special Meeting Bank shareholders also will be asked to adjourn the Special Meeting if necessary to solicit additional proxies. See "ADJOURNMENT OF BANK SPECIAL MEETING" below.

PROPOSAL TO MERGE BANK WITH 5/3 F.S.B.

         Pursuant to the Affiliation Agreement and the Merger Agreement, each shareholder of the Bank shall receive for each share of Bank Common Stock, $7 par value per share ("Bank Common Stock"), which such shareholder holds at the effective time of the Merger (the "Effective Time"), .41174 of a share of Fifth Third Common Stock, no par value per share ("Fifth Third Common Stock") (the "Exchange Ratio"), subject to adjustment depending upon the "Applicable Market Value Per Share of Fifth Third Common Stock." The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock will be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected before the Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others: (i) by Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25 and (ii) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange Ratio" below.

RECOMMENDATION

         The Bank's Board of Directors has unanimously approved the Affiliation Agreement and the Merger Agreement and the transactions contemplated thereby and recommends approval thereof by the shareholders of the Bank. The Board of Directors of the Bank believes that the terms of the Merger are fair to, and in the best interests of, the Bank's shareholders.

THE BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AFFILIATION AGREEMENT AND THE MERGER AGREEMENT.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Bank Common Stock will constitute a quorum for the transaction of business at the Special Meeting. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF BOTH (1) A MAJORITY OF THE OUTSTANDING SHARES OF BANK COMMON STOCK ENTITLED TO VOTE AND (2) TWO-THIRDS (2/3) OF THE SHARES REPRESENTED AT A MEETING AT WHICH A QUORUM IS PRESENT. Broker non-votes will not be treated as votes cast and, therefore, will have the same effect as a vote against the proposal. Holders of record of Bank Common Stock at the close of business on June 30, 1995 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 410,000 shares of Bank Common Stock outstanding. Each share of Bank Common Stock will be entitled to one vote.

VOTING AND REVOCATION OF PROXIES

         Shares represented by proxies properly signed and returned will be voted at the Special Meeting in accordance with the instructions thereon, unless revoked. If a proxy is signed and returned without voting instructions, the shares represented thereby will be voted (1) FOR the approval of the Affiliation Agreement and the Merger Agreement and (2) FOR adjournment of the Special Meeting if necessary to solicit additional proxies. The Board of Directors of the Bank knows of no business which will be presented for consideration at the Bank Special Meeting other than the matters described in this Proxy Statement and Prospectus and those incidental to the conduct of the Special Meeting. If however, other matters are duly brought before the Special Meeting, and any adjournment thereof, the persons appointed as proxies will have discretion to vote or act thereon accordingly to their best judgment.
Each proxy may be revoked at any time before it is exercised by submitting a later dated proxy, by attending the Special Meeting in person and notifying the Cashier of the Bank of the revocation or by giving notice of revocation to the Bank in a writing addressed to and received by the Cashier of the Bank before the Special Meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the Special Meeting and vote in person whether or not such shareholder has previously given a proxy.

SOLICITATION OF PROXIES

         Following the mailing of proxy solicitation materials proxies may be solicited by mail, telephone, telegraph and personal interviews by Directors, officers and employees of the Bank who will not be specifically compensated for such services. The Bank will bear the expense of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy solicitation materials to the beneficial owners of stock held of record by such persons.


          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                  TERMS AND CONDITIONS OF THE PROPOSED MERGER

         The following description contains, among other information, summaries of certain provisions of the Affiliation Agreement and the Merger Agreement and is qualified in its entirety by reference to the full text thereof, copies of which are appended as Annex A and Annex B, respectively, to this Proxy Statement and Prospectus and are incorporated herein by reference.

BACKGROUND OF, AND REASONS FOR, THE MERGER

         The Board of Directors of the Bank believes that the Affiliation Agreement and Merger Agreement are in the best interests of the Bank and its shareholders. Consummation of the Affiliation Agreement and the Merger Agreement offers the Bank shareholders the opportunity to acquire an equity interest in a larger, more diversified financial institution with a stronger overall financial condition.

         On February 1, 1995, at a special meeting, the Board of Directors of the Bank determined that it was in the best interest of the Bank and its shareholders to explore the possible sale of the Bank to another corporation or other business entity and that the most desirable form of the transaction would be either a merger of the Bank with, or a sale of all of its assets to, a buyer. In reaching this decision, the Board took into consideration the development of the Bank's business and its operations during the past two to three years and examined the Bank's strategic alternatives, including continuing to operate as an independent institution. In its evaluation, the Board noted the consolidation of financial institutions occurring in both the Bank's region and nationally. At this meeting, the Board of Directors voted to retain the investment banking firm of Keefe, Bruyette & Woods, Inc. to assist it in identifying potential buyers and to advise it on the fairness of any purchase offers received.

         To identify a pool of potential buyers, Keefe, Bruyette & Woods solicited indications of interest from appropriate corporations and other business entities and provided an informational package on the Bank to those parties expressing an interest. Through this process, three potential buyers were identified. Each potential buyer submitted a tentative purchase offer to the Bank.

         At a special meeting of the Board of Directors on March 6, 1995, a representative of Keefe, Bruyette & Woods provided the Board with an in depth review and analysis of the three potential buyers and of each offer submitted. Thereafter, each potential buyer was afforded the opportunity to conduct a review of the Bank's books and records.

         Following an on-site review of the Bank's books and records, Fifth Third submitted a letter, dated March 21, 1995, to the Board indicating its interest, subject to certain contingencies, to acquire the Bank through a stock exchange and merger. Under the terms of this letter, Fifth Third offered to purchase the Bank's Common Stock for a purchase price that valued the Bank Common Stock at $21.46 a share. Based upon the market price of Fifth Third as of that date under the terms of this offer, one share of Bank Common Stock would be exchanged for .41174 share of Fifth Third Common Stock.

         On March 29, 1995, at a special meeting of the Board of Directors called to consider the letter of interest from Fifth Third, a representative of Keefe, Bruyette & Woods reviewed the actions taken by Keefe, Bruyette & Woods to find a suitable buyer for the Bank. The representative discussed in detail the offer of Fifth Third and reviewed with the Board the value of this offer for the shareholders of the Bank. Based upon the Bank's December 1994 book value, the offer of Fifth Third equated to 2.3 times the book value of the Bank's shares. The representative also compared this offer against prices paid in recent transactions by acquirors of financial institutions of a size comparable to that of the Bank. The offer received by the Bank from Fifth Third compared very favorably to these recent transactions. At this meeting, the Board also reviewed Keefe, Bruyette & Wood's projections, based on various assumptions, for the value of the Bank at 3 years and at 5 years if the Bank continued as an independent financial institution. Using the present value of the discounted projected future net earnings as a benchmark, the offer of Fifth Third was very favorable to the Bank shareholders. Following this discussion, the Board authorized the President of the Bank and one of the independent directors to enter into discussions and negotiate with Fifth Third regarding the terms and conditions of the proposed transaction.

         Once the basic structure of the transaction had been agreed upon, representatives and management of the Bank and Fifth Third negotiated the terms and conditions of the Affiliation Agreement and the Merger Agreement. The Board of Directors of the Bank then held a special meeting on April 3, 1995 to review, discuss, and approve the Affiliation Agreement and the Merger Agreement. The Board of Directors, together with its financial and legal advisors, reviewed in detail the terms of both agreements with Fifth Third. On April 3, 1995, Keefe, Bruyette & Woods delivered its oral opinion to the Bank's Board of Directors that, as of such date, the Exchange Ratio was fair to the holders of Bank Common Stock from a financial point of view. The Board of Directors then unanimously approved the Affiliation Agreement and the Merger Agreement and the transactions contemplated thereby subject to shareholder approval and that of the appropriate government bank regulatory agencies. The Affiliation Agreement and Merger Agreement were subsequently executed and announced on April 4, 1995.

         In reaching its decision to accept the offer of Fifth Third, the Board of Directors of the Bank considered the value of the consideration offered, the assets, obligations, historical operations and earnings of the Bank and Fifth Third, their respective financial resources, the respective historical market and book values of Bank Common Stock and Fifth Third Common Stock and their respective dividend records, their capital resources and the Board's evaluation of the future prospects of the Bank and Fifth Third. In addition, the Board considered the effect of the Merger on the employees, customers and communities in which the Bank operates, including the ability to provide increased commercial loan, consumer loan, trust and other banking services. The Board also considered the opinion of Keefe, Bruyette & Woods as to the fairness, from a financial point of view, to the Bank's shareholders of the consideration being received in the Merger.

         Upon careful review and analysis of all the factors described above, no single factor being more substantially important in the review process than any other, the Board determined that acceptance of the offer of Fifth Third was in the best interest of the Bank and its shareholders; accordingly, the Board voted to accept this offer, subject to the approval of the Bank's shareholders and the approval of the appropriate government bank regulatory authorities.

         Fifth Third's primary reason for consummating the Merger is to further a long range commitment of realigning and expanding its branch system to better meet and satisfy the needs of its customers, including those in the Bank's service area.

         All of the members of the Bank's Board of Directors have indicated their intention to vote their shares of Bank's Common Stock in favor of the Merger. As of March 31, 1995, such individuals beneficially owned 88,426 shares, or approximately 21.57% of the outstanding shares of Bank Common Stock.

         THE BOARD OF DIRECTORS OF THE BANK HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE AFFILIATION AGREEMENT AND THE MERGER AGREEMENT.


OPINION OF KEEFE, BRUYETTE & WOODS

         Pursuant to the engagement letter dated January 31, 1995 and approved by the Bank's Board of Directors on February 1, 1995 (the "Engagement Letter"), the Bank retained Keefe, Bruyette & Woods, Inc. as its financial advisor in connection with the Merger, and requested that the firm render an opinion to the Board of Directors with respect to the fairness, from a financial point of view, of the Exchange Ratio, to the holders of the Bank Common Stock. At the meeting of the Bank's Board of Directors on April 3, 1995, the Affiliation Agreement and the Merger Agreement were approved. At such meeting, Keefe, Bruyette & Woods rendered its oral opinion to the Bank's Board of Directors, to the effect that, as of that date, the Exchange Ratio was fair, from a financial point of view, to the holders of Bank Common Stock. In addition, Keefe, Bruyette & Woods confirmed its oral opinion in writing as of the date of this Proxy Statement and Prospectus stating that, as of the date of this Proxy Statement and Prospectus, the Exchange Ratio was fair, from a financial point of view, to the holders of Bank Common Stock. The opinion (the "Opinion") is attached as Annex C to this Proxy Statement and Prospectus.

         THE OPINION OF KEEFE, BRUYETTE & WOODS INCLUDES CERTAIN QUALIFICATIONS AND ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN. THE SUMMARY AND DESCRIPTION OF THE OPINION OF KEEFE, BRUYETTE & WOODS CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, AND IT IS RECOMMENDED THAT HOLDERS OF BANK COMMON STOCK READ SUCH OPINION IN ITS ENTIRETY. KEEFE, BRUYETTE & WOODS OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF THE BANK ONLY AND ADDRESSES ONLY THE EXCHANGE RATIO. SUCH OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF BANK COMMON STOCK AS A RECOMMENDATION OF THE MANNER IN WHICH SUCH HOLDERS SHOULD VOTE.

         In arriving at its Opinion, Keefe, Bruyette & Woods reviewed, among other things, the Affiliation Agreement, the Merger Agreement and certain related documents (including all schedules and exhibits), certain publicly available information relating to the business, financial condition and operations of the Bank and Fifth Third, as well as certain other non-public information, primarily financial in nature, furnished to it by the Bank and Fifth Third relating to their respective businesses, earnings and assets. In addition, the Bank furnished Keefe, Bruyette & Woods with certain financial forecasts relating to its operations. With respect to the financial forecasts provided by the Bank, Keefe, Bruyette & Woods assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management. Keefe, Bruyette & Woods also reviewed certain publicly available information concerning the trading of, and the trading market for, Bank Common Stock and Fifth Third Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in Keefe, Bruyette & Woods' opinion. In rendering its opinion, Keefe, Bruyette & Woods also took into account its assessment of general economic, market and financial conditions.

         Keefe, Bruyette & Woods was not engaged to inspect, and has not conducted a physical inspection of any of the properties or assets of the Bank or Fifth Third and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisals of any properties, assets or liabilities of the Bank or Fifth Third. Keefe, Bruyette & Woods has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of the Bank and Fifth Third made pursuant to the Affiliation Agreement and the Merger Agreement, and has not independently attempted to verify any of such information. Keefe, Bruyette & Woods also has assumed that all of the conditions to the Merger and covenants as set forth in the Affiliation Agreement and the Merger Agreement, including the tax- free treatment of the Merger to the holders of Bank Common Stock, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Affiliation Agreement and the Merger Agreement. No limitations were imposed by the Bank upon Keefe, Bruyette & Woods or upon the scope of its investigation, nor were any specific instructions given to Keefe, Bruyette & Woods in connection with its fairness opinion. Keefe, Bruyette & Woods did not determine or recommend the Exchange Ratio and did not address the Bank's business decision to effect the Merger or any other terms of the Merger.

         Keefe, Bruyette & Woods, as part of its investment banking business, is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Keefe, Bruyette & Woods was retained by the Bank based upon, among other things, Keefe, Bruyette & Woods' industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. Keefe, Bruyette & Woods is not affiliated with either the Bank or Fifth Third.

         Pursuant to the Engagement Letter, the Bank has agreed to pay Keefe, Bruyette & Woods a cash fee of $25,000 plus a cash fee equal to 1.25% of the total consideration paid to the Bank's shareholders up to $9.0 million and 4.0% of the total consideration paid to the Bank's shareholders over $9.0 million. Such fee will total approximately $150,000 (assuming that the fractional shares of Fifth Third Common Stock received in exchange for each share of the Bank's Common Stock surrendered pursuant to the Merger have an aggregate market value of $52.00 on the closing date) and is payable at the closing of the merger.
The Bank also has agreed to indemnify Keefe, Bruyette and Woods against certain liabilities, including liabilities under federal securities laws, and to reimburse Keefe, Bruyette and Woods for certain out-of-pocket expenses.

EFFECTIVE TIME

         The Effective Time of the Merger will occur on a date mutually acceptable to Fifth Third and the Bank following satisfaction or effective waiver of all conditions precedent contained in the Affiliation Agreement have been met or waived, including the expiration of all applicable statutory or regulatory waiting periods. It is anticipated that the Merger will be consummated in September, 1995, although no assurance can be given in this regard. The Bank and Fifth Third each will have the right, but not the obligation, to terminate the Affiliation Agreement if the Effective Time does not occur on or before December 31, 1995.

CONVERSION OF SHARES OF BANK COMMON STOCK

         Each share of Bank Common Stock (excluding treasury shares) which is issued and outstanding immediately prior to the Effective Time will be converted at the Effective Time into Fifth Third Common Stock and cash in lieu of any fractional shares of Fifth Third Common Stock in accordance with the Exchange Ratio. See "Exchange Ratio" below.

         The Exchange Ratio shall be adjusted so as to give the Bank shareholders the economic benefit of any stock dividends, distributions or combinations or subdivision of Fifth Third Common Stock effected between the date of the Affiliation Agreement and the Effective Time.

EXCHANGE RATIO

         At the Effective Time, each of the shares of Bank Common Stock (excluding treasury shares) then issued and outstanding shall be converted by virtue of the Merger and without further action into .41174 of a share of Fifth Third Common Stock (the "Exchange Ratio") subject to adjustment depending upon the "Applicable Market Value Per Share of Fifth Third Common Stock." The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the Effective Time. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 or not more than $57.375, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock will be converted into the right to receive a fraction (expressed in decimal figures carried out to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. The Exchange Ratio shall be adjusted so as to give the Bank's shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected between the date of the Affiliation Agreement and Merger Agreement and effected before the Effective Time. The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time in the following instances, among others: (i) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875, and (ii) by the Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25.

         Certificates representing shares of Fifth Third Common Stock will be distributed to the Bank shareholders upon the surrender to Fifth Third of their certificates representing their shares of the Bank Common Stock.

BANK STOCK OPTIONS AND STOCK OPTION PLAN

         As of March 31, 1995, there were outstanding options to purchase 21,000 shares of the Bank Common Stock held by certain Directors and Officers of the Bank pursuant to the Bank's 1994 Stock Option Plan (the "Bank Stock Option Plan"), all of which are exercisable within the period of 30 days prior to the Effective Time.

         Pursuant to the Affiliation Agreement, all options granted under the Bank Stock Option Plan shall be exercised prior to the Effective Time, or lost, and as of the Effective Time the Bank Stock Option Plan will be terminated.

NO FRACTIONAL SHARES

         Only whole shares of Fifth Third Common Stock will be issued in connection with the Merger. In lieu of fractional shares, each shareholder of Bank Common Stock otherwise entitled to a fractional share of Fifth Third Common Stock will be paid an amount in cash equal to the product resulting from multiplying such fraction by the Applicable Market Value Per Share of Fifth Third Common Stock. No such shareholder will be entitled to dividends, voting rights or other rights with respect to any such fractional share.

EXCHANGE OF CERTIFICATES

         After the Effective Time, all shares of Bank Common Stock will be cancelled and extinguished and holders of certificates previously representing shares of Bank Common Stock will cease to have any rights as shareholders of the Bank, except such rights, if any, as they may be entitled to under the provisions of applicable Florida law with respect to the rights of dissenting shareholders, and their sole rights will pertain to the shares of Fifth Third Common Stock into which their shares of Bank Common Stock shall have been converted pursuant to the Merger Agreement. As soon as practicable after the Effective Time, Fifth Third will send to each former Bank shareholder a letter of transmittal for use in submitting to Fifth Third (the "Exchange Agent") certificates (or with instructions for handling lost, stolen, destroyed or mislaid Bank stock certificates) formerly representing shares of the Bank Common Stock to be exchanged for certificates representing Fifth Third Common Stock (and, to the extent applicable, cash in lieu of fractional shares of Fifth Third Common Stock) which the former shareholders of the Bank are entitled to receive as a result of the Merger. Shareholders who become holders of Fifth Third Common Stock in the Merger will not be entitled to receive any dividends or other distributions which may be payable to holders of record of Fifth Third Common Stock following the Effective Time until they have surrendered and exchanged their certificates evidencing ownership of shares of Bank Common Stock. Any dividends payable on Fifth Third Common Stock after the Effective Time will be paid to the Exchange Agent and, upon receipt of the certificates representing shares of Bank Common Stock, the Exchange Agent will forward to the shareholders (i) certificates representing their shares of Fifth Third Common Stock, (ii) dividends declared thereon subsequent to the Effective Time (without interest) and (iii) the cash value of any fractional shares (without interest). BANK SHAREHOLDERS ARE REQUESTED NOT TO SUBMIT STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED WRITTEN INSTRUCTIONS TO DO SO.

         At the Effective Time, the stock transfer books of the Bank will be closed and no transfer of Bank Common Stock will thereafter be made on such books. If a certificate formerly representing shares of Bank Common Stock is presented to the Bank or Fifth Third, it will be forwarded to the Exchange Agent for cancellation and exchange for a certificate representing shares of Fifth Third Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

         Pursuant to the terms of the Affiliation Agreement, the Bank will receive the opinion of Dinsmore & Shohl, counsel to Fifth Third, dated the Effective Time, describing the material federal income tax consequences of the Merger. The following discussion summarizes the material federal income tax consequences of the Merger to the Bank shareholders.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW NECESSARILY IS NOT SPECIFIC TO THE SITUATION OF A PARTICULAR SHAREHOLDER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH OF THE BANK SHAREHOLDERS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

         The federal income tax consequences to any of the Bank's shareholders depend upon (i) the form of consideration received in exchange for the shares of Bank Common Stock actually owned by him or her, and (ii) in the case of any of the Bank's shareholders receiving cash, or a combination of cash and Fifth Third Common Stock, the type of consideration received in exchange for shares of Bank Common Stock deemed to be constructively owned by him or her under
Section 318(a) of the Internal Revenue Code of 1986, as amended (the "Code"), if any. Generally, under Section 318(a), a shareholder is deemed to constructively own shares owned directly or indirectly by certain related individuals (including spouses, children, grandchildren and parents) or by certain related entities (including partnerships, trusts, estates and corporations in which the shareholder owns, directly or indirectly, 50% or more in value of the stock). Under Section 318(a), if any person has an option to acquire stock, such stock is considered as owned by such person.

         BANK SHAREHOLDERS RECEIVING SOLELY FIFTH THIRD COMMON STOCK. A Bank shareholder who receives solely Fifth Third Common Stock in exchange for all shares of Bank Common Stock actually owned by him or her will not recognize any gain or loss upon such exchange. The tax basis of the Fifth Third Common Stock received in such exchange will be equal to the basis of the shares of Bank Common Stock surrendered and, provided the shares of Bank Common Stock surrendered were held as capital assets at the time of such exchange, the holding period of the Fifth Third Common Stock received will include the holding period of the shares of Bank Common Stock surrendered.

         BANK SHAREHOLDERS RECEIVING SOLELY CASH. If all the shares of Bank Common Stock actually owned and deemed to be constructively owned under Code
Section 318(a) by a Bank shareholder are exchanged solely for cash upon the exercise of dissenters' rights, such Bank shareholder will recognize capital gain or loss (provided he or she held the shares actually owned by him or her as capital assets at the time of the exchange) measured by the difference between such shareholder's tax basis in the shares of Bank Common Stock actually owned by him or her and the amount of cash received by him or her in exchange for such shares.

         If a Bank shareholder exchanges all the shares of Bank Common Stock actually owned by him or her solely for cash upon the exercise of dissenters' rights but shares of Bank Common Stock constructively owned by him or her under Code Section 318(a) are exchanged in whole or in part for Fifth Third Common Stock, then the tax consequences to such shareholder will be determined under Code Section 302 which deals with redemptions. Section 302 contains three tests that are relevant in this context to determine whether a redemption is taxed as ordinary income or as a capital gain or loss (provided that the shares were held as capital assets at the time of the exchange). Under Section 302, a redemption to the extent of available undistributed earnings and profits, is treated as a dividend resulting in ordinary income unless it (1) is "not essentially equivalent to a dividend"; (2) is "substantially disproportionate" with respect to the shareholder; or (3) completely terminates the shareholder's interest. If one of those tests is satisfied, capital gain or loss recognized will be measured by the difference between the amount of cash received by the shareholder in exchange for the shares of Bank Common Stock actually owned by him or her and his or her tax basis in those shares. If none of the tests is satisfied, the shareholder will be treated as having received dividend income equal to the amount of cash received (without deduction for such shareholder's tax basis in the Bank's shares).

         Whether the transaction will be "not essentially equivalent to a dividend" with respect to a Bank shareholder depends upon the particular circumstances applicable to such shareholder, there being no precise mathematical formula whereby it is possible to assure satisfaction of this test. On the other hand, the "substantially disproportionate" test is a mathematical test. The transaction will be "substantially disproportionate" with respect to a Bank shareholder if:

         (i) his or her percentage ownership of Fifth Third Common Stock after the Merger (considering shares actually and constructively owned) is less than 50% of all Fifth Third Common Stock and less than 80% of

         (ii) his or her hypothetical percentage ownership of the total number of shares of Fifth Third Common Stock immediately after the Merger if all of the Bank Common Stock had been exchanged for Fifth Third Common Stock (considering shares actually and constructively owned).

         The third test is the complete termination of interest, which only can be satisfied if all the Bank shares actually and constructively owned by a Bank shareholder are exchanged solely for cash upon the exercise of dissenters' rights, except that Code Section 302 sets forth a procedure, which, under certain circumstances, allows a waiver of the constructive ownership rules as they apply to family members.

         Under the rules of Section 302, a Bank shareholder who receives cash or exercises dissenters' rights for any Bank shares actually owned by him or her risks having such amounts treated as a dividend rather than as capital gains if any shares of Bank Common Stock constructively owned by him or her are exchanged in whole or in part for Fifth Third Common Stock, the substantially disproportionate test is not met, and the shareholder cannot or does not waive constructive ownership of the shares held by others but which are attributed to him or her.

         CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. No fractional shares of Fifth Third Common Stock will be issued pursuant to the Merger Agreement. A shareholder of the Bank who receives cash in lieu of a fractional share will be treated as having received such fractional share of Fifth Third Common Stock and then as having received such cash in redemption of such fractional share subject to the provisions of Section 302 of the Code. The circumstances under which cash is being issued in lieu of a fractional share interest appear to satisfy the Internal Revenue Service ruling guidelines under which the receipt of such cash will qualify for capital gain or loss treatment (provided such fractional interest is held as a capital asset at the time of such exchange).

         Because of the complexity of the tax laws, and because the tax consequences to any particular shareholder may be affected by specific matters not common to all shareholders, it is recommended that Bank shareholders consult their personal tax advisors concerning the consequences of the Merger to them, including the consequences of the application of state and local tax laws, if any.

ACCOUNTING TREATMENT

         Consummation of the Merger is conditioned upon the requirement that the Merger will qualify for pooling of interests accounting treatment.

         Under pooling of interests accounting, as of the Effective Time, the assets and liabilities of the Bank will be added to those of Fifth Third at their recorded book values and the shareholders' equity account of the Bank will be included on Fifth Third's consolidated balance sheet.

RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Section 658.44 of the Florida Statutes ("Section 658.44"), a copy of which is attached to this Proxy Statement and Prospectus as Annex D, a shareholder of the Bank may dissent from the proposed corporate action to approve the Affiliation Agreement and Merger Agreement and receive payment in cash for the fair market value of such shareholder's shares in lieu of receiving shares of Fifth Third Common Stock as provided under the Affiliation Agreement and the Merger Agreement. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex D. This discussion and Annex D should be reviewed carefully by any shareholder who wishes to preserve the right to dissent because failure to comply with the procedures set forth herein and therein will result in the loss of dissenters' rights. The exercise of dissenters' rights is subject to consummation of the Merger.

         To enforce his/her dissenters' rights under Section 658.44, a dissenting shareholder must either (i) vote his/her shares against the approval of the Affiliation Agreement and Merger Agreement, or (ii) give written notice to the Bank prior to the Special Meeting, or at the Special Meeting but before the vote on the Affiliation Agreement and Merger Agreement identifying himself/herself and stating that he/she dissents from the approval of the Affiliation Agreement and Merger Agreement. A shareholder may enforce his/her dissenters' rights under Section 658.44 with respect to all or less than all of the shares owned by such shareholder.

         On or promptly after the Effective Time, Fifth Third may fix an amount which it considers to be not more than the fair market value of the shares of Bank Common Stock and which it will pay to the dissenting shareholders for their shares. If Fifth Third fixes such amount, it shall offer to pay such amount in cash to the dissenting shareholders for their shares of Bank Common Stock. The amount payable by Fifth Third pursuant to any such offer which is accepted by the dissenting shareholders, and the amount payable to the dissenting shareholders pursuant to an appraisal (described below), shall constitute a debt of Fifth Third Bank of Florida.

         The value of shares of Bank Common Stock owned by dissenting shareholders who have not accepted any such offer from Fifth Third will be determined as of the Effective Time by three appraisers. Of the three appraisers, one will be selected by the owners of at least two-thirds of such dissenting shares, the second will be selected by the Board of Directors of Fifth Third, and the third will be selected by the two appraisers so chosen. The value agreed upon by any two of the appraisers will control and be final and binding on all parties. If, within 90 days from the Effective Time, for any reason one or more of the appraisers is not selected as provided in Section 658.44, or the appraisers fail to determine the value of such dissenting shares, the Florida Department of Banking and Finance will cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of such appraisal will be paid by Fifth Third.

         Upon consummation of the Merger, all shares of Bank Common Stock shall be cancelled and extinguished and each dissenting shareholder will cease to have any rights of a shareholder except the right to be paid the value of his/her shares in accordance with Section 658.44.

         A Bank shareholder considering exercising his/her dissenters' rights should consult his/her tax advisor as to the specific tax consequences to him/her. See "TERMS AND CONDITIONS OF PROPOSED MERGER - Federal Income Tax Consequences - Bank Shareholder Receiving Solely Cash.

CONDUCT PENDING MERGER; REPRESENTATIONS AND WARRANTIES

         The Bank has agreed, among other things, that prior to the Effective Time it will carry on its business in the ordinary course. The Bank has agreed to give Fifth Third and Fifth Third's representatives reasonable access during business hours to its facilities and personnel. In addition, the Bank has agreed that, without Fifth Third's prior written consent, it will not, among other things: make any changes in its capital or corporate structure; issue any additional shares of Bank Common Stock, except upon exercise of any presently outstanding stock options; issue any securities of any kind; or make any material changes in its method of business operations. The Bank also has agreed not to make or become obligated to make any capital expenditures in excess of $5,000, nor may it make or renew any agreement for services to be provided to the Bank or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $2,500, without Fifth Third's prior written consent. The Bank also has agreed not to: declare or pay any cash dividends on its stock other than normal and customary cash dividends paid in amounts and at times the Bank historically has paid them; pay any stock dividends or make any other distributions on its stock;

or provide any increases in employee salaries or benefits other than in the ordinary course of business, consistent with past practices.

         Fifth Third and the Bank also have made numerous representations and warranties to each other with respect to financial and other matters. These include, without limitation, representations and warranties to the effect that both Fifth Third and the Bank have the corporate power and authorization to enter into the proposed transaction, that each will have provided the other with financial statements, and that Fifth Third has enough authorized Fifth Third Common Stock with which to accomplish the proposed transaction. No representations or warranties made by either the Bank or Fifth Third will survive beyond the Effective Time. Thereafter, neither the Bank, Fifth Third, nor any officer or director of either of them, will have any liability or obligation with respect to such representations or warranties, with the exception of any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

CONDITIONS TO CLOSING

         The Affiliation Agreement and the Merger Agreement must be approved by the affirmative vote of both (1) a majority of the outstanding shares of Bank Common Stock entitled to vote and (2) two-thirds (2/3) of the shares represented at a meeting at which a quorum is present. The Merger also must be approved in writing by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision ("OTS") and the Florida Department of Banking and Finance, applications for which have been filed, and must comply with any applicable waiting periods. No assurance can be given that the required governmental approvals will be forthcoming.

         The obligations of the Bank and Fifth Third to consummate the Merger are also subject to receipt of an opinion of counsel to Fifth Third with respect to certain tax matters. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Federal Income Tax Consequences".

         Fifth Third's and the Bank's obligations to consummate the Merger are further subject to various other conditions set forth in the Affiliation Agreement, including, but not limited to, the absence at the Effective Time of any material actions, proceedings or investigations of any kind pending or threatened with respect to the transactions contemplated by the Affiliation Agreement and the Merger Agreement and both institutions having performed all of the obligations required of them under the Affiliation Agreement and the Merger Agreement.

         Fifth Third's obligation to consummate the Merger is further subject to conditions set forth in the Affiliation Agreement, including but not limited to, the continuing truth and accuracy of all of the representations and warranties of the Bank, the Bank's performance of all of the obligations required of it under the Affiliation Agreement and the Merger Agreement, delivery by the Bank's counsel of a certain legal opinion addressed to Fifth Third, the taking of appropriate actions by the Bank to discontinue any ongoing obligation after the Effective Time to continue contributions to its 401(k) plan, the receipt by the Bank of a favorable determination letter from the Internal Revenue Service that states that such plans satisfy all qualification requirements, the aggregate amount of shareholders' equity of the Bank immediately prior to the Effective Time, as shown by and reflected on its books and records of accounts in accordance with generally accepted accounting principles consistently applied, is not less than $4,100,000, less any adjustments made in anticipation of, or in connection with, the Merger and requested by Fifth Third, adjustments on unrealized gains or losses on marketable securities and adjustments resulting from the fees paid to Keefe, Bruyette & Woods, the Bank's investment adviser, in connection with the representation of Bank in the Merger, the total issued and outstanding shares of Bank Common Stock do not exceed 431,000 shares, satisfaction that the transaction will qualify for "pooling of interests" accounting treatment and the prior termination of Bank's employment contracts with Robert Guididas, K.R. Barker and Patrick J. Philbin.

         The Bank's obligation to consummate the Merger is further subject to conditions set forth in the Affiliation Agreement, including but not limited to, the continuing truth and accuracy of Fifth Third's representations and warranties, Fifth Third's performance of all of the obligations required of it under the Affiliation Agreement and the Merger Agreement, delivery by counsel employed by The Fifth Third Bank of a certain legal opinion addressed to the Bank, registration by Fifth Third of the shares of Fifth Third Common Stock to be issued to the Bank's shareholders and the receipt of a fairness opinion from Keefe, Bruyette & Woods dated as of a date reasonably prior and proximate to the date of this Proxy Statement and Prospectus. The fairness opinion of Keefe, Bruyette & Woods dated ______________, 1995 is attached to this Proxy Statement and Prospectus as Annex C.

AMENDMENT; WAIVER; TERMINATION

         The Affiliation Agreement and the Merger Agreement may be amended, modified or supplemented by the written agreement of each of the parties, upon the authorization of each company's respective Board of Directors and without further approval of the Bank's shareholders, except that no amendment, modification or supplement may be effected without Bank shareholder approval if to do so would violate any provisions of applicable law.

         The Affiliation Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice delivered by Fifth Third to the Bank or by the Bank to Fifth Third in the following instances: (1) by Fifth Third or the Bank if there has been a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties and covenants set forth in the Affiliation Agreement and such misrepresentation, breach or failure to comply has not been cured within ten days of notice, provided the party in default has no right to terminate for its own default; (2) by Fifth Third or the Bank if the business or assets or financial condition of the other party have materially and adversely changed from that in existence at December 31, 1994, except for events relating to the business environment in general; (3) by Fifth Third or the Bank if the Merger has not been consummated by December 31, 1995, provided the terminating party is not in material breach or default of any representation, warranty, or covenant contained in the Affiliation Agreement on the date of termination; (4) by the Bank if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $44.25; (5) by Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock is greater than $59.875; or (6) automatically if the Bank's shareholders fail to approve the Affiliation Agreement and the Merger Agreement.

EFFECT ON THE BANK'S EMPLOYEES

         Fifth Third intends, but is not obligated, to employ at Fifth Third Bank of Florida as many of the employees of the Bank as possible. Additional employment opportunities with Fifth Third may be available at other locations with additional Fifth Third affiliates. Each employee of the Bank who becomes an employee of Fifth Third or its subsidiaries subsequent to the Merger will be entitled to participate in all employee benefit plans sponsored by Fifth Third or its subsidiaries on the same terms and to the same extent as similarly situated Fifth Third employees. Such employees shall receive credit for their period of service to the Bank for purposes of determining participation and vesting in all Fifth Third employee benefit plans, except for vesting in the Fifth Third Master Retirement Plan, but not for purposes of determining the benefits accrued thereunder. For purposes of determining vesting under the Fifth Third Master Retirement Plan and the Fifth Third Master Profit Sharing Plan, generally only those employees of the Bank who participated in comparable plans sponsored by the Bank will receive credit for their period of service to the Bank. The employees of the Bank retained by Fifth Third after the Effective Time will be paid salaries by Fifth Third commensurate with the salary levels of comparable Fifth Third employees, subject, on an ongoing basis, to acceptable performance.

         Any employee of the Bank who will not be hired by Fifth Third, in its sole discretion, shall be terminated by the Bank immediately prior to the Effective Time. Such terminated employees shall be entitled to severance pay equal to, in the case of a salaried employee, two week's pay for each year of service up to a maximum of twelve weeks' pay, and in the case of an hourly employee, two week's pay for each year of service up to a maximum of six week's pay, plus applicable COBRA benefits. In addition, such terminated employees shall be entitled to a lump sum payment equal to the cost of such COBRA benefits to such employee for a period of ninety (90) days less the amount currently paid by such employee for similar health care benefits for a ninety
(90) day period. Fifth Third shall provide sufficient notification to the Bank of those employees it will not be hiring in order that such employees terminated by the Bank can be given appropriate notice of termination in advance of the effectiveness thereof, and Fifth Third shall provide limited outplacement services and assistance to such employees. Employees who leave of their own free will shall not be entitled to any severance pay. Nothing contained in the Affiliation Agreement shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

INTERESTS OF MANAGEMENT

         It is not anticipated that Fifth Third will enter into employment agreements with any officers of the Bank in connection with the transactions contemplated by the Affiliation Agreement. In connection with the Merger, and as a condition to Fifth Third's obligations to consummate the Merger, the Bank's employment agreements with Robert Guididas, K.R. Barker and Patrick J. Philbin each shall be terminated by the Bank prior to the Effective Time and all amounts due thereunder (whether due at the time of termination or change in control of the Bank or over a period of time) shall be paid in full. The officers and directors of the Bank will be provided certain directors' and officers' liability insurance protection for three years following the Effective Time. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Effect on the Bank's Employees" and the immediately following paragraph.

         The Affiliation Agreement provides that all provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of the Bank as provided by regulation or in its Articles of Incorporation or Bylaws shall survive the Merger, shall be assumed by Fifth Third and shall continue in full force and effect with respect to acts or omissions occurring on or prior to the Effective Time and for a period of three years thereafter, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. Fifth Third shall also purchase and keep in force for a period of three years following the Effective Time directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by the Bank's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time, excluding claims pending or threatened against the Bank. In addition, for actions occurring after the Effective Time, Fifth Third shall provide to the officers and directors of the Bank who become officers and directors of any Fifth Third affiliate after consummation of the Merger, the same directors' and officers' liability insurance that is provided throughout the Fifth Third holding company system. Fifth Third agrees that all rights to indemnification existing in favor of officers and directors of Fifth Third affiliates shall be accorded to officers and directors of the Bank who become affiliated with any Fifth Third affiliate in such capacities after the Effective Time and that such indemnification will relate to covered actions or inactions prior to, as well as after, the Effective Time, for a period of two years after the Effective Time.

EFFECTS OF MERGER

         Upon consummation of the Merger, the Bank will merge with 5/3 F.S.B., with the Bank being the surviving institution but its name changed to Fifth Third Bank of Florida.

         The Board of Directors of Fifth Third Bank of Florida after the Merger is consummated will consist of all of the members of 5/3 F.S.B. Board of Directors who are in office at the Effective Time, each of whom will continue to serve as a Director for the term for which such Director was elected, subject to its Bylaws and in accordance with law. The officers of Fifth Third Bank of Florida after the Merger is consummated will be those officers of 5/3 F.S.B. who are in office at the Effective Time, subject to its Bylaws and in accordance with law.

MATERIAL CONTRACTS BETWEEN BANK AND FIFTH THIRD AFFILIATES

         Pursuant to the Affiliation Agreement, the Bank will enter into an agreement with Midwest Payment Systems, Inc. ("MPS"), a subsidiary of The Fifth Third Bank, Fifth Third's largest subsidiary bank, to convert all of its electronic funds transfer related services to MPS and the Jeanie(R) system. Such agreement shall be effective at or prior to the Effective Time.
Similarly, the Bank will enter into an agreement with Fifth Third or an affiliate of Fifth Third which will provide for the transfer to such entity of the performance of any and all data processing services, including but not limited to, item processing and application processing. Such agreement shall be effective at or prior to the Effective Time.

                RESALE OF FIFTH THIRD COMMON STOCK BY AFFILIATES

         No restrictions on the sale, pledge, transfer or other disposition of the shares of Fifth Third Common Stock issued pursuant to the Merger will be imposed solely as a result of the Merger, other than restrictions on the transfer of such shares issued to any Bank shareholders who may be deemed to be an "affiliate" of Fifth Third or the Bank for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act").
Directors, executive officers or holders of 10% or more of the outstanding shares of Bank Common Stock may be deemed to be affiliates of the Bank for purposes of Rule 145. Affiliates may not sell, pledge, transfer or otherwise dispose of the shares of Fifth Third Common Stock issued to them in exchange for their shares of Bank Common Stock, unless the requirements of Rule 145(d) are satisfied or the sale, pledge, transfer or disposition is otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder. Generally, under Rule 145(d), an affiliate of the Bank will be permitted to sell, pledge, transfer or otherwise dispose of his or her shares of Fifth Third Common Stock received pursuant to the Merger if one of the following is satisfied:

         (1) The shares are sold in "brokers' transactions" or in transactions directly with a "market maker," the affiliate does not solicit or arrange for the solicitation of purchase orders or make any payments in connection with the sale to anyone other than the broker or market maker and the number of shares sold, together with all other sales of Fifth Third Common Stock by such affiliate within the preceding three months, does not exceed one percent of the outstanding shares of Fifth Third Common Stock or the average weekly trading volume for four weeks prior to the proposed sale; or

         (2) The affiliate is not an affiliate of Fifth Third and a period of at least two years has elapsed since the Fifth Third Common Stock was acquired in the Merger and there is publicly available certain information regarding Fifth Third.

         In addition, shares of Fifth Third Common Stock issued to affiliates in the Merger may not be sold, pledged, transferred or otherwise disposed of until such time as financial results covering at least 30 days of combined operations of 5/3 F.S.B. and the Bank have been published within the meaning of
Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies.

         Share certificates for Fifth Third Common Stock issued to affiliates of the Bank will bear a legend as follows:

                 The shares of stock evidenced by this certificate are subject to restrictions on transfer and may only be transferred after the Issuer has received an opinion from its counsel that the transfer will be in compliance with the requirements of Rule 145(d) promulgated under the Securities Act of 1933. The Issuer will mail a copy of Rule 145(d) to the shareholder without charge within five (5) days after written request therefor.

         The foregoing is only a general statement of the restrictions on the disposition of the shares of Fifth Third Common Stock to be issued in the Merger. Accordingly, those shareholders of the Bank who may be affiliates of the Bank should confer with legal counsel with respect to the resale restrictions.

                              FIFTH THIRD BANCORP

DESCRIPTION OF BUSINESS

         Fifth Third is an Ohio corporation organized in 1975 as a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and subject to regulation by the Federal Reserve Board. Fifth Third, with its principal office located in Cincinnati, is a multi-bank, two-tiered, holding company that owns all of the outstanding stock of six commercial banks with 251 offices in 36 counties in Ohio. Those banks are: The Fifth Third Bank, The Fifth Third Bank of Northwestern Ohio, N.A., Fifth Third Bank of Northeastern Ohio, The Fifth Third Bank of Western Ohio, The Fifth Third Bank of Southern Ohio and The Fifth Third Bank of Columbus. Fifth Third also owns all of the outstanding capital stock of two commercial banks with 71 offices in six counties in Kentucky. Those banks are: Fifth Third Bank of Northern Kentucky, Inc. and Fifth Third Bank of Kentucky, Inc. Further, Fifth Third owns all the outstanding capital stock of one commercial bank which maintains 28 offices in seven counties in Indiana. That bank is:
The Fifth Third Bank of Central Indiana.

         In addition, Fifth Third is a multi-savings and loan holding company registered under the Savings and Loan Holding Company Act of 1967, as amended, owning all of the outstanding capital stock of two federal savings banks, 5/3 F.S.B. and The Fifth Third Savings Bank of Western Kentucky, F.S.B., a federally-chartered savings bank located in Mayfield, Kentucky. 5/3 F.S.B. has one main office and one branch in Naples, Florida and The Fifth Third Savings Bank of Western Kentucky, F.S.B. has a main office in Mayfield, Kentucky. As a savings and loan holding company, Fifth Third is registered with and subject to regulation by the Office of Thrift Supervision.

         On January 20, 1995, Fifth Third, through its wholly-owned subsidiary, The Fifth Third Bank, consummated its acquisition of Mutual Federal Savings Bank of Miamisburg, A Stock Savings Bank ("Mutual Federal"). Mutual Federal was merged into The Fifth Third Bank. The former offices of Mutual Federal were retained and are being operated as full-service banking centers of The Fifth Third Bank. The total amount of deposits involved in the transaction was approximately $59 million.

         On August 26, 1994, Fifth Third consummated its acquisition of The Cumberland Federal Bancorporation, Inc., a savings and loan holding company, and its wholly owned subsidiary, The Cumberland Federal Savings Bank ("Cumberland FSB"). In a related transaction, Fifth Third Bank of Kentucky, Inc. ("Fifth Third Kentucky") acquired all branch offices except one and acquired substantially all of the assets and assumed substantially all of the liabilities of Cumberland FSB. Then, Cumberland FSB changed its name to The Fifth Third Savings Bank of Western Kentucky, FSB ("Western Kentucky") and moved its main office to Mayfield, Kentucky. The acquired offices of Cumberland FSB are operated as branches of Fifth Third Kentucky, except that Fifth Third later sold three of such branches. The total amount of deposits assumed by Fifth Third Kentucky in such transaction was approximately $793 million and that remaining in Western Kentucky was approximately $31 million. Prior to the Cumberland transaction, Fifth Third was a unitary savings and loan holding company which owned all of the outstanding stock of 5/3 F.S.B.

         On June 3, 1994, Fifth Third completed the acquisition of The National Bancorp of Kentucky, Inc. Pursuant to that transaction, The National Bancorp of Kentucky, Inc. was merged into Fifth Third, and The National Bancorp of Kentucky, Inc.'s wholly owned subsidiaries, The First National Bank of Falmouth, Falmouth, Kentucky ("FNB") and The National Bank of Cynthiana, Cynthiana, Kentucky ("NBC"), became wholly owned subsidiaries of Fifth Third. Simultaneously with the merger, FNB was merged with and into Fifth Third Bank of Northern Kentucky, Inc. and NBC was merged with and into Fifth Third Bank of Central Kentucky, Inc., n/k/a Fifth Third Bank of Kentucky, Inc. The total amount of deposits transferred to Fifth Third's subsidiaries was approximately $80 million.

         On May 20, 1994, Fifth Third, through three of its affiliate banks, completed the purchase of certain assets and the assumption of certain liabilities of Citizens Federal Bank, a Federal Savings Bank, Miami, Florida ("Citizens"). The three affiliates acquired all of the assets and assumed all of the liabilities of eight branches of Citizens located throughout Ohio. Seven of the eight branches are being operated as full-service banking centers and one branch was closed.

         Fifth Third has several acquisition transactions pending. Fifth Third and Falls Financial, Inc. entered into an agreement dated December 12, 1994, whereby Falls Financial, Inc. will be merged into Fifth Third. The total amount of deposits to be transferred to Fifth Third will be approximately $492 million, with substantially all of the assets and liabilities of Falls Financial, Inc.'s savings bank subsidiary to be purchased and assumed by Fifth Third Bank of Northeastern Ohio. This transaction is expected to be consummated in the third quarter of 1995. The Fifth Third Bank has agreed to purchase one branch office from Bank One, Dayton, N.A. located in Lebanon, Ohio. The total amount of deposits to be transferred to The Fifth Third Bank is approximately $19 million. This transaction is expected to be consummated by June 30, 1995. On May 15, 1995, The Fifth Third Bank entered into an agreement with PNC Bank, Ohio N.A. to purchase substantially all of the assets and assume substantially all of the liabilities of 12 branch offices located in the Dayton, Ohio area. The total amount of deposits to be transferred to The Fifth Third Bank will be approximately $259 million. This transaction is expected to be consummated by September 30, 1995.

         At March 31, 1995, Fifth Third, its affiliated banks and other subsidiaries had consolidated total assets of $15.6 billion, consolidated total deposits of $11.1 billion and consolidated total shareholders' equity of $1.5 billion.

         Fifth Third, through its subsidiaries, engages primarily in commercial, retail and trust banking, investment services and leasing activities and also provides credit life, accident and health insurance, discount brokerage services and property management for its properties. Those subsidiaries consist of The Fifth Third Company, Fifth Third Securities, Inc., The Fifth Third Leasing Company, Fifth Third Community Development Company, Midwest Payment Systems, Inc., Fifth Third Investment Company and Fountain Square Insurance Company. Fifth Third's affiliates provide a full range of financial products and services to the retail, commercial, financial, governmental, educational and medical sectors, including a wide variety of checking, savings and money market accounts, and credit products such as credit cards, installment loans, mortgage loans and leasing. Each of the banking affiliates has deposit insurance provided by the FDIC through the Bank Insurance Fund ("BIF"), and the savings bank affiliates have deposit insurance provided by the FDIC through the Savings Association Insurance Fund ("SAIF").

         Fifth Third, through its banking subsidiaries, operates for itself and other financial institutions a proprietary automated teller machine ("ATM") network, Jeanie(R). The Jeanie system participates in a shared ATM network called "Money Station(R)," which includes several Ohio bank holding companies and over 1,000 ATM's. The "Money Station" network participates in another shared ATM network called "PLUS System(R)," which is a nationwide network with over 17,000 participating ATM's. The Fifth Third Bank, through its wholly-owned subsidiary, MPS, also provides electronic switch services for several regional banks and bank holding companies in Ohio, Kentucky and Illinois.

         Fifth Third is a corporate entity legally separate and distinct from its affiliates. The principal source of Fifth Third's income is dividends from its affiliates. There are certain regulatory restrictions as to the extent to which the affiliates can pay dividends or otherwise supply funds to Fifth Third. See "DESCRIPTION OF CAPITAL STOCK."

CAPITAL REQUIREMENTS FOR FIFTH THIRD

         The Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation (the "FDIC") issued new guidelines to implement risk-based capital requirements for state member banks and bank holding companies in the first quarter of 1989. The guidelines established a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets.

         The guidelines provided for phasing in risk-based capital standards through the end of 1992, at which time the standards became fully effective.
At that time, banking organizations were required to have capital equivalent to 8 percent of assets, weighted by risk. Banking organizations must have at least 4 percent Tier 1 capital, which consists of core capital elements including common shareholders' equity, retained earnings and perpetual preferred stock, to weighted risk assets. The other half of required capital (Tier 2) can include, among other supplementary capital elements, limited-life preferred stock and subordinated debt and loan loss reserves up to certain limits.

         Under Federal Reserve Board policy, a holding company is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of its subsidiaries. Although this policy has been rejected by several courts, nevertheless this support may be required at times when, absent such Board policy, the holding company may not find itself able to provide it.

         Fifth Third, and each of its subsidiary banks, is in compliance with both the current leverage ratios and the final risk-based capital standards. As of March 31, 1995, Fifth Third had a leverage ratio of 9.58%, its Tier 1 risk-based capital ratio was 11.14% and its total risk-based capital ratio was 12.83%.

BANK HOLDING COMPANIES IN GENERAL

         Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.

         As a bank holding company, Fifth Third is registered with and subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board an annual report and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act.

         The Federal Reserve Board also may make examinations of a holding company and each of its subsidiaries. The Bank Holding Company Act requires each bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire substantially all of the assets of any bank, or before it may acquire ownership or control of any voting shares of any bank if, after such acquisition, it would own or control directly or indirectly, more than 5% of the voting shares of such bank.

         The Bank Holding Company Act also restricts the types of businesses and operations in which a bank holding company and its subsidiaries (other than bank subsidiaries) may engage. Generally, permissible activities are limited to banking and activities found by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto.

         The operations of the subsidiary banks of Fifth Third are subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services which may be offered. Various consumer laws and regulations also affect the operations of these banking subsidiaries.

         National banks are subject to the supervision of and are regularly examined by the Comptroller of the Currency. In addition, national banks may be members of the Federal Reserve System and their deposits are insured by the FDIC and, as such, may be subject to regulation and examination by each agency. State chartered banking corporations are subject to federal and state regulation of their business and activities, including, in the case of banks chartered in Ohio, by the Ohio Division of Banks, in the case of banks chartered in Kentucky, by the Kentucky Department of Financial Institutions, and in the case of banks chartered in Indiana, by the Indiana Department of Financial Institutions.

ACQUISITIONS OF SAVINGS ASSOCIATIONS BY HOLDING COMPANIES

         Section 4 of the Bank Holding Company Act of 1956 (12 U.S.C. 1843) ("BHC Act") prohibits bank holding companies from acquiring or retaining shares of any company that is not a bank or is not engaging in any activity other than managing and controlling banks, except under certain circumstances. The primary exception permits bank holding companies to conduct activities and acquire companies solely in activities the Federal Reserve Board has determined in to be closely related to banking and a proper incident thereto. Section 346 of the Reigle Community Development and Regulatory Improvement Act of 1994 ("Section 346") amends amended Section 4 of the BHC Act to establish a new notice procedure for obtaining Federal Reserve Board approval under Section 4(a)(2) and 4(c)(8) of the BHC Act. Under Section 346, a proposal requiring Federal Reserve Board approval under Section 4(a)(2) or 4(c)(8) may be consummated 60 days after providing the Federal Reserve Board with complete written notice of the proposal, unless the notice period is extended as provided in the statute. Section 346 also permits proposals to be consummated at any time during this notice period if approved by the Federal Reserve Board during this period. This interim rule replaced the application procedures of
Section 4(c)(8) of the BHC Act with a new notice procedure and streamlined the procedures for obtaining Federal Reserve Board approval for nonbanking proposals in several respects. The interim rule contemplates action by the Federal Reserve Board on nonbanking proposals involving listed activities (including the acquisition of a thrift or thrift assets) within 30 days after a notice containing all of the information required by the rule has been received by the Federal Reserve Board. In approving the activities contained in such a notice, the Federal Reserve Board is precluded from opposing any restrictions on transactions between the bank holding company and the acquired savings association, except as required by Section 23A or 23B of the Federal Reserve Act or any other applicable law.

         Section 18(c) of the Federal Deposit Insurance Act ("FDI Act") (12 U.S.C. 1828(c)) authorizes the Federal Reserve Board to approve the application of a bank to effect a merger, consolidation, acquisition of assets or assumption of deposit liabilities, and, incident thereto, to establish a branch or branches pursuant to Section 9 of the Federal Reserve Act (12 U.S.C. 321) and Section 5(d)(3) of the FDI Act (12 U.S.C. 1815(d)(3)) authorizes the Federal Reserve Board to approve the application of a bank to effect a merger, consolidation or acquisition of assets or assumption of deposit liabilities of a savings association by a bank that is insured by the Bank Insurance Fund.

ADDITIONAL INFORMATION

         For more detailed information about Fifth Third, reference is made to the Fifth Third Annual Report on Form 10-K for the year ended December 31, 1994, and the Fifth Third Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, which are incorporated herein by reference, and the Fifth Third Annual Report to Shareholders for the year ended December 31, 1994 which accompanies this Proxy Statement and Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                 BANK OF NAPLES

DESCRIPTION OF BUSINESS

         Bank of Naples received authorization from the Florida Department of Banking and Finance ("FDBF") to commence business as a Florida-chartered bank on May 11, 1989. The Bank's deposits are insured by the Bank Insurance Fund to the maximum extent permitted by the Federal Deposit Insurance Corporation ("FDIC"), and it is a member of the Federal Reserve System. At March 31, 1995, the Bank had approximately $56.7 million in assets, $51.4 million in deposits and shareholders' equity of approximately $4.1 million.

         The Bank principally is engaged in the general banking business of attracting deposits from the general public and using such deposits and other funds to originate retail and commercial loans. Through its three offices located in Collier County, Florida, the Bank engages in a wide range of commercial banking activities, including without limitation, the acceptance of deposits for checking, savings and time deposit accounts, making of secured and unsecured loans and rental of safe deposit boxes. The Bank's lending services include the making of commercial, real estate, installment and credit card loans, and its operating revenues are derived primarily from interest and fees on its loans and interest earned on securities of the United States government and agencies, states and municipalities. Collier County has a great deal of tourist business and the services offered by the Bank and the business done by it are subject to material seasonal fluctuations.

         The banking industry in the Collier County market is highly competitive. The Bank competes for loans and deposits with other financial institutions, most of which are larger than the Bank. The larger commercial banks, including branches of statewide and regional holding company banks, possess significantly higher lending authorities and vastly greater resources with which to attract new business. In addition to competing with banks and thrifts for deposits, the Bank also competes against direct investment opportunities available to its deposit customers, such as corporate securities, mutual funds and other investment vehicles. Additionally, there is an increasing number of lenders seeking the lending business typically provided by banks and thrifts. These lenders include insurance companies, mortgage brokers and small loan companies.

         The Bank employs 21 full time employees and two part time employees.

         The Bank's main office is located at 4949 Tamiami Trail North, Naples, Florida 33940, and its telephone number is (941) 434-7200.

REGULATION

         GENERAL

         The Bank is a banking institution which is chartered by, and operates in the state of, Florida; as such, it is subject to supervision and regulation by the FDBF. The Bank is a member bank of the Federal Reserve System and its operations are also subject to broad federal regulation and oversight by the Federal Reserve Board. The deposit accounts of the Bank are insured by the FDIC which gives the FDIC certain enforcement powers over the Bank. Various consumer laws and regulations also affect the operations of the Bank, including state usury laws, consumer credit and equal credit laws and fair credit reporting.

         The FDBF supervises and regulates all areas of the Bank's operations including, without limitation, the making of loans, the issuance of securities, the conduct of the Bank's corporate affairs, capital adequacy requirements, the payment of dividends and the establishment or closing of branches. In this regard, the FDBF has authorized the Bank to maintain 3 full service banking facilities in Collier County.

         As a state-chartered banking institution in the state of Florida, the Bank is empowered by statute, subject to the limitations contained in those statutes, to take savings and time deposits and pay interest on them, to accept checking accounts, to make loans on residential and other real estate, to make consumer and commercial loans and to provide various other banking services to its customers.

         As a member of the Federal Reserve System, the Bank is required to comply with the capital adequacy guidelines of the Federal Reserve Board. The capital guidelines applicable to the Bank are the same as those applicable to Fifth Third. See "FIFTH THIRD BANCORP - Capital Requirements for Fifth Third." As of March 31, 1995, the Bank met all of its minimum capital requirements: the Bank had a leverage ratio of 7.40%, its Tier 1 risk-based capital ratio was 9.73%, and its total risk-based capital ratio was 10.84%.

         The Bank is required to maintain reserves against its transaction accounts. Reserve requirements and the amount of required reserves is subject to adjustment by the Federal Reserve Board. The Federal Reserve Board also imposes restrictions on the Bank with respect to loans and extensions of credit to certain related parties and purchases from and other transactions with the Bank's principal shareholders, officers, directors and affiliates.

         Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), state-chartered institutions, such as the Bank, are prohibited from conducting activities as principal that are not permitted for national banks. A bank, however, may engage in an otherwise prohibited activity if it meets its minimum capital requirements and the FDIC determines that the activity does not present a significant risk to the deposit insurance fund.
The Bank does not engage in any activities not permitted a national bank.

         FDICIA also enacted a number of other significant bank supervisory and regulatory reforms, including: (1) a risk-based system for deposit insurance assessments; (2) the requirement for prompt corrective action in certain situations; (3) bank interagency adoption of safety and soundness regulations and accompanying guidelines setting standards for bank operations and management, asset quality, earnings and stock valuation and employee compensation; (4) bank interagency adoption of real estate lending guidelines which require depository institutions to adopt and maintain written real estate lending policies that comply with these prescribed guidelines; and (5) the Truth in Saving Act which requires clear and uniform disclosure by depository institutions of the rates of interest payable on their deposit accounts and the fees that are assessable against those accounts.

         DIVIDENDS

         The Bank is subject to legal limitations on the frequency and amount of dividends that can be paid to its shareholders under Section 658.37 Florida Statutes, Banking Code. Under this statute, the board of directors of a state chartered bank, after making provision for reasonably anticipated future losses, may quarterly, semi-annually or annually declare a dividend of up to the aggregate net profits of that period combined with the bank's retained net profits for the preceding two years and, with approval of the FDBF, declare a dividend from retained net profits which accrued prior to the preceding two years. Before declaring such dividends, 20% of the net profits for the preceding period as is covered by the dividend must be transferred to the surplus fund of the bank until this fund becomes equal to the amount of the bank's common stock then issued and outstanding. No dividend may be declared if the bank's net income from the current year combined with the retained net income from the preceding two years is a loss or if the payment would cause the bank's capital account to fall below required levels. Additionally, the Federal Reserve Board may restrict the Bank's ability to pay dividends if such payment would constitute an unsafe or unsound banking practice.

           BANK OF NAPLES MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE
              BANK'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is designed to provide an understanding of the significant factors that influenced Bank of Naples' results of operations and financial condition for the three months ended March 31, 1995 and 1994 and for the year ended December 31, 1994 as compared with 1993. This discussion and analysis should be read in conjunction with Bank of Naples' consolidated financial statements and corresponding notes.

As of March 31, 1995, Bank of Naples had total assets of $56,697,000 as compared to $57,602,000 and $36,872,000 at December 31, 1994 and December 31, 1993 respectively. For the three months ended March 31, 1995, Bank of Naples had net income of $240,000 as compared to $150,000 for the three months ended March 31, 1994. For the year ended December 31, 1994, Bank of Naples had net income of $757,000 as compared to net income of $448,000 for the year ended December 31, 1993.

Florida, and in particular, Collier County, continues to be among the fastest growing areas in the country. The 56% asset size growth of Bank of Naples in 1994 in general reflects the continued growth of its primary business area. Additionally, the 1994 acquisition of two locally-based competitors by out-of-state bank holding companies presented unique opportunities for deposit and loan growth of which Bank of Naples has taken advantage. In 1994, Bank of Naples opened its first two branches as part of a modest expansion strategy.

LOANS

At March 31, 1995, total gross loans outstanding amounted to $42,932,000 as compared to $40,421,000 and $26,743,000 at December 31, 1994 and 1993
respectively. The following table presents,in thousands, the loans of Bank of Naples at the dates noted:

                                                      March 31                     December 31,

                                                        1995                  1994                1993
                                                  --------------       --------------       --------------
                                                  Amount       %       Amount       %       Amount       %
                                                  ------       -       ------       -       ------       -
 Real Estate

          Mortgage
                  Secured by 1-4 family
                  residential properties          $18,662       44%   $18,377        46%   $12,724        48%

                  Secured by non-farm,
                  non-residential properties        4,708       10%     4,802        11%     2,883        10%
                                                  -------      ----   -------       ----   -------       ----
                                                   23,370       54%    23,179        57%    15,607        58%

          Construction & Development                7,966       19%     6,257        16%     2,324         9%

 Commercial                                        10,172       24%     9,623        24%     7,976        30%

 Loans to Individuals                               1,357        3%     1,278         3%       804         3%

 Other                                                 67        0%        84         0%        32         0%
                                                  -------      ----   -------       ----   -------       ----
 Total Gross Loans                                $42,932      100%   $40,421       100%   $26,743       100%

 Deferred Fees                                        124        0%       121         0%        89         0%
                                                  -------      ----   -------       ----   -------       ----
 Gross Loans (net of deferred fees)               $42,808      100%   $40,300       100%   $26,654       100%

 Allowance for Loan Losses                            479        1%       494         1%       460         2%
                                                  -------      ----   -------       ----   -------       ----
 Net Loans                                        $42,329       99%   $39,806        99%   $26,194        98%


Bank of Naples loan portfolio consists primarily of loans made for residential and commercial real estate as well as other commercial purposes. At March 31, 1995, real estate secured loans comprised 73% of the entire loan portfolio.

The $2,511,000 (6%) increase in gross loans from December 31, 1994 to March 31, 1995 reflects Bank of Naples' 1995 growth plans and associated business development efforts, and was generally spread among all loan categories.

The $13,678,000 (51%) increase in gross loans from December 31, 1993 to December 31, 1994 reflects largely the new business gained after the acquisition of two locally-based bank competitors by out-of state bank holding companies, and was generally spread among all loan categories.

The following table shows the scheduled payments, in thousands, on loans outstanding at March 31, 1995. In addition, amounts due after one year are classified according to the sensitivity to changes in interest rates.

                                                                           Maturing
                                                                          After 1 But
                                                             -------------------------------------
                                                                              After 5
                                             Within 1 Year   Within 5 Years    Years         Total
                                             -------------   --------------   -------        -----
 Real Estate

        Mortgage                                 $3,045          $7,508       $12,817       $23,370

        Construction & Development                4,197           1,920         1,849         7,966

 Commercial                                       5,414           3,549         1,209        10,172

 Loans to Individuals                               925             428             4         1,357

 Other                                               67                                          67
                                                -------         -------       -------       -------
 Total Loans                                    $13,648         $13,405       $15,879       $42,932
                                                =======         =======       =======       =======

 Loans maturing after one year with:

        Fixed Interest Rates                                     $1,785        $1,363

        Variable Interest Rates                                  11,620        14,516
                                                                -------       -------
 Total Loans                                                    $13,405       $15,879
                                                                =======       =======

RESTRUCTURED AND NON-PERFORMING ASSETS

Restructured loans consist of loans where the original terms have been modified to provide for a reduction of the stated interest rate for the remaining original life of the loans, an extension of the maturity date at a stated interest rate lower than the current market rate for new loans with similar risk, or a reduction in the face or maturity amount of the loans or accrued interest as stated in the related agreements.

Non performing loans consist of loans which are 90 days past due for which Bank of Naples continues to accrue interest and loans which have been placed on non-accrual status. The accrual of interest on loans is generally discontinued when a loan becomes 90 days past due as to principal or interest payments. In certain instances, management may elect to continue the accrual of interest when the loan is in the process of collection and the estimated net realizable value of the collateral is sufficient to cover the principal balance, accrued interest and collection costs.

The following table summarizes, in thousands, the amount of restructured and non-performing loans and assets and related ratios.

                                                                           March 31              December 31,
                                                                           --------          --------------------

                                                                             1995            1994            1993
                                                                             ----            ----            ----
             Restructured Loans                                                 $0              $0              $0

             Non-Performing Loans

                      Loans 90 or more days past due and
                            still accruing interest                              5              49               0

                      Non-Accrual Loans                                         23              88              30
                                                                              ----            ----            ----
                                                                                28             137              30

             Other Real Estate Owned                                           125             125             608
                                                                              ----            ----            ----
             Total Restructured and Non-Performing Assets                     $153            $399            $668
                                                                              ====            ====            ====

             Ratio of Non-Performing Loans to Total Loans                     0.07%           0.34%           0.11%
                                                                              =====           =====           =====

             Ratio of Restructured And Non-Performing Assets to
                      Total Loans and Other Real Estate                       0.36%           0.98%           2.44%
                                                                              =====           =====           =====



At March 31, 1995, Bank of Naples had total non-performing loans of $28 thousand, or .07% of total loans as compared to $137 thousand, or .34% of total loans at December 31, 1994. Other real estate owned remained constant at $125 thousand at both March 31, 1995 and December 31, 1994. No loss is anticipated from the sale of this property.

At December 31, 1994, Bank of Naples had total non-performing loans of $137 thousand, or .34% of total loans as compared to $30 thousand, or .11% of total loans at December 31, 1993. Other real estate owned decreased by $483 thousand from $608 thousand at December 31, 1993 to $125 thousand at December 31, 1994. This decrease resulted from the sale of three properties previously foreclosed by Bank of Naples.

Loans past due 90 days or more and still accruing interest totaled $23 thousand, or .05% of total loans at March 31, 1995 as compared to $88 and $30 thousand (.22% and .11% of total loans) at December 31, 1994 and 1993 respectively. There were no restructured loans at March 31, 1995 or December 31, 1994 or 1993.

Bank of Naples has an internal system for evaluating and grading loans. Watch list assets are those loans which have been graded substandard or worse by management or supervisory authorities due to potential weaknesses in the borrower's ability to repay the loan, the borrower's financial condition, deficiencies in loan documentation, weaknesses in collateral, or other factors. At March 31, 1995, $546 thousand in loans were included on Bank of Naples internal watch list, of which $523 thousand were performing loans. Watch list loans at December 31, 1994 and 1993 were $634 and $618 thousand respectively.

During the last quarter of 1994, the Federal Reserve Bank completed an examination of Bank of Naples. Bank of Naples' level and classification of identified potential problem loans were not materially revised as a result of this regulatory examination process.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established through provisions charged to the statement of operations. Assessing the adequacy of the allowance for loan losses involves substantial uncertainties and is based upon management's evaluation of the amounts required to meet estimated charge-offs in the loan portfolio after weighing various factors.

The following table summarizes, in thousands, the changes in the allowance for loan losses, and related ratio:

                                                            3 Months Ended            12 Months Ended
                                                               March 31                 December 31,
                                                           ----------------          ------------------
                                                           1995        1994            1994      1993
                                                           ----        ----            ----      ----
 Balance at beginning of period                            $494        $460            $460      $475

 Loans charged off

          Real Estate

                  Mortgage

                  Construction & Development                                            (26)

          Commercial                                        (37)        (13)            (26)     (182)

          Loans to Individuals                                           (1)             (3)      (19)
                                                           ----        ----            ----      ----
 Recoveries                                                 (37)        (14)            (55)     (201)

          Real Estate

                  Mortgage                                                                          3

                  Construction & Development

          Commercial                                          7           5              66        35

          Loans to Individuals                                            3               8        13
                                                           ----        ----            ----      ----
                                                              7           8              74        51
                                                           ----        ----            ----      ----
 Net (charge offs) / recoveries                             (30)         (6)             19      (150)

 Provision for loan losses                                   15          15              15       135
                                                           ----        ----            ----      ----

 Balance at end of period                                  $479        $469            $494      $460

 Ratio of allowance for loan losses to loans at            1.12%       1.56%           1.23%     1.73%
   end of period                                           =====       =====           =====     =====


Bank of Naples' net charge-offs and provision for loan losses decreased markedly in 1994 reflecting the resolution in 1993 of various problem assets. The decrease in the allowance for loan losses to loans ratio reflects the overall growth of Bank of Naples in 1994 rather than the use of the allowance for loan losses to fund loan charge-offs.

Bank of Naples' determination of the adequacy of the allowance for loan losses is based on an evaluation of the risk characteristics of its loan portfolio, generally past loan loss experience, the quality of specific loans, the level of non-accruing loans, the value of underlying collateral, current economic conditions, volume, growth of the loan portfolio and other relevant factors.

Bank of Naples maintained the allowance for loan losses at a level sufficient to absorb estimated losses inherent in the loan portfolio. The allowance for loan losses is made up of two primary components: amounts allocated to loans based upon collateral type, loan grade, and delinquency status, and a general portion designed to supplement the amounts allocated to specific loan types. For purposes of complying with certain disclosure requirements the table below presents, in thousands, an allocation of the allowance for loan losses among various loan classifications and sets forth the percentage of loans in each category to total loans. The allowance shown in the table should not be construed as an indication that charge-offs in future periods will occur in these amounts or proportions or that the allowance indicates future charge-off trends.

                                                                                       December 31,
                                    March 31,                      --------------------------------------------------
                                      1995                                   1994                       1993
                               ----------------------              ---------------------       ----------------------

                                               % of                               % of                         % of
                                             Loans in                           Loans In                     Loans In
                                               Each                               Each                         Each
                               Amount        Category              Amount       Category       Amount        Category
                               ----------------------              --------------------------------------------------
 Real Estate

          Mortgage                $257             52.0%               $259         55.3%           $161         58.4%

          Construction
          & Development             61             17.7%                 49         14.9%             19          8.7%

 Commercial                         96             22.6%                133         23.0%            135         29.8%

 Loans to Individuals               10              3.0%                 10          3.0%              6          3.0%

 Acceptances of Other               16              4.7%                 12          3.8%              0          0.1%
 Banks/Other

 Unallocated                        39              0.0%                 31          0.0%            139          0.0%
                                  ----            ------               ----        ------           ----        ------
                                  $479            100.0%               $494        100.0%           $460        100.0%
                                  ====            ======               ====        ======           ====        ======


OTHER EARNING ASSETS

The following table presents, in thousands, the other earning assets of Bank of
Naples:

                                                                             March 31,          December 31,

                                                                               1995           1994        1993
                                                                             ---------      -------      ------
 Securities Held to Maturity

        Obligations of state and political subdivisions                        $440            $440        $440

 Securities Available for Sale

        US Treasury Securities                                                  487             476         759

        US Government Agencies

              Mortgage backed securities                                        357             352         522

              Collateralized mortgage obligations                             3,050           2,983       3,263

              Other securities                                                1,182           1,154       1,266

        Other securities

              Domestic corporation bonds                                        250             250         250

              Bankers Acceptances                                             1,999           1,493           0

        Equity Securities

              Federal Reserve Bank stock                                        123              99          86

              Federal Home Loan Bank stock                                      187             160         158

 Federal Funds Sold                                                           2,200           6,585       1,275
                                                                            -------         -------      ------
                                                                            $10,275         $13,992      $8,019
                                                                            =======         =======      ======


In May, 1993 the Financial Accounting Standards Board issued Statement 115, "Accounting for Investments in Certain Debt and Equity Securities" (FAS 115). FAS 115 requires classification of investments into three categories. Debt securities that Bank of Naples has the positive intent and ability to hold to maturity are classified as "Held to Maturity" and must be reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "Trading" and must be reported at fair value, with unrealized gains and losses included in earnings. All other debt and equity securities must be considered "Available for Sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of tax effects. Bank of Naples implemented FAS 115 as of December 31, 1993.

Bank of Naples did not significantly increase or alter its investment securities portfolio in 1994 or the first quarter of 1995 in the face of rising interest rates and interest rate volatility. Increases in the level of investible funds have been generally allocated to overnight federal funds sold investments so as to maintain the greatest liquidity to fund current and near-term prospective loan growth.

The following table sets forth the amount of maturities, in thousands, and average yields of investment securities at March 31, 1995.

                                                                      Maturity
                                    ----------------------------------------------------------------------------
                                                         After One But       After Five But
                                    Within One Year    Within Five Years    Within Ten Years    After Ten Years
                                    ----------------------------------------------------------------------------
                                    Amount    Yield     Amount    Yield     Amount    Yield     Amount     Yield
                                    ------    -----     ------    -----     ------    -----     ------     -----
 Securities Held to Maturity

     Obligations of state and
     political subdivisions             $0     0.00%       $0       0.00%       $0     0.00%      $440     9.23%




 Securities Available for Sale

     US Treasury Securities             $0     0.00%     $487       4.81%       $0     0.00%        $0     0.00%


     US Government Agencies

          Mortgage backed
          securities                     0     0.00%        0       0.00%        0     0.00%       357     8.19%

          Collateralized
          mortgage
          obligations                    0     0.00%        0       0.00%      643     5.21%     2,407     5.87%

          Other securities               0     0.00%      711       5.95%      471     6.78%         0     0.00%

     Other securities

          Domestic
          corporation
          bonds                        250     4.65%        0       0.00%        0     0.00%         0     0.00%

          Bankers
          Acceptances                1,999     6.34%        0       0.00%        0     0.00%         0     0.00%
                                    ----------------------------------------------------------------------------
                                     2,249     6.15%    1,198       5.49%    1,114     5.87%     2,764     6.17%
                                    ----------------------------------------------------------------------------
                                    $2,249     6.15%   $1,198       5.49%   $1,114     5.87%    $3,204     6.59%
                                    ============================================================================



The information indicated does not include any assumptions regarding regular payments or prepayments on Bank of Naples' mortgage backed securities and collateralized mortgage obligations.

DEPOSITS

The following tables present, in thousands, the average deposits of Bank of Naples and the change therein:

                                                                Average Deposits
                              ------------------------------------------------------------------------------------
                                    Three Months Ended March 31                   Year Ended December 31

                                    1995                  1994                 1994                  1993
                              ------------------------------------------------------------------------------------
                              Amount        %       Amount       %       Amount        %       Amount        %
                              ------        -       ------       -       ------        -       ------        -
 Non Interest Bearing         $10,668     20.89%     $5,384    15.76%     $6,206     16.14%    $4,539       14.38%

   Interest Bearing

   NOW Checking Accounts       12,026     23.55%      7,040    20.61%      8,487     22.07%     5,230       16.57%

   Savings Accounts             2,044      4.00%        868     2.54%      1,114      2.90%       805        2.55%

   Money Market Accounts       10,385     20.33%     10,231    29.95%     10,549     27.43%     9,255       29.32%

   Certificates of Deposit     15,952     31.23%     10,639    31.14%     12,102     31.46%    11,738       37.18%
                              ------------------------------------------------------------------------------------
                              $51,075    100.00%    $34,162   100.00%    $38,458    100.00%   $31,567      100.00%



                                                           Change in Average Deposits
                                         ------------------------------------------------------------
                                            Three Months                               Year Ended
                                           Ended March 31                              December 31
                                         ------------------------------------------------------------
                                         Amount       %                             Amount       %
                                         ------       -                             ------       -
 Non Interest Bearing                     $5,284     98.14%                         $1,667     36.73%

 Interest Bearing

   NOW Checking Accounts                   4,986     70.82%                          3,257     62.28%

   Savings Accounts                        1,176    135.48%                            309     38.39%

   Money Market Accounts                     154      1.51%                          1,294     13.98%

   Certificates of Deposit                 5,313     49.94%                            364      3.10%
                                         ------------------                         -----------------
                                         $16,913     49.51%                         $6,891     21.83%
                                         ==================                         =================




At March 31, 1995 Bank of Naples had total deposits of $51.4 million, a decrease of $1.3 million (2%) since December 31, 1994. Deposits are relatively unchanged; this decrease is reflective of normal changes in deposit balances.

At December 31, 1994, Bank of Naples had total deposits of $52.7 million, an increase of $20.2 million (62%) since December 31, 1993. This growth in deposits is attributable to the opening of two branches which collectively had deposits of $ 5.2 million at December 31, 1994, as well as the migration of depositors from the two locally-based bank competitors which were acquired by out-of- state bank holding companies in 1994.

The following table sets forth, in thousands, the maturity of certificates of deposit of $100,000 or more at March 31, 1995:

         3 Months or less                                           $   404
         Over 3 Months but within 6 months                            2,391
         Over 6 Months but within 1 year                                734
         Over 1 year                                                    808
                                                                    -------
                                                                    $ 4,337
                                                                    =======

SHORT TERM BORROWINGS

Bank of Naples short term borrowings consist of federal funds purchased, securities sold under agreements to repurchase, and advances from the Federal Home Loan Bank of Atlanta. The purchase of federal funds, and the sale of securities sold under agreements to repurchase are typically done on an overnight basis from correspondents under pre-approved lines of credit on an as needed basis. The securities sold are held in safekeeping by the correspondent with whom the transaction is consummated. Advances from the Federal Home Loan Bank of Atlanta are secured by a specific pledge of residential mortgage loans.

The only short term borrowing outstanding at March 31, 1995, December 31, 1994, and December 31, 1993, was a $1,000,000 advance from the Federal Home Loan Bank of Atlanta which matures in September, 1995 and carries a rate of 4.31%.

CAPITAL RESOURCES

At March 31, 1995, Bank of Naples had total shareholder equity of $4.1 million, an increase of $323 thousand over December 31, 1994. This increase derives from net income of $240 thousand through March 31, 1995 and an $83 thousand improvement in the fair market value of FAS 115 securities.

At December 31, 1994, Bank of Naples had total shareholder equity of $3.7 million, an increase of $518 thousand over December 31, 1993. This increase derives from 1994 net after-tax income of $757 thousand offset by a net $239 thousand decline in the fair market value (net of tax effect) of FAS 115 securities.

The following table presents the capital resources, in thousands, and the related ratios of Bank of Naples as of the dates shown:

                                                                                                December 31,
                                                                                       ---------------------------------
                                                                      March 31,
                                                                        1995           1994                         1993
                                                                      --------         ----                         ----
 Total Shareholder Equity                                              $4,071          $3,749                      $3,230

 Less: Unrealized (Gains) / Losses on Available for Sale Securities       130             212                         (42)

 Less: Intangible Assets                                                   (5)             (7)                         (5)

 Total Tier 1 Capital                                                  $4,196          $3,954                      $3,183

 Allowance for Loan Losses Includable as Tier 2 Capital                     0               0                         129

 Total Risk Based Capital                                              $4,196          $3,954                      $3,312


 Shareholder's Equity to Assets                                          7.18%           6.51%                       8.76%

 Leverage Ratio                                                          7.40%           6.86%                       8.63%

 Risk Based Capital Ratios
                                              Tier 1                     9.73%           9.25%                      11.43%

                                              Total                     10.84%          10.41%                      12.69%


In 1989 the Federal Reserve Bank adopted supervisory risk-based capital ratios of capital to risk-weighted assets which required Bank of Naples to maintain, as of December 31, 1992, a minimum total risk-based capital ratio of 8%. Bank of Naples' Tier 1 risk- based capital ratio and total risk-based capital ratio were 9.73% and 10.84% respectively at March 31, 1995.

RESULTS OF OPERATIONS - GENERAL INFORMATION

The following is a condensed statement of operations, in thousands, for the three months ended March 31, 1995 and 1994, and the years ended December 31, 1994 and 1993.

                                  Three Months Ended March 31                    Year Ended December 31
                           -------------------------------------------------------------------------------------
                                  1995                  1994                  1994                  1993
                           -------------------------------------------------------------------------------------
                                     Annualized             Annualized
                                       % of                   % of                  % of                  % of
                                      Average                Average               Average               Average
                           Amount      Assets     Amount      Assets     Amount     Assets    Amount      Assets
                           ------      ------     ------      ------     ------     ------    ------      ------
 Interest Income           $1,226        8.71%     $742         7.69%   $3,456       7.98%    $2,839       8.15%

 Interest Expense

          Deposits            379        2.69%      223         2.31%    1,063       2.45%       938       2.69%

          Borrowings           12        0.09%       11         0.11%       58       0.13%        18       0.05%
                           -------------------------------------------------------------------------------------
 Net Interest Income          835        5.93%      508         5.26%    2,335       5.40%     1,883       5.41%

 Provision for Loan
  Losses                       15        0.11%       15         0.16%       15       0.03%       135       0.39%
                           -------------------------------------------------------------------------------------
 Net interest income
 after loan loss              820        5.82%      493         5.11%    2,320       5.36%     1,748       5.02%
 provision

 Non-interest income           57        0.40%       63         0.65%      210       0.49%       157       0.45%

 Securities gain                0        0.00%        0         0.00%                0.00%         3       0.01%

 Non-interest expense         508        3.61%      406         4.21%    1,732       4.00%     1,460       4.19%
                           -------------------------------------------------------------------------------------
 Pre-tax income               369        2.62%      150         1.55%      798       1.84%       448       1.29%

 Income taxes                 129        0.92%        0         0.00%       41       0.09%         0       0.00%
                           -------------------------------------------------------------------------------------
 Net Income                  $240        1.70%     $150         1.55%     $757       1.75%      $448       1.29%
                           =====================================================================================



NET INTEREST INCOME

Net interest income is the difference between interest and fees on earning assets and interest paid on interest bearing deposits and other interest bearing liabilities. Net interest income is affected by changes in interest rates earned and paid, and by changes in the volume of earning assets and interest bearing liabilities.

The following table summarizes net interest income for the three months ended March 31, 1995 and 1994, and the years ended December 31, 1994 and 1993.

                                                                Three Months Ended March 31
                                                 --------------------------------------------------------
                                                             1995                         1994
                                                 --------------------------------------------------------
                                                 Average             Yield/   Average              Yield/
                                                 Balance   Interest   Rate    Balance    Interest   Rate
                                                 -------   --------  ------   -------    --------  ------
 ASSETS

 Interest Earning Assets:

     Loans (1)                                   $42,435    $1,065   10.04%   $27,610      $631    9.14%

     Investment Securities                         8,274       130    6.28%     6,861       100    5.83%

     Federal Funds Sold                            2,088        31    5.94%     1,331        11    3.31%
                                                 -------------------------------------------------------
         Total Interest Earning Assets           $52,797    $1,226    9.29%   $35,802      $742    8.29%


 Non-Interest Earning Assets:

     Cash & Due from Banks                         2,778                        1,771

     Premises & Equipment                            521                          481

     Other Assets                                    719                        1,007

     Allowance for Loan Losses                      (498)                        (454)
                                                 -------                      -------
         Total Non-Interest Earning Assets         3,520                        2,805
                                                 -------                      -------
 Total Assets                                    $56,317                      $38,607
                                                 =======                      =======


 LIABILITIES & SHAREHOLDERS' EQUITY

 Interest Bearing Liabilities

     NOW Checking                                $12,027       $88    2.93%    $7,040       $42    2.39%

     Money Market                                 10,384        80    3.08%    10,231        66    2.58%

     Savings                                       2,044        14    2.74%       868         5    2.30%

     Time Certificates of Deposit                 15,952       197    4.94%    10,639       110    4.14%

     Federal Funds Purchased                          99         1    4.04%        62         1    6.45%

     FHLB Borrowings                               1,000        11    4.40%     1,000        10    4.00%
                                                 -------------------------------------------------------
         Total Interest Bearing Liabilities      $41,506      $391    3.77%   $29,840      $234    3.14%


 Non-Interest Bearing Liabilities
     Demand Deposits                              10,668                        5,384

     Other Liabilities                               194                           90
                                                 -------                      -------
         Total Non-Interest Bearing Liabilities   10,862                        5,474
                                                 -------                      -------


                                                                  Year Ended December 31
                                                 --------------------------------------------------------
                                                            1994                         1993
                                                 --------------------------------------------------------
                                                 Average             Yield/    Average             Yield/
                                                 Balance   Interest   Rate     Balance   Interest   Rate
                                                 -------   --------  ------    -------   --------  ------
 ASSETS

 Interest Earning Assets:

     Loans (1)                                   $32,345    $3,006    9.29%    $24,218    $2,378    9.82%

     Investment Securities                         6,400       376    5.88%      7,257       427    5.88%

     Federal Funds Sold                            1,773        74    4.17%      1,126        34    3.02%
                                                 --------------------------------------------------------
         Total Interest Earning Assets           $40,518    $3,456    8.53%    $32,601    $2,839    8.71%


 Non-Interest Earning Assets:

     Cash & Due from Banks                         1,914                         1,356

     Premises & Equipment                            495                           499

     Other Assets                                    861                           859

     Allowance for Loan Losses                      (491)                         (487)
                                                 -------                       -------
         Total Non-Interest Earning Assets         2,779                         2,227
                                                 -------                       -------
 Total Assets                                    $43,297                       $34,828
                                                 =======                       =======


 LIABILITIES & SHAREHOLDERS' EQUITY

 Interest Bearing Liabilities

     NOW Checking                                 $8,487      $210    2.47%     $5,230      $136    2.60%

     Money Market                                 10,549       291    2.76%      9,256       264    2.85%

     Savings                                       1,114        28    2.51%        805        21    2.61%

     Time Certificates of Deposit                 12,102       533    4.40%     11,738       518    4.41%

     Federal Funds Purchased                          48         2    4.17%        102         4    3.92%

     FHLB Borrowings                               1,249        57    4.56%        290        13    4.48%
                                                 --------------------------------------------------------
         Total Interest Bearing Liabilities      $33,549    $1,121    3.34%    $27,421      $956    3.49%


 Non-Interest Bearing Liabilities
     Demand Deposits                               6,207                         4,539

     Other Liabilities                               135                            99
                                                 -------                       -------
         Total Non-Interest Bearing Liabilities    6,342                         4,638
                                                 -------                       -------

                                                                Three Months Ended March 31
                                                 --------------------------------------------------------
                                                             1995                         1994
                                                 --------------------------------------------------------
                                                 Average             Yield/   Average              Yield/
                                                 Balance   Interest   Rate    Balance    Interest   Rate
                                                 -------   --------  ------   -------    --------  ------

 Total Liabilities                               $52,368                       $35,314


 Shareholder's Equity                              3,949                         3,293
                                                 =======                       =======
 Total Liabilities & Equity                      $56,317                       $38,607
                                                 =======                       =======

 Net Interest Income                                         $835     5.82%               $508     5.16%
                                                             ==============               ==============
 Net Yield on Interest Earning Assets                                 6.33%                        5.68%
                                                                      =====                        =====

                                                                  Year Ended December 31
                                                 --------------------------------------------------------
                                                            1994                         1993
                                                 --------------------------------------------------------
                                                 Average             Yield/    Average             Yield/
                                                 Balance   Interest   Rate     Balance   Interest   Rate
                                                 -------   --------  ------    -------   --------  ------

Total Liabilities                                $39,891                       $32,059


Shareholder's Equity                               3,406                         2,769
                                                 =======                       =======
Total Liabilities & Equity                       $43,297                       $34,828
                                                 =======                       =======

Net Interest Income                                         $2,335   5.19%                $1,883     5.22%
                                                            ==============                ================
Net Yield on Interest Earning Assets                                 5.76%                           5.78%
                                                                     =====                           =====

The following table presents, in thousands, the effect on net interest income of changes from prior period in volume, and rate for the categories and periods indicated. The effect of a change in volume has been determined by applying the rate in the current period to the change in volume during the current period. The effect of a change in rate has been determined by applying the volume in the earlier period to the change in rate during the current period.

                                    Three Months Ended March 31                            Year Ended December 31
                              -------------------------------------                -------------------------------------
                                       1995 Compared to 1994                                1994 Compared to 1993
                                    Increase (Decrease) Due to                           Increase (Decrease) Due to
                                            Changes in                                           Changes in
                              -------------------------------------                -------------------------------------
                              Volume           Rate           Total                Volume           Rate           Total
                              ------           ----           -----                ------           ----           -----
 Interest Income

     Loans                    $339             $95           $434                  $798            (170)          $628

     Investment
     Securities                 21               9             30                  ($50)            ($1)          ($51)

     Federal Funds Sold          6              14             20                   $20             $20            $40
                              -------------------------------------                -------------------------------------
 Total Interest Income        $366            $118           $484                  $768           ($151)          $617

 Interest Expense

     NOW Checking              $30             $16            $46                   $85            ($11)           $74

     Money Market                1              13             14                    37             (10)            27

     Savings                     7               2              9                     8              (1)             7

     Time Certificates
     of Deposit                 55              32             87                    16              (1)            15

     Federal Funds
     Purchased                   0              (0)             0                    (2)              0             (2)

     FHLB Borrowings             0               1              1                    43               1             44
                              -------------------------------------                -------------------------------------
 Total Interest Expense         93              64            157                   187             (22)           165
                              -------------------------------------                -------------------------------------
 Net Interest Income          $273             $54           $327                  $581           ($129)         ($452)
                              =====================================                =====================================



NON-INTEREST INCOME

The following table presents, in thousands, the non-interest income of Bank of Naples for the three months ended March 31, 1995 and 1994, and the years ended December 31, 1994 and 1993.

                                                    3 Months Ended                         Year Ended
                                                       March 31                            December 31
                                            ----------------------------------------------------------------------
                                                                 Change                               Change
                                                            ----------------                   -------------------
                                            1995    1994    Amount         %   1994    1993    Amount         %
                                            ----------------------------------------------------------------------
 Service charges on deposit accounts        $57     $63       ($6)   (9.52%)   $210    $157      $53        33.76%


 Other                                        0       0         0     0.00%       0       3       (3)    (100.00%)

                                            $57     $63       ($6)   (9.52%)   $210    $160      $50        31.25%
                                            ======================================================================

NON-INTEREST EXPENSE

The following table presents, in thousands, the non-interest expense of Bank of Naples for the three months ended March 31, 1995 and 1994, and the years ended December 31, 1994 and 1993.

                                                    3 Months Ended                         Year Ended
                                                       March 31                            December 31
                                            ---------------------------------   ----------------------------------
                                                                 Change                               Change
                                                            -----------------                  -------------------
                                            1995    1994    Amount         %     1994    1993    Amount         %
                                            ---------------------------------   ----------------------------------
 Salaries and benefits                      $256    $187      $69      36.90%     $833     $694   $139      20.03%

 Occupancy and furniture
 and equipment expenses                       88      72       16      22.22%      315      270     45      16.67%

 Other                                       164     147       17      11.56%      584      496     88      17.74%
                                            ----------------------------------------------------------------------
                                            $508    $406     $102      25.12%   $1,732   $1,460   $272      18.63%



COMPARISON OF 1993 TO 1994

Bank of Naples grew dramatically in 1994, primarily as a result of the opening of its first two branch offices as well as by the migration of loan and deposit business form two locally-based bank competitors which were acquired by out-of-state bank holding companies in 1994.

Assets grew by 56% in 1994 from $36.9 million at December 31, 1993 to $57.6 million at December 31, 1994. This growth reflects the 57% growth of Bank of Naples' loan portfolio over that same time. This growth was funded by increased deposits. Deposits at December 31, 1994 stood at $52.7 million as compared to $32.5 million at December, 1993, an increase of 62%. Net income grew by 69% in 1994 from $448 thousand in 1993 to $757 thousand in 1994.

Net interest income increased by 24% in 1994 from $1,883,000 in 1993 to $2,335,000 in 1994. This increase reflects the growth in the loan portfolio and overall deposits. As a percentage of average interest earning assets, net interest income declined from 5.22% in 1993 to 5.19% in 1994. Generally increasing interest rates in 1994 resulted in a decline in fee income from the origination and sale of residential mortgage loans causing the average yield on earning assets to decrease to 8.53% in 1994 from 8.71% in 1993 while Bank of Naples was able to reduce the cost of interest bearing liabilities from 3.49% in 1993 to 3.34% in 1994.

Bank of Naples' loan loss provision decreased from $135 thousand in 1993 to $15 thousand in 1994 on the basis of a $169 thousand decrease in the level of net charge-offs in 1994. The decrease in the level of net charge-offs resulted from management's ability to resolve various problem assets in 1993 and a generally improving economy.

Non-interest income increased from $157 thousand in 1993 to $210 thousand in 1994 due primarily to an increase in service charges on deposit accounts related to the growth in the Bank of Naples' deposits.

Non-interest expense increased from $1.5 million in 1993 to $1.7 million in 1994, generally as a result of Bank of Naples' overall growth throughout 1994. The opening and staffing of two new branches caused personnel expense to rise; at December 31, 1994 Bank of Naples had 26 full-time equivalent personnel as compared to 20 at December 31, 1993. The 19% increase in non-interest expense compares favorably to the 56% increase in the overall size of the bank and the 69% increase in net income.

COMPARISON OF 1994 TO 1995

The increase in net interest income from $508 thousand for the three months ended March 31, 1994 to $835 thousand for the three months ended March 31, 1995 was due to the increase in the assets of Bank of Naples from $41.8 million at March 31, 1994 to $56.7 million at March 31, 1995 as well as by generally higher loan interest rates in 1995 versus 1994. As a percentage of average interest earning assets, net interest income increased from 4.45% for the three months ended March 31, 1994 to 5.52% for the three months ended March 31, 1995. Bank of Naples recorded loan loss provision of $15 thousand both for the three months ended March 31, 1994 and for the three months ended March 31, 1995.

Non-interest income decreased from $63 thousand for the three months ended March 31, 1994 to $57 thousand for the three months ended March 31, 1995. The relative stability of first quarter non-interest income reflects the seasonal swelling of individual deposit account balances and its dampening effect on deposit-related service charge income.

Non-interest expense increased from $406 thousand for the three months ended March 31, 1994 to $508 thousand for the three months ended March 31, 1995 generally as a result of Bank of Naples' overall growth throughout 1994. The opening and staffing of two new branches caused personnel expense to rise; at March 31, 1995 Bank of Naples had 25 full-time equivalent personnel as compared to 20 at March 31, 1994. The 25% increase in non-interest expense compares favorably to the 36% increase in the overall size of the bank between March 31, 1995 and 1994, and the 60% increase in net income between for the three months ended March 31, 1994 and for the three months ended March 31, 1995.


ANALYSIS OF INTEREST RATE SENSITIVITY

Interest rate sensitivity management seeks to minimize the fluctuation in net interest income during periods of changing interest rates. The difference between interest rate sensitive assets and interest rate sensitive liabilities for a specific period or on a cumulative basis is commonly referred to as a rate sensitivity "gap". The gap is considered "positive" when rate sensitive assets exceed rate sensitive liabilities and "negative" when rate sensitive liabilities exceed rate sensitive assets. Institutions that have a "positive" gap are generally considered to be in a position to benefit from rising rates but to be adversely affected by falling rates whereas those that have a "negative" gap are generally considered to be in a position to benefit from falling rates but to be adversely affected by rising rates.

While gap analysis is a valuable tool in assessing the potential impact of interest rate changes on net interest income, other factors, such as changes in balance sheet composition and the interest rate spread relationship between interest earning assets and interest bearing liabilities, also have an important impact in determining net income.

The following table sets forth the interest rate sensitivity of Bank of Naples' assets, liabilities and shareholder equity, in thousands, at March 31, 1995. Amounts are classified as to the earlier of the next possible repricing date or maturity.

                           Immediately
                           Adjustable        2 Days         3 Months       6 Months        Non-Rate
                            or 1 Day       Through 3       Through 6       Through 1     Sensitive or
                            Maturity         Months          Months           Year       Over 1 Year        Total
                           -----------------------------------------------------------------------------------------
 Assets

     Securities Held to             $0                                                          $440             440
     Maturity

     Securities                                  1,999                           250           5,386           7,635
     Available for Sale

     Federal Funds Sold          2,200                                                                         2,200

     Loans, Net                 18,028           5,475          5,078          9,868           3,880          42,329

     Non-Interest                                                                              4,093           4,093
     Earning Assets
                           -----------------------------------------------------------------------------------------
   Total Assets                $20,228         $7,474          $5,078        $10,118         $13,799         $56,697
                           =========================================================================================

 Liabilities &
 Shareholder Equity

     Demand Deposits                                                                          $9,351          $9,351

     NOW Checking               11,769                                                                        11,769

     Money Market               10,749                                                                        10,749

     Savings                                                                                   2,428           2,428

     Time Certificates               0          2,299           7,405          3,529           3,883          17,116
     of Deposit

     Federal Funds
     Purchased

     FHLB Borrowings                                            1,000                                          1,000

     Non-Interest                                                                                213             213
     Bearing
     Liabilities
     Shareholder Equity                                                                        4,071           4,071
                               -------------------------------------------------------------------------------------
   Total Liabilities &          22,518          2,299           8,405          3,529          19,946         $56,697
   Shareholder Equity          -------------------------------------------------------------------------------------

 Interest Rate                 ($2,290)        $5,175         ($3,327)        $6,589         ($6,147)
 Sensitivity Gap               ======================================================================
 Cumulative Interest           ($2,290)        $2,885           ($442)        $6,147              $0
 Rate Sensitivity Gap          ======================================================================

 Cumulative Interest            (4.04)%          5.09%         (0.78)%         10.84%
 Rate Sensitivity Gap
 as a Percentage of
 Total Assets
                               ======================================================
 Cumulative Gap Ratio             0.90           1.12            0.99           1.17
                               ======================================================


As of March 31, 1995, Bank of Naples had a positive twelve month cumulative gap ratio of 1.17. This gap ratio is within the predetermined interest rate gap ratio range of .80 - 1.20 established by Bank of Naples' Asset Liability Management / Investment Committee which approves policy and monitors Bank of Naples' interest rate sensitivity.

ANALYSIS OF LIQUIDITY

Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Bank of Naples' liquidity is affected by seasonal factors affecting its deposit base such that Bank of Naples experiences its greatest liquidity in the winter while conversely experiencing its lowest liquidity in the summer. Bank of Naples' liquidity ratio, which is calculated by dividing liquid assets (cash and due from banks, federal funds sold, and investment securities less federal funds purchased, secured deposits, and securities sold under agreement to repurchase) into total deposits and debt payable within one year, less secured deposits stood at 24.4% at March 31, 1995 compared to 30.2% and 27.5% at December 31, 1994 and 1993 respectively. Unanticipated liquidity requirements are met primarily by borrowing from the Federal Home Loan Bank of Atlanta. Advances from the Federal Home Loan Bank of Atlanta are secured by a specific pledge of residential mortgage loans. At March 31, 1995, Bank of Naples' sole borrowing was a $1,000,000 advance from the Federal Home Loan Bank of Atlanta against a credit line of $5,500,000.


                  MARKET FOR BANK SHARES AND DIVIDEND HISTORY

    The Bank Common Stock is not listed on any organized market or exchange and no public market exists for shares of the Bank Common Stock. The following table sets forth the high and low sales prices for the Bank Common Stock, for the period specified, to the best of the Bank's knowledge. However, it is possible that purchases and sales of the Bank Common Stock occurred between private parties during this period of which the Bank is not aware.

                                   HIGH PRICE                    LOW PRICE
                                   ----------                    ---------
 1993  1st Quarter                    7.20                          7.00
       2nd Quarter                    8.20                          7.50
       3rd Quarter                    8.75                          8.50
       4th Quarter                    8.50                          8.25
 1994  1st Quarter                   10.00                          8.05
       2nd Quarter                   11.00                         10.00
       3rd Quarter                     N/A                           N/A
       4th Quarter                   12.25                         11.00

 1995  1st Quarter                     N/A                           N/A


    As of June 30, 1995, the number of record holders of the Bank Common Stock was __________________.

    During the last two fiscal years and during the first quarter of 1995, the Bank has not declared any dividends. The payment of dividends by the Bank is subject to certain bank regulatory restrictions. See "BANK OF NAPLES - Regulation of Bank".

                         ADDITIONAL INFORMATION ON BANK

    For more detailed information about the Bank, reference is made to the Bank's financial statements included herein under the caption "INDEX TO BANK OF NAPLES FINANCIAL STATEMENTS".

                        EFFECT OF GOVERNMENTAL POLICIES

    The earnings of both the Bank and of Fifth Third and its subsidiaries are affected not only by domestic and foreign economic conditions, but also by the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board, foreign governments and other official agencies. The Federal Reserve Board can and does implement national monetary policy, such as the curbing of inflation and combating of recession, by its open market operations in United States Government securities, control of the discount rate applicable to borrowings and the establishment of reserve requirements against deposits and certain liabilities of depository institutions. The actions of the Federal Reserve Board influence the growth of bank loans, investments and deposits and affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary and fiscal policies are not predictable.

    From time to time various proposals are made in the United States Congress and in state legislatures and before various regulatory authorities that would alter the powers or the existing regulatory framework for banks, bank holding companies, savings banks and other financial institutions. It is impossible to predict whether any of the proposals will be adopted and the impact, if any, of such adoption on the business of the Bank or Fifth Third and its subsidiaries.

                    DESCRIPTION OF FIFTH THIRD COMMON STOCK

    Fifth Third is authorized to issue 140,000,000 shares of Fifth Third Common Stock, no par value, and 500,000 shares of preferred stock, no par value ("Fifth Third Preferred Stock"). As of March 31, 1995, Fifth Third had outstanding 65,200,241 shares of Fifth Third Common Stock and no shares of Fifth Third Preferred Stock. Pursuant to Article Fourth of Fifth Third's Second Amended Articles of Incorporation, as amended, the Board of Directors of Fifth Third may, without further action of the shareholders, (a) divide into one or more new series the authorized shares of Fifth Third Preferred Stock which have not previously been designated, (b) fix the number of shares constituting any such new series and (c) fix the dividend rates, payment dates, whether dividend rights shall be cumulative or non-cumulative, conversion rights, redemption rights (including sinking fund provisions) and liquidation preferences. Except as otherwise provided by law, holders of any series of Fifth Third Preferred Stock shall not be entitled to vote on any matter.

    Set forth below is a description of Fifth Third Common Stock. This description and analysis are brief summaries of relevant provisions of the Articles of Incorporation of Fifth Third and are qualified in their entirety by reference to such Articles and to the Code of Regulations of Fifth Third.

VOTING RIGHTS

    Holders of both Fifth Third Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

    The Code of Regulations of Fifth Third provides for the division of its Boards of Directors into three classes of approximately equal size. Members of each class of the Board are elected for three-year terms, and the terms of office of approximately one-third of the members of the classified Board of Directors expire each year. This classification of Fifth Third's Board may make it more difficult for a shareholder to acquire control of Fifth Third and remove management by means of a hostile takeover.

    Fifth Third's Second Amended Articles of Incorporation, as amended, contains another potential anti-takeover device. As stated above, Fifth Third is authorized to issue 500,000 shares of Fifth Third Preferred Stock, and its Board of Directors may designate various characteristics and rights of such stock, including conversion rights. Accordingly, as an anti-takeover measure, Fifth Third's Board of Directors may authorize the conversion of shares of Fifth Third Preferred Stock into any number of shares of Fifth Third Common Stock and thus dilute the outstanding shares of Fifth Third Common Stock.

    The holders of Fifth Third Common Stock have the right to vote cumulatively in the election of directors. Under applicable Ohio law, cumulative voting in the election of directors of a corporation will be permitted if (i) written notice is given by any shareholder of such corporation to the President, Vice President or the Secretary of such corporation, not less than 48 hours before the time fixed for holding the meeting at which directors are to be elected, indicating that such shareholder desires that voting for the election of directors be cumulative and (ii) announcement of the giving of such notice is made upon the convening of the meeting by the meeting Chairman or Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder will be entitled to cumulate such voting power as he or she possesses and to give one nominee as many votes as the number of directors to be elected multiplied by the number of his or her shares, or to distribute such votes on the same principle among two or more candidates, as each shareholder sees fit.

    Generally actions required to be taken by Fifth Third shareholders require the affirmative vote of the holders of a majority of the shares of Fifth Third entitled to vote, except for certain actions which by statute require a two-thirds vote. No vote of Fifth Third's shareholders is required to approve the Merger.

DIVIDENDS

    Holders of Fifth Third Common Stock are each entitled to dividends as and when declared by the Board of Directors of Fifth Third out of funds legally available for the payment of dividends. Fifth Third has, in the past, declared and paid dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the Board of Directors shall determine.

    Most of the revenues of Fifth Third available for payment of dividends derive from amounts paid to it by its respective subsidiaries. Under applicable banking law, the total of all dividends declared in any calendar year by a national bank or a state-chartered bank may not, without the approval of the Comptroller of the Currency, the Federal Reserve Board, or the FDIC, as the case may be, exceed the aggregate of such bank's net profits (as defined) and retained net profits for the preceding two years. Under the law applicable to federally-chartered savings associations, the amount of dividends which a savings association may make without the approval of the OTS depends upon the amount of capital possessed by such savings association. Savings associations, which have capital immediately prior to, and on a pro forma basis after giving effect to, a proposed dividend that is equal to or greater than the amount of their fully phased-in capital requirements, are authorized to pay dividends during a calendar year up to one hundred percent of their net income during the calendar year plus the amount that would reduce by one-half their surplus capital. Some associations that have capital immediately prior to, and on a pro forma basis after giving effect to, a proposed dividend that is equal to or in excess of their minimum capital requirement, but less than their fully phased-in capital requirements, may pay dividends equal to 75% of net income during the most recent four quarters (minus dividends previously paid over that period). Savings associations which have capital immediately prior to, or on a pro forma basis after giving effect to, a proposed dividend that is less than the amount of their minimum capital requirements, are not authorized to pay any dividend unless such association receives prior approval from the OTS or unless such association is operating in compliance with an OTS approved capital plan and the dividend payment is consistent with such capital plan.

    The affiliates of Fifth Third include both state and nationally chartered banks and two federally-chartered savings banks. Under the applicable regulatory limitations, during the year 1995, the affiliates of Fifth Third could declare aggregate dividends limited to their 1995 eligible net profits, as defined, and $271,979,000, their adjusted retained 1994 and 1993 net income, without the approval of their respective regulators. The Comptroller of the Currency, banking authorities of the States of Ohio, Indiana and Kentucky, and the OTS, the principal regulators of such affiliates, have the statutory authority to prohibit a depository institution under their supervision from engaging in what, in their opinion, constitutes an unsafe or unsound practice in conducting its banking or savings association business. The payment of dividends could, depending upon the financial condition of affiliates, be deemed to constitute such an unsafe or unsound practice. No affiliate of Fifth Third has ever been prohibited from declaring dividends or restricted in paying any dividends declared.

    If, in the opinion of the applicable regulatory authority, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies, and the OTS has similar authority with respect to savings and loan holding companies. In addition, the Federal Reserve Board, the Comptroller of the Currency and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Finally, the regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company, savings association or savings and loan holding company under their jurisdiction. Compliance with the standards set forth in such guidelines could limit the amount of dividends which Fifth Third and its affiliates may pay.

PREEMPTIVE RIGHTS

    Shareholders of Fifth Third have no preemptive rights.

RIGHTS UPON LIQUIDATION

    In the event of liquidation, dissolution or winding up of Fifth Third, the holders of Fifth Third Common Stock would be entitled to receive, subject to a priority holders of Fifth Third Preferred Stock may have over holders of Fifth Third Common

Stock in the event shares of Fifth Third Preferred Stock are ever issued, and after payment or provision for payment of all of its debts and liabilities, all of the assets of the Fifth Third available for distribution.

INDEMNIFICATION AND PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

    Fifth Third's Code of Regulations provides for the indemnification of each director and officer of the corporation, to the fullest extent permitted by Ohio law, against all expenses and liabilities reasonably incurred by or imposed on him or her in connection with any proceeding or threatened proceeding in which he or she may become involved by reason of his or her being or having been a director or officer. Generally, Ohio law permits such indemnification provided that the person seeking to be indemnified has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, so long as no judgment or other final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in his or her receipt of an improper personal benefit. The grant of indemnification in the context of a derivative or other comparable suit may have a circular effect, inasmuch as any damages recovered in such action will be offset by the cost of indemnification.

SHAREHOLDERS' MEETINGS; QUORUM

    Special meetings of Fifth Third's shareholders may be called at any time by the Board of Directors or by the shareholders of Fifth Third upon the written application of the holders of at least 25% of all Fifth Third capital stock entitled to vote on the matters to be considered at the meeting. Such applications must set forth the purpose of the meeting.

    The presence in person or by proxy of the holders of a majority of the aggregate number of the outstanding shares of any class or series of capital stock voting at a meeting constitutes a quorum under the Code of Regulations of Fifth Third.

SUBSCRIPTION, CONVERSION, REDEMPTION RIGHTS; STOCK NONASSESSABLE

    Fifth Third Common Stock has no subscription or conversion rights, and there are no mandatory redemption provisions applicable thereto.

    Shares of Fifth Third Common Stock issued to shareholders of the Bank pursuant to the Affiliation Agreement and the Merger Agreement will be validly issued, fully paid and non-assessable, and will not, upon such issuance, be subject to preemptive rights of any shareholder of Fifth Third.

CHANGE OF CONTROL PROVISIONS

    Fifth Third's Articles of Incorporation and Code of Regulations contain various provisions which could make more difficult a change in control of each corporation or discourage a tender offer or other plan to restructure each corporation. Under Fifth Third's Articles of Incorporation, Fifth Third's Board of Directors has the authority to issue 500,000 shares of Preferred Stock and to fix the designations, powers, preferences and rights of such shares and the qualifications, limitations or restrictions applicable thereto.

    Ohio corporation law also provides certain change of control protective provisions. Section 1701.831 of the Ohio Revised Code sets forth the procedures for the acquisition of a control share of an Ohio corporation which include the delivery of an acquiring person statement to the target corporation and the affirmative vote of a majority of the shares held by the shareholders of the target corporation prior to the acquisition of a control share, at a meeting held for the purpose of voting on such acquisition. Finally, Fifth Third's Code of Regulations provides for the election of directors on a classified basis.

    The Ohio corporation statute also includes a provision which permits a corporation's board of directors, when determining whether an acquisition proposal or any other matter is in the best interest of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and the nation, community and societal considerations and the long-term and short-term interests of the corporation and its shareholders, including the possibility that such interests may be best served by the continued independence of the corporation.

             CERTAIN BENEFICIAL OWNERS OF FIFTH THIRD COMMON STOCK

    The following table shows those persons known to Fifth Third to be the beneficial owners of more than 5% of Fifth Third Common Stock at December 31, 1995. To the knowledge of Fifth Third, there have been no substantial or material changes in the share holdings of such beneficial owners:

 ---------------------------------------------------------------------------------------------------------------------------
 Name and Address of Beneficial Owner                                 Amount & Nature of Ownership          Percent of Class
 ---------------------------------------------------------------------------------------------------------------------------
 Cincinnati Financial Corporation                                            13,000,000(1)                        20.19%
 6200 South Gilmore
 Fairfield, Ohio 45014

 Fifth Third Bancorp                                                          5,991,457(2)                         9.26%
 Subsidiary Banks
 Fifth Third Center
 Cincinnati, Ohio 45263
 The Western-Southern Life Insurance Company                                  4,425,255(3)                         6.84%
 400 Broadway
 Cincinnati, Ohio 45202

 Ruane, Cunniff & Co.                                                         3,623,022                            5.60%
 767 Fifth Avenue, Suite 4701
 New York, New York  10153



(1) Cincinnati Financial Corporation owns 9,890,700 shares of Fifth Third Common Stock. Cincinnati Insurance Company, a subsidiary of Cincinnati Financial Corporation, owns 2,695,000 shares. Cincinnati Casualty Company, another subsidiary, owns 210,000 shares. Cincinnati Life Insurance Company, another subsidiary of Cincinnati Financial, owns 204,300 shares. In addition, Mr. John J. Schiff, Jr., a director of Fifth Third and Chairman and a director of Cincinnati Financial Corporation, individually beneficially owns 65,440 shares and Mr. Robert B. Morgan, a director of Fifth Third, who is President and a director of Cincinnati Financial Corporation and Cincinnati Insurance individually beneficially owns 12,965 shares. Also affiliated is a trust in which John J. Schiff, Jr. and Thomas R. Schiff are trustees which owns 4,500 shares.


(2) There are five wholly-owned bank subsidiaries of Fifth Third, which are beneficial owners of 3,520,630 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment decision over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

(3) The Western-Southern Life Insurance Co. owns 664,722 shares of Fifth Third Common Stock. Waslic Delaware Company, II, a subsidiary of The Western-Southern Life Insurance Co., owns 3,746,850 shares. In addition, Mr. John F. Barrett, a director, President and Chief Executive Officer of The Western-Southern Life Insurance Co., and a director of Fifth Third, individually beneficially owns 13,683 shares.

         Fifth Third, its directors, executive officers and their affiliates owned no shares of Bank Common Stock outstanding on March 31, 1995.

                             FIFTH THIRD MANAGEMENT


         The names and ages of the Directors and certain executive officers of Fifth Third, their current positions and offices held with Fifth Third, their business experience during the past five years and certain other information, together with their beneficial ownership of Fifth Third Common Stock at March 31, 1995, are as follows:

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares of Fifth Third Common Stock
                                                                                                   Beneficially Owned at March 31,
                                                                                                             1995(3)(6)
 Name, Age and Principal Occupation During Past Five Years; Other          Director of Fifth        Number of
 Directorships(1)                                                           Third Since(2)         Shares Owned     Percent of Class

 DIRECTORS

 John F. Barrett, 46, President, CEO and Director of The                         1988                     15,183            .0231
 Western-Southern Life Insurance Co. since March, 1994.  Formerly
 President and COO, The Western-Southern Life Insurance Co.
 Director of Cincinnati Bell Inc.(4)

 Milton C. Boesel, Jr., 66, Counsel, Ritter, Robinson, McReady &                 1989                     11,658            .0178
 James, Attorneys at Law, Toledo, Ohio, formerly Ritter, Boesel &
 Robinson.

 Clement L. Buenger, 68, Retired Chairman, Fifth Third and The Fifth             1971                    266,600            .4063
 Third Bank as of March, 1993.  Retired as CEO of Fifth Third and
 The Fifth Third Bank as of January, 1991.  Previously President of
 Fifth Third and The Fifth Third Bank.  Director of Cincinnati Gas &
 Electric Company.

 Gerald V. Dirvin, 58, Retired April, 1994 as Director and Executive             1989                      9,350            .0142
 Vice President of The Procter & Gamble Company, manufacturers of household and consumer products which position Mr. Dirvin held since January, 1990.  Formerly Mr. Dirvin was Senior Vice
 President.  Director of Cintas Corporation and Northern Telecom
 Ltd...

 Thomas B. Donnell, 48, Chairman, The Fifth Third Bank of                        1984                    139,346            .2123
 Northwestern Ohio, N.A. (Toledo, Ohio), the resulting institution from the November 12, 1991 merger of The Fifth Third Bank of
 Northwestern Ohio, N.A. and The Fifth Third Bank of Toledo, N.A.
 Formerly President and Chief Executive Officer of The Fifth Third
 Bank of Northwestern Ohio, N.A.

 Richard T. Farmer, 60, Chairman, Chief Executive Officer and                    1982                     29,155            .0444
 Director, Cintas Corporation, a service company that designs, manufactures and implements corporate identity uniform programs.
 Director of Safety-Kleen Corp.

 John D. Geary, 68, Retired as President, Midland Enterprises Inc.,              1977                     21,788            .0332
 a company engaged in inland waterway transportation.

 Ivan W. Gorr, 65, Retired in October, 1994 as Chairman and Chief                1991                      6,352            .0097
 Executive Officer of Cooper Tire & Rubber Company, a manufacturer of tires and rubber products.
 Director of Amcast Industrial Corporation, Arvin Industries, Inc.,
 Cooper Tire & Rubber Company and OHM Corporation.

 Joseph H. Head, Jr., 62, Chairman, Chief Executive Officer and                  1987                     45,688            .0696
 Director, Atkins & Pearce, Inc., manufacturer of industrial textiles, since January, 1990.  Previously, Mr. Head was a partner with Graydon, Head & Ritchey, Counsel to The Fifth Third Bank.
 Director of Baldwin Piano & Organ, Co.

 Joan R. Herschede, 55, President and Chief Executive Officer of The             1991                      6,550            .0100
 Frank Herschede Company, retailer of jewelry, china, crystal and silver.

 William G. Kagler, 62, Chairman of the Executive Committee of the               1983                     15,645            .0238
 Board, and Director of Skyline Chili, Inc., a restaurant chain and frozen food product manufacturer, since November, 1994.  Formerly,
 Mr. Kagler was Chairman, CEO and Director of Skyline Chili, Inc.,
 since November 1992, and President of Kagler and Associates, Inc.,
 a consulting firm serving the food industry.  Previously Mr. Kagler was President, Chief Executive Officer and Director of Skyline
 Chili, Inc.  Director of The Union Central Life Insurance Company,
 The Ryland Group, Inc. and The Future Now, Inc.

 William J. Keating, 68, Retired Chairman and Publisher, The                     1980                     43,449            .0662
 Cincinnati Enquirer, a regional newspaper, since March, 1990.
 Previously Mr. Keating was President and Chief Executive Officer,
 Detroit Newspaper Agency.  Director of The Midland Co.

 ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares of Fifth Third Common Stock
                                                                                                   Beneficially Owned at March 31,
                                                                                                             1995(3)(6)
 Name, Age and Principal Occupation During Past Five Years; Other          Director of Fifth        Number of
 Directorships(1)                                                           Third Since(2)         Shares Owned     Percent of Class

 James D. Kiggen, 63, Chairman, President, Chief Executive Officer               1982                     23,613            .0360
 and Director, Xtek, Inc., manufacturer of hardened steel parts.
 Director of Cincinnati Bell, Inc. and United States Playing Card
 Co.

 Robert B. Morgan, 60, President, Chief Executive Officer and                    1986                     14,465            .0220
 Director of Cincinnati Financial Corporation and Cincinnati
 Insurance Company since April, 1991.  Previously, Mr. Morgan was
 President and Director of Cincinnati Financial Corporation and
 Cincinnati Insurance Company.(4)

 Michael H. Norris, 58, Retired as President and Director, The                   1985                     16,087            .0245
 Deerfield Manufacturing Co., a fabricator of sheet metal stampings, deep drawn parts and assemblies, and retired as Group Vice
 President and Director of the Ralph J. Stolle Company since
 January, 1994.

 Brian H. Rowe, 63, Chairman, GE Aircraft Engines, General Electric              1980                     15,480            .0236
 Company since September, 1993.  Previously Mr. Rowe was President and Chief Executive Officer of GE Aircraft Engines, General
 Electric Company since August 1991.  Formerly Mr. Rowe was Senior
 Vice President of GE Aircraft Engines, General Electric Company.

 George A. Schaefer, Jr., 49, President and Chief Executive Officer              1988                    222,517            .3391
 of Fifth Third and The Fifth Third Bank since January, 1991.
 Previously Mr. Schaefer was President and Chief Operating Officer
 of Fifth Third and The Fifth Third Bank.
 Director of Community Mutual Insurance Company.

 John J. Schiff, Jr., 51, Chairman and Director, John J. & Thomas R.             1983                     67,165            .1024
 Schiff & Co., Inc., an insurance agency.  Chairman and Director of
 Cincinnati Financial Corp. and Cincinnati Insurance Co.
 Director of Cincinnati Gas & Electric Company, Standard Register
 Co. and Cincinnati Bengals.(4)

 Dennis J. Sullivan, Jr., 63, Executive Counselor of Dan Pinger                  1984                     21,264            .0324
 Public Relations, Inc., a public relations agency, since February,
 1993.  Formerly Director, Executive Vice President and Chief
 Financial Officer of Cincinnati Bell, Inc. and Cincinnati Bell
 Telephone Company.  Director of Community Mutual Insurance Company,
 Access Corporation and The Future Now, Inc.

 Dudley S. Taft, 54, President and Director, Taft Broadcasting                   1981                     20,773            .0317
 Company, owner and operator of television broadcasting stations.
 Director of The Union Central Life Insurance Company, Cincinnati
 Gas & Electric Company, United States Playing Card Co., and The
 Future Now, Inc.

 -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares of Fifth Third Common Stock
                                                                                                   Beneficially Owned at March 31,
                                                                                                             1995(3)(6)
 Name, Age and Principal Occupation During Past Five Years; Other          Director of Fifth        Number of
 Directorships(1)                                                           Third Since(2)         Shares Owned     Percent of Class
 EXECUTIVE OFFICERS

 Michael D. Baker, 44, Senior Vice President of Fifth Third since                ----                     49,182            .0749
 March, 1993, and Senior Vice President of The Fifth Third Bank.

 Michael K. Keating, 39, Senior Vice President and General Counsel               ----                     24,601            .0375
 of Fifth Third since March, 1993 and Senior Vice President and
 Counsel of The Fifth Third Bank since November, 1989, and Secretary of Fifth Third and The Fifth Third Bank since January, 1994.
 Mr. Keating is a son of Mr. William J. Keating, Director.

 George W. Landry, 55, Executive Vice President of Fifth Third and               ----                     97,623            .1488
 The Fifth Third Bank.

 Stephen J. Schrantz, 45, Executive Vice President of Fifth Third                ----                     66,151            .1008
 and The Fifth Third Bank.  Director of The Frank Herschede Company.


 All Directors and Executive Officers as a Group (24 persons)(5)                 ----                  1,249,685           1.9044

         (1) Unless otherwise indicated, the director or officer has had the same principal occupation for the past five years.

         (2) On April 15, 1975, the Board of Directors of The Fifth Third Bank became the Board of Directors of Fifth Third pursuant to an Agreement and Plan of Reorganization under which Fifth Third acquired The Fifth Third Bank. Service on the Board of The Fifth Third Bank prior to April 15, 1975 is reflected in the dates shown above. All of the Directors are also directors of The Fifth Third Bank, except for Messrs. Boesel, Donnell and Gorr, who are members of the Board of Directors of The Fifth Third Bank of Northwestern Ohio, N.A.

         (3) As reported to Fifth Third by the persons listed as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

         (4) Messrs. Morgan and Schiff, Jr. are officers and directors of Cincinnati Financial Corporation, and Mr. Barrett is an officer and Director of The Western-Southern Life Insurance Company, whose holdings of Fifth Third shares with their affiliates are more fully set forth above under the caption "CERTAIN BENEFICIAL OWNERS OF FIFTH THIRD COMMON STOCK."

         (5) Shares of Fifth Third Common Stock held by The Fifth Third Bank in its fiduciary capacity, as set forth above under the caption "CERTAIN BENEFICIAL OWNERS OF FIFTH THIRD COMMON STOCK," are not included in these totals.

         (6) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of all stock options which are currently exercisable. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Baker, 17,063; Mr. Barrett, 8,625; Mr. Boesel, 8,625; Mr. Buenger, 3,000; Mr. Dirvin, 8,625; Mr. Donnell, 4,124;
              Mr. Farmer, 8,625; Mr. Geary, 6,375; Mr. Gorr, 6,352; Mr. Head, 13,688; Ms. Herschede, 3,000; Mr. Kagler, 3,000; Mr. M. Keating, 14,250; Mr. W. Keating, 3,000; Mr. Kiggen, 8,625; Mr. Landry, 41,625; Mr. Morgan, 13,688; Mr. Norris, 5,000; Mr. Rowe, 8,625;
              Mr. Schaefer, 112,500; Mr. Schiff, 5,250; Mr. Schrantz, 39,375; Mr. Sullivan, 3,000; and Mr. Taft, 3,000.





          [THE BALANCE OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                 CERTAIN BENEFICIAL OWNERS OF BANK COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         On March 31, 1995, the following persons owned of record, or were known by the Bank to own beneficially, more than five percent of the Bank Common Stock:

        NAME AND ADDRESS               AMOUNT AND NATURE OF          PERCENT
       OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)        OF CLASS
 Michael Mueller                              30,100                  7.34%
 276 Napa Ridge Road E.
 Naples, FL 33999

 John W. Hoyt                                 21,912                  5.34%
 717 Pitch Apple Lane
 Naples, FL 33963


(1) Includes direct and indirect ownership, and unless otherwise indicated, also includes sole and shared voting and investment power with respect to reported holdings.


SECURITY OWNERSHIP OF MANAGEMENT

         The following identifies the names and addresses of Bank Directors and Executive Officers and their beneficial ownership of Bank Common Stock as of March 31, 1995.

                                                  AMOUNT AND NATURE OF            PERCENT OF
             NAME AND ADDRESS                   BENEFICIAL OWNERSHIP(1)              CLASS

 K.R. Barker, II                                          357                        .09%
 191 Old Tamiami Trail
 Naples, FL 33942

 Bruce D. Clausonthue                                    15,714                      3.83%
 2885 Gulf Shore Blvd. N., Apt. 704
 Naples, FL 33940
 Donald F. Garrett                                       10,714                      2.61%
 821 Buttonbush Lane
 Naples, FL 33963

 Robert Guididas                                         1,158                       .28%
 251 1st Street, Apt. C
 Bonita Springs, FL 33923
 David D. Hidy                                           12,500                      3.05%
 139 Seabreeze Avenue
 Naples, FL 33963
 John W. Hoyt                                            21,912                      5.34%
 717 Pitch Apple Lane
 Naples, FL 33963

 Patrick J. Philbin                                       500                        .12%
 550 Gabriel Circle, Apt. 2
 Naples, FL 33942
 Eugene G. Precht                                        13,714                      3.35%
 6820 San Marino Drive, Apt. 604
 Naples, FL 33963
 Ronald H. Stahnke, M.D.                                 12,714                      3.10%
 749 Portside Drive
 Naples, FL 33940

All Directors and Officers as a Group          89,283                     21.78%
(9 persons)


(1) Includes direct and indirect ownership, and unless otherwise indicated, also includes sole and shared voting and investment power with respect to reported holdings.

                                 LEGAL MATTERS


         Certain legal matters will be passed upon for the Bank by McCaffrey & Raimi, P.A., Naples, Florida. Counsel employed by The Fifth Third Bank has rendered his opinion that the shares of Fifth Third Common Stock to be issued to the shareholders of the Bank in connection with the Merger have been duly authorized and, if issued pursuant to the Affiliation Agreement and the Merger Agreement, will be validly issued, fully paid and non-assessable under the current laws of the State of Ohio. In addition, such counsel shall pass on certain legal matters as required by the Affiliation Agreement. Dinsmore & Shohl, Cincinnati, Ohio, will render its opinion with respect to certain federal income tax consequences of the Merger to Fifth Third, the Bank and the shareholders of the Bank. At March 1, 1995, attorneys at Dinsmore & Shohl beneficially owned 33,837 shares of Fifth Third Common Stock.

                      ADJOURNMENT OF BANK SPECIAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Bank Special Meeting, if an adjournment is deemed to be necessary. The Board of Directors of the Bank may seek an adjournment of the Special Meeting in order to enable it to solicit additional votes in favor of approval of the Affiliation Agreement and Merger Agreement in the event such proposal has not received the affirmative votes of both of (1) a majority of the issued and outstanding shares of Bank Common Stock entitled to vote and (2) two-thirds (2/3) of the shares represented at a meeting at which a quorum is present.

         If the Board of Directors of the Bank desires to adjourn the meeting, it will request a motion that the meeting be adjourned. Each proxy solicited hereby, if properly signed and returned to the Bank and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting for the purpose of soliciting additional votes.

         Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with the instructions contained therein on any proposal on which the Special Meeting was adjourned, and, if no contrary instructions are given, for the proposal in question.

         An adjournment will permit the Board of Directors of the Bank to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to such proposal. Such an adjournment may be disadvantageous to shareholders who are against a proposal on which the Special Meeting may be adjourned, because an adjournment will provide the Board of Directors additional time to solicit favorable votes and thus increase the chances of passing such proposal.

         An adjournment would not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Bank has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

         Because the Board of Directors of the Bank recommends that the Bank's shareholders vote FOR approval of the Affiliation Agreement and Merger Agreement, the Board of Directors recommends that shareholders vote FOR the possible adjournment of the Special Meeting. The holders of a majority of the votes represented in person or by proxy of the Bank Common Stock will be required to approve a motion to adjourn the Special Meeting.

                                    EXPERTS

         The financial statements incorporated in this Proxy Statement and Prospectus by reference from Fifth Third's 1994 Annual Report to Shareholders which accompanies this Proxy Statement and Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Bank for the years ended December 31, 1993 and 1994, which accompany this Proxy Statement and Prospectus, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

         The Board of Directors of the Bank knows of no other matters which may come before the Special Meeting. However, if any matters other than those set forth in the notice should be properly presented for action, including any adjournment of the Special Meeting, such matters will be handled in accordance with applicable legal requirements.

                                 BANK OF NAPLES

- --------------------------------------------------------------------------------

CONTENTS                                                                    PAGE
- --------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT                                                 F-1
- --------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                            F-2
   Statements of income                                                      F-3
   Statements of stockholders' equity                                        F-4
   Statements of cash flows                                                  F-5
   Notes to financial statements                                             F-6
- --------------------------------------------------------------------------------

All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements of Bank of Naples or related notes.

                                                BANK OF NAPLES

                                               FINANCIAL REPORT

                                              DECEMBER 31, 1994

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Bank of Naples
Naples, Florida

We have audited the accompanying balance sheets of BANK OF NAPLES as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Naples as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP
- ---------------------------
Naples, Florida
January 13, 1995, except for Note 20
    for which the date is April 4, 1995

BANK OF NAPLES
BALANCE SHEETS

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                          March 31,                           December 31,
                                                              -------------------------------        -------------------------------
                                                                  1995                1994                1994             1993
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                        (Unaudited)
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS
- ------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents (Notes 3 and 17)                    $  2,931,451       $  1,890,957       $  2,517,282       $  1,161,819
Federal funds sold (Note 17)                                     2,200,000          2,275,000          6,585,000          1,275,000
Securities held to maturity, at cost
  (fair value of $450,952 (unaudited),
  $459,908 (unaudited), $444,624 and
  $471,240 at March 31, 1995 and 1994, and
  December 31,1994 and 1993, respectively) (Note 4)                440,000            440,000            440,000            440,000
Securities available for sale (Notes 5 and 10)                   7,323,879          5,986,590          6,707,407          6,060,373
Federal Reserve and Federal Home Loan
  Bank stock, at cost (Note 11)                                    310,400            259,100            259,100            244,200
Loans, net (Notes 6, 7, 11, 14 and 17)                          42,329,145         29,568,103         39,805,954         26,193,916
Premises and equipment, net (Note 8)                               509,430            468,271            526,328            485,065
Other real estate owned                                            125,000            482,717            125,000            607,718
Deferred tax assets (Note 10)                                      103,000            226,000            282,000            173,000
Other assets                                                       424,247            262,497            353,834            230,789
- ------------------------------------------------------------------------------------------------------------------------------------
                                                              $ 56,696,552       $ 41,859,235       $ 57,601,905       $ 36,871,880
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS'
  EQUITY

LIABILITIES
  Noninterest - bearing demand deposits                       $  9,350,345       $  6,289,348       $ 11,854,532       $  5,113,554
  Interest - bearing deposits:
     NOW accounts                                               11,768,930          8,434,988         13,733,936          6,915,821
     Savings                                                     2,428,414            881,873          1,573,423            759,110
     Money market accounts                                      10,749,072         11,536,278          9,995,693          8,722,293
     Time, $100,000 and over                                     4,337,278          2,211,684          3,287,869          2,610,237
     Other time deposits                                        12,778,874          8,097,557         12,207,500          8,424,359
- ------------------------------------------------------------------------------------------------------------------------------------
             Total deposits                                     51,412,913         37,451,728         52,652,953         32,545,374

  Accrued interest payable                                         144,437             70,583            110,671             67,205
  Other liabilities                                                 68,185             44,781             89,543             29,017
  Federal Home Loan Bank advances (Note 11)                      1,000,000          1,000,000          1,000,000          1,000,000
- ------------------------------------------------------------------------------------------------------------------------------------
             Total liabilities                                  52,625,535         38,567,092         53,853,167         33,641,596
- ------------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS, CONTINGENCIES AND CREDIT
  RISK (Notes 15, 16, and 17)

STOCKHOLDERS' EQUITY (Notes 5, 13 and 18)
  Common stock, par value $7 per share;
     authorized 1,000,000 shares; issued and
     outstanding 410,000 shares                                  2,870,000          2,870,000          2,870,000          2,870,000
  Additional paid - in capital                                   1,230,000          1,230,000          1,230,000          1,230,000
  Accumulated surplus (deficit)                                    101,505           (746,293)          (138,920)          (895,814)
  Unrealized gain (loss) on securities available
     for sale, net (Note 5)                                       (130,488)           (61,564)          (212,342)            26,098
- ------------------------------------------------------------------------------------------------------------------------------------
             Total stockholders' equity                          4,071,017          3,292,143          3,748,738          3,230,284
- ------------------------------------------------------------------------------------------------------------------------------------
                                                              $ 56,696,552       $ 41,859,235       $ 57,601,905       $ 36,871,880
====================================================================================================================================



See Notes to Financial Statements.


BANK OF NAPLES
STATEMENTS OF INCOME


- ------------------------------------------------------------------------------------------------------------------------------------
                                                                         Three Months Ended                    Years Ended
                                                                              March 31,                         December 31,
                                                                    ----------------------------        ----------------------------
                                                                        1995              1994             1994              1993
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
- ------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Loans and fees on loans                                          $1,064,897        $  631,292        $3,005,567        $2,378,440
   Investment securities                                               130,311           100,046           376,204           427,253
   Federal funds sold                                                   30,827            10,560            74,393            33,612
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                     1,226,035           741,898         3,456,164         2,839,305
- ------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
   Deposits                                                            378,799           223,326         1,062,565           937,808
   Borrowings                                                           12,443            11,180            57,884            18,075
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                       391,242           234,506         1,120,449           955,883
- ------------------------------------------------------------------------------------------------------------------------------------
               Net interest income                                     834,793           507,392         2,335,715         1,883,422

PROVISION FOR LOAN LOSSES (Note 7)                                      15,000            15,000            15,000           135,000
- ------------------------------------------------------------------------------------------------------------------------------------
               Net interest income after
                   provision for loan losses                           819,793           492,392         2,320,715         1,748,422
- ------------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME
   Service charges and fees                                             57,053            62,638           209,616           157,179
   Securities gains                                                         --                --                --             2,747
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                        57,053            62,638           209,616           159,926
- ------------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES
   Salaries and employee benefits                                      255,398           186,261           832,838           693,975
   Occupancy                                                            61,804            48,114           221,975           189,080
   Furniture and equipment                                              25,839            23,690            92,304            80,808
   Other (Note 9)                                                      164,679           147,444           585,320           496,597
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                       507,720           405,509         1,732,437         1,460,460
- ------------------------------------------------------------------------------------------------------------------------------------
               Income before income taxes                              369,126           149,521           797,894           447,888

PROVISION FOR INCOME TAXES (Note 10)
   Current                                                                  --                --             6,000                --
   Deferred                                                            128,701                --            35,000                --
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                       128,701                --            41,000                --
- ------------------------------------------------------------------------------------------------------------------------------------
               Net income                                           $  240,425        $  149,521        $  756,894        $  447,888
====================================================================================================================================
               Net income per share                                 $     0.59        $     0.37        $     1.85        $     1.09
====================================================================================================================================



See Notes to Financial Statements.

BANK OF NAPLES
STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                        Unrealized
                                                                                                        Gain (Loss)
                                                       Common Stock         Additional   Accumulated   on Securities
                                                       ------------          Paid-In       Surplus     Available for
                                                    Shares       Amount      Capital     (Deficit)      Sale, Net          Total
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1992                          410,000   $ 2,870,000   $ 1,230,000   $(1,343,702)  $         --    $ 2,756,298

  Net income                                             --            --            --       447,888             --        447,888

  Net change in unrealized gain (loss)
   on securities available for sale,
   net of deferred taxes (Notes 5 and 21)                --            --            --            --         26,098         26,098
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993                          410,000     2,870,000     1,230,000      (895,814)        26,098      3,230,284

  Net income (unaudited)                                 --            --            --       149,521             --        149,521

  Net change in unrealized gain (loss)
   on securities available for sale, net of
   deferred taxes (Notes 5 and 21)
   (unaudited)                                           --            --            --            --        (87,662)       (87,662)
- ------------------------------------------------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1994 (unaudited)                 410,000   $ 2,870,000   $ 1,230,000   $  (746,293)   $   (61,564)   $ 3,292,143
====================================================================================================================================


                                                                                                     Unrealized
                                                                                                     Gain (Loss)
                                                                         Additional   Accumulated   on Securities
                                                    Common Stock          Paid-In       Surplus     Available for
                                                 --------------------
                                                  Shares     Amount        Capital      (Deficit)      Sale, Net         Total
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993                        410,000  $2,870,000   $ 1,230,000  $   (895,814)  $     26,098   $   3,230,284

  Net income                                            -           -             -       756,894              -         756,894

  Net change in unrealized gain (loss)
   on securities available for sale,
   net of deferred taxes (Notes 5 and 21)               -           -             -             -       (238,440)       (238,440)
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                        410,000   2,870,000     1,230,000      (138,920)      (212,342)      3,748,738

  Net income (unaudited)                                -           -             -       240,425              -         240,425

  Net change in unrealized gain (loss)
   on securities available for sale, net of
   deferred taxes (Notes 5 and 21)
   (unaudited)                                          -           -             -             -         81,854          81,854
- ------------------------------------------------------------------------------------------------------------------------------------
BALANCE, MARCH 31, 1995   (unaudited)             410,000  $2,870,000   $ 1,230,000  $    101,505   $   (130,488)  $   4,071,017
====================================================================================================================================



See Notes to Financial Statements.

BANK OF NAPLES
STATEMENTS OF CASH FLOWS

- --------------------------------------------------------------------------------------------------------------------------------
                                                                           Three Months Ended                 Years Ended
                                                                                March 31,                     December 31,
                                                                        ------------------------      --------------------------
                                                                        1995                1994          1994           1993
- --------------------------------------------------------------------------------------------------------------------------------
                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                      $      240,425      $   149,521   $    756,894   $   447,888
    Adjustments to reconcile net income to net
        cash provided by operating activities:
            Depreciation                                                    22,682           20,283         88,710        71,776
            Amortization of organizational costs                               525            4,545          5,913        20,305
            Gain on sale of securities                                           -                -              -        (2,747)
            Gain on sale of other real estate
                owned                                                            -          (14,757)       (14,491)            -
            Provision for loan losses                                       15,000           15,000         15,000       135,000
            Accretion of bond discount                                        (651)            (152)        (2,554)       (4,042)
            Amortization of bond premium                                     3,133            8,805         29,650        51,707
            Deferred tax assets                                            129,000                -         35,000             -
            (Increase) decrease in other assets                            (70,938)         (36,253)      (128,958)       64,265
            Increase (decrease) in:
                Accrued interest payable                                    33,766            3,378         43,466       (29,163)
                Other liabilities                                          (21,358)          15,764         60,526          (863)
- --------------------------------------------------------------------------------------------------------------------------------
                     Net cash provided by operating
                            activities                                     351,584          166,134        889,156       754,126
- --------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Federal funds sold, net                                              4,385,000       (1,000,000)    (5,310,000)       50,000
    Net increase (decrease) in cash flows from
        securities (Note 21)                                              (487,100)         (75,532)    (1,056,570)    1,559,142
    Federal Reserve and Federal Home Loan
        Bank stock                                                         (51,300)         (14,900)       (14,900)            -
    Net increase in loans                                               (2,538,191)      (3,389,187)   (13,627,038)   (5,247,609)
    Purchases of premises and equipment                                     (5,784)          (3,489)      (129,973)      (50,432)
    Net proceeds from sales of other real estate
        owned                                                                    -          139,758        497,209             -
- --------------------------------------------------------------------------------------------------------------------------------
                     Net cash provided by (used in)
                            investing activities                         1,302,625       (4,343,350)   (19,641,272)   (3,688,899)
- --------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in deposits                                 (1,240,040)       4,906,354     20,107,579       989,415
    Net increase in borrowings                                                   -                -              -     1,000,000
- --------------------------------------------------------------------------------------------------------------------------------
                     Net cash provided by (used in)
                            financing activities                        (1,240,040)       4,906,354     20,107,579     1,989,415
- --------------------------------------------------------------------------------------------------------------------------------
                     Increase (decrease) in cash
                            and cash equivalents                           414,169          729,138      1,355,463      (945,358)


CASH AND CASH EQUIVALENTS
    Beginning                                                            2,517,282        1,161,819      1,161,819     2,107,177
- --------------------------------------------------------------------------------------------------------------------------------
    Ending                                                          $    2,931,451      $ 1,890,957   $  2,517,282   $ 1,161,819
================================================================================================================================


See Notes to Financial Statements (Additional Cash Flow Information - Note 21).

BANK OF NAPLES

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 1.       ORGANIZATION

Bank of Naples (Bank) was incorporated in September 1988. The Bank is chartered with the Florida Department of Banking as a state banking institution. The Bank received all required regulatory approvals and opened for business on May 11, 1989.


NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM INFORMATION: In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. The results of operations for the three months ended March 31, 1995, are not necessarily indicative of the results expected for the year ending December 31, 1995.

CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks, including cash items in process of clearing. Cash flows from loans, deposits, and federal funds purchased and sold are reported net.

The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

INVESTMENT IN DEBT AND MARKETABLE EQUITY SECURITIES: The Bank accounts for debt and equity securities in accordance with FASB Statement No. 115. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification should be reassessed at each balance sheet date. The classifications and related accounting policies under FASB Statement No. 115 are as follows:

SECURITIES HELD TO MATURITY: Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

SECURITIES AVAILABLE FOR SALE: Securities classified as available-for-sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effects. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

TRADING SECURITIES: Trading securities, which are generally held for the short term, in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSFERS: Transfers of debt securities into the held-to-maturity classification from the available-for-sale classification are made at fair value on the date of transfer. The unrealized holding gain or loss on the date of transfer is retained as a separate component of stockholders' equity and in the carrying value of the held-to-maturity securities. Such amounts are amortized over the remaining contractual lives of the securities by the interest method.

LOANS AND ALLOWANCE FOR LOAN LOSSES: Loans are stated at the amount of unpaid principal, reduced by unearned discounts and fees and an allowance for loan losses.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. In addition, the Bank measures impaired loans at the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient, at either the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding. Accrual of interest is generally stopped when a loan is greater than three months past due. Interest on these loans is recognized only when actually paid by the borrower if collection of the principal is likely to occur. Accrual of interest is generally resumed when the customer is current on all principal and interest payments.

Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the contractual lives of the loans. Commitment fees which are based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment periods.

OTHER REAL ESTATE OWNED: Other real estate owned (OREO) includes properties acquired through foreclosure or acceptance of deeds in lieu of foreclosure. These properties are recorded on the date acquired at the fair market value less cost of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Costs relating to the development and improvement of the property are capitalized, whereas the costs of holding the property are charged to expense. Any subsequent write-downs or gains or losses from disposition, are included in other expenses as incurred.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated and straight-line methods over the following estimated useful lives:

- --------------------------------------------------------------------------------
                                                                          Years
- --------------------------------------------------------------------------------
Furniture, fixtures and equipment                                         3 - 10
Leasehold improvements                                                    5 - 20
- --------------------------------------------------------------------------------

INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income tax expense is the tax payable or refundable for the year plus or minus the change in deferred tax assets or liabilities during the year.

COMMON STOCK AND NET INCOME PER SHARE: The net income per common share amounts are computed using the weighted average number of common shares outstanding during the period. The stock options did not have a dilutive effect on net income per share.

RECLASSIFICATIONS: Certain of the 1993 amounts have been reclassified to conform with the 1994 presentation. These reclassifications had no effect on net income or stockholders' equity.

CURRENT ACCOUNTING DEVELOPMENTS:

FAIR VALUE OF FINANCIAL INSTRUMENTS: FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. This statement is effective for the Bank's year ending December 31, 1995.


NOTE 3.       CASH AND DUE FROM BANKS

The Bank is required to maintain reserve balances with the Federal Reserve Bank. The Bank's balance of cash on hand and due from banks used to satisfy the reserve requirements with the Federal Reserve Bank was $25,000.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 4.       SECURITIES HELD TO MATURITY

- --------------------------------------------------------------------------------------------------------
March 31, 1995 (Unaudited)
- --------------------------------------------------------------------------------------------------------
                                                           Gross            Gross
                                       Amortized         Unrealized       Unrealized            Fair
                                         Cost              Gains            Losses              Value
- --------------------------------------------------------------------------------------------------------
Municipal securities                  $   440,000        $   10,952       $    -             $   450,952
========================================================================================================

- --------------------------------------------------------------------------------------------------------
March 31, 1994 (Unaudited)
- --------------------------------------------------------------------------------------------------------
                                                           Gross            Gross
                                       Amortized         Unrealized       Unrealized            Fair
                                         Cost              Gains            Losses              Value
- --------------------------------------------------------------------------------------------------------
Municipal securities                  $   440,000        $   19,908       $    -             $   459,908
========================================================================================================

All of the securities designated as being held to maturity as of March 31, 1995, are due to mature after ten years.

- --------------------------------------------------------------------------------------------------------
December 31, 1994
- --------------------------------------------------------------------------------------------------------
                                                           Gross            Gross
                                       Amortized         Unrealized       Unrealized            Fair
                                         Cost              Gains            Losses              Value
- --------------------------------------------------------------------------------------------------------
Municipal securities                  $   440,000        $   4,624        $    -             $   444,624
========================================================================================================


- --------------------------------------------------------------------------------------------------------
December 31, 1993
- --------------------------------------------------------------------------------------------------------
                                                           Gross            Gross
                                       Amortized         Unrealized       Unrealized            Fair
                                         Cost              Gains            Losses              Value
- --------------------------------------------------------------------------------------------------------
Municipal securities                  $   440,000        $   31,240       $    -             $   471,240
========================================================================================================

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 5.  SECURITIES AVAILABLE FOR SALE

- --------------------------------------------------------------------------------------------------------
March 31, 1995 (Unaudited)
- ----------------------------------------------------------------------------------------------------------
                                                            Gross              Gross
                                        Amortized         Unrealized         Unrealized         Fair
                                          Cost              Gains              Losses           Value
- ----------------------------------------------------------------------------------------------------------
U.S. Treasury                         $     502,498      $       -        $     (15,935)     $     486,563
U.S. government agencies                  1,248,382              -              (66,652)         1,181,730
Mortgage-backed                           3,532,514          6,529             (132,119)         3,406,924
Bankers' acceptances                      1,998,973              -                 (311)         1,998,662
Corporate bonds                             250,000              -                    -            250,000
- ----------------------------------------------------------------------------------------------------------

                                      $   7,532,367      $   6,529        $    (215,017)     $   7,323,879
==========================================================================================================

- ----------------------------------------------------------------------------------------------------------
March 31, 1994 (Unaudited)
- ----------------------------------------------------------------------------------------------------------
                                                            Gross              Gross
                                        Amortized         Unrealized         Unrealized         Fair
                                          Cost              Gains              Losses           Value
- ----------------------------------------------------------------------------------------------------------
U.S. Treasury                         $     753,226      $    2,223       $      (9,757)     $     745,692
U.S. government agencies                  1,248,086               -             (25,298)         1,222,788
Mortgage-backed                           3,833,842          17,344             (83,076)         3,768,110
Corporate bonds                             250,000               -                   -            250,000
- ----------------------------------------------------------------------------------------------------------

                                      $   6,085,154      $   19,567       $    (118,131)     $   5,986,590
==========================================================================================================

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 5.  SECURITIES AVAILABLE FOR SALE (CONTINUED)

- ----------------------------------------------------------------------------------------------------------
December 31, 1994
- ----------------------------------------------------------------------------------------------------------
                                                                Gross          Gross
                                         Amortized           Unrealized     Unrealized             Fair
                                           Cost                 Gains         Losses               Value
- ----------------------------------------------------------------------------------------------------------
U.S. Treasury                         $     502,505      $          -     $     (26,215)     $     476,290
U.S. government agencies                  1,248,308                 -           (93,859)         1,154,449
Mortgage-backed                           3,553,889                 -          (220,268)         3,333,621
Bankers' acceptances                      1,493,047                 -                 -          1,493,047
Corporate bonds                             250,000                 -                 -            250,000
- ----------------------------------------------------------------------------------------------------------

                                      $   7,047,749      $          -     $    (340,342)     $   6,707,407
==========================================================================================================

- ---------------------------------------------------------------------------------------------------------
December 31, 1993
- ----------------------------------------------------------------------------------------------------------
                                                                Gross          Gross
                                         Amortized           Unrealized     Unrealized             Fair
                                           Cost                 Gains         Losses               Value
- ----------------------------------------------------------------------------------------------------------
U.S. Treasury                         $     752,198      $    7,411       $          -       $     759,609
U.S. government agencies                  1,247,697          18,247                  -           1,265,944
Mortgage-backed                           3,768,380          36,226            (19,786)          3,784,820
Corporate bonds                             250,000               -                  -             250,000
- ----------------------------------------------------------------------------------------------------------

                                      $   6,018,275      $   61,884       $    (19,786)      $   6,060,373
==========================================================================================================


The amortized cost and approximate fair value of securities available for sale as of March 31, 1995, by contractual maturity, are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 5.       SECURITIES AVAILABLE FOR SALE (CONTINUED)

                                                                                        (Unaudited)
- --------------------------------------------------------------------------------------------------------------
                                                                                Amortized             Fair
                                                                                  Cost                Value
- --------------------------------------------------------------------------------------------------------------
Due in one year or less                                                      $   2,248,973       $   2,249,028
Due after one year through five years                                            1,250,879           1,198,397
Due after five years through ten years                                             500,000             469,530
- --------------------------------------------------------------------------------------------------------------

                                                                                 3,999,852           3,916,955

Mortgage-backed securities                                                       3,532,514           3,406,924
- --------------------------------------------------------------------------------------------------------------

                                                                             $   7,532,366       $   7,323,879
==============================================================================================================

Securities available for sale with a carrying amount of $250,000 (unaudited) at March 31, 1995, were pledged as collateral on public deposits and for other purposes as required or permitted by law.


NOTE 6.       LOANS


- ---------------------------------------------------------------------------------------------------------------
                                                   March 31,                            December 31,
                                      ---------------------------------      ----------------------------------
                                            1995               1994                1994                1993
- ---------------------------------------------------------------------------------------------------------------
                                                 (Unaudited)

Commercial                            $   17,866,460     $   13,774,959      $   16,759,573      $   12,041,367
Real estate                               19,002,628         12,769,612          17,427,659          11,112,010
Construction                               4,885,179          1,841,829           4,907,817           2,087,780
Installment                                1,177,877          1,749,732           1,326,294           1,501,173
- ---------------------------------------------------------------------------------------------------------------

                                          42,932,144         30,136,132          40,421,343          26,742,330
- ---------------------------------------------------------------------------------------------------------------

Deduct:
   Allowance for loan losses                 479,472            468,507             494,210             459,637
   Unearned net loan fees                    123,527             99,522             121,179              88,777
- ---------------------------------------------------------------------------------------------------------------

                                             602,999            568,029             615,389             548,414
- ---------------------------------------------------------------------------------------------------------------

Loans, net                            $   42,329,145     $   29,568,103      $   39,805,954      $   26,193,916
===============================================================================================================


Nonaccruing loans totaled approximately $23,547 (unaudited) and $11,050 (unaudited) at March 31, 1995 and 1994, respectively, and $88,000 and $29,600 at December 31, 1994 and 1993, respectively. The effect of nonaccrual loans was not significant to the results of operations. In addition, the nonaccrual loans at March 31, 1995, are considered impaired loans for SFAS No. 114. There is no specific allowance associated with these loans and the average outstanding balance for the three months ended March 31, 1995, was approximately $56,000.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 7.       ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses were as follows:

- ---------------------------------------------------------------------------------------------------------
                                              Three Months Ended                     Years Ended
                                                  March 31,                          December 31,
                                      ------------------------------      -------------------------------
                                           1995              1994              1994               1993
- ---------------------------------------------------------------------------------------------------------
                                                 (Unaudited)

Balance, beginning                    $    494,210       $   459,637      $    459,637       $    475,134
Provision charged to operating
   expense                                  15,000            15,000            15,000            135,000
Loans charged off                          (36,712)          (13,848)          (54,757)          (201,627)
Recoveries of amounts
   charged off                               6,974             7,718            74,330             51,130
- ---------------------------------------------------------------------------------------------------------

Balance, ending                       $    479,472       $   468,507      $    494,210       $    459,637
=========================================================================================================


NOTE 8.       PREMISES AND EQUIPMENT

The major classes of premises and equipment and the total accumulated depreciation are as follows:

- ---------------------------------------------------------------------------------------------------------
                                                  March 31,                          December 31,
                                      ------------------------------      -------------------------------
                                           1995              1994              1994               1993
- ---------------------------------------------------------------------------------------------------------
                                                 (Unaudited)

Furniture, fixtures and
   equipment                          $   389,471        $   284,672      $    383,687       $    281,182
Leasehold improvements                    508,324            480,977           508,324            480,977
- ---------------------------------------------------------------------------------------------------------

                                          897,795            765,649           892,011            762,159

Less accumulated depreciation             388,365            297,378           365,683            277,094
- ---------------------------------------------------------------------------------------------------------

Premises and equipment                $   509,430        $   468,271      $    526,328       $    485,065
=========================================================================================================



- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 9.       OTHER EXPENSES

A summary of other expenses is as follows:

- ------------------------------------------------------------------------------------------------------------
                                             Three Months Ended                         Years Ended
                                                  March 31,                             December 31,
                                      -------------------------------        -------------------------------
                                          1995                1994                1994                1993
- ------------------------------------------------------------------------------------------------------------
                                                 (Unaudited)

Advertising                           $   12,443         $      4,259        $     50,843        $    19,028
Amortization of organizational
   costs                                     525                4,545               5,913             20,305
Data processing                           24,341               17,944              75,182             70,253
Dues and memberships                       3,244                3,315              12,685             14,141
Examinations and assessments              30,011               22,649              91,784             98,734
Insurance                                  1,620                5,984              22,647             18,854
Other                                     20,904               26,036              76,473             58,750
Printing, stationery and
   postage                                24,516               13,227              67,050             44,369
Professional fees                         17,927               31,865              99,829             92,284
Repairs and maintenance                   12,133                5,968              37,287             41,812
Travel and entertainment                  17,015               11,652              45,627             18,067
- ------------------------------------------------------------------------------------------------------------

Total                                 $  164,679          $   147,444        $    585,320        $   496,597
============================================================================================================

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 10.      INCOME TAXES

The cumulative tax effects of the primary temporary differences are shown in the following table:

- ---------------------------------------------------------------------------------------------------------
                                                   March 31,                        December 31,
                                      -------------------------------      ------------------------------
                                           1995               1994             1994              1993
- ---------------------------------------------------------------------------------------------------------
                                                  (Unaudited)
Deferred tax assets:
   Unrealized loss on available-
     for-sale securities              $    78,000        $     37,000      $   128,000       $          -
   Loan loss allowances                    62,000               4,000           36,000                  -
   Other real estate owned                      -              11,000                -             11,000
   Premises and equipment                  10,000               5,000            3,000              5,000
   Alternative minimum tax
     credit                                     -                   -            6,000                  -
   Deferred loan fees                           -                   -           12,000             13,000
   Loss carryforwards                           -             391,000          146,000            448,000
- ---------------------------------------------------------------------------------------------------------

Total deferred tax assets                 150,000             448,000          331,000            477,000
- ---------------------------------------------------------------------------------------------------------

Deferred tax liabilities:
   Unrealized gain on available-
     for-sale securities                        -                   -                -            (16,000)
   Other--cash basis adjustment            (5,000)                  -          (40,000)           (12,000)
   Deferred loan fees                           -              (4,000)               -                  -
- ---------------------------------------------------------------------------------------------------------

Total deferred tax liabilities             (5,000)             (4,000)         (40,000)           (28,000)
- ---------------------------------------------------------------------------------------------------------

Subtotal                                  145,000             444,000          291,000            449,000

Valuation allowance for
   deferred tax assets                    (42,000)           (218,000)          (9,000)          (276,000)
- ---------------------------------------------------------------------------------------------------------

Net deferred tax assets               $   103,000        $    226,000      $   282,000       $    173,000
=========================================================================================================

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 10.      INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income as follows:

- -----------------------------------------------------------------------------------------------------------------------------
                                     Three Months Ended March 31,                            Years Ended December 31,
                                     1995                    1994                         1994                    1993
                         ------------------------------------------------       ---------------------------------------------
                              Amount      Percent      Amount     Percent          Amount      Percent      Amount    Percent
- -----------------------------------------------------------------------------------------------------------------------------
                                             (Unaudited)
Computed "expected"
   federal tax expense   $     129,000     35.0%     $ 52,000      35.0%        $   279,000      35.0%    $  152,000     34.0%
Increase (decrease) in
   income taxes
   resulting from:
     State income taxes,
       net of federal
       tax benefit              13,000      3.5         5,000       3.3              29,000       3.6         16,000      3.5
     Other                     (46,299)   (12.5)        1,000       0.6                   -         -              -        -
     Change in
       valuation
       allowance                33,000     (9.0)      (58,000)    (38.9)           (267,000)    (33.6)      (168,000)   (37.5)
- -----------------------------------------------------------------------------------------------------------------------------

Provision for
   income taxes          $     128,701     35.0%     $      -                   $    41,000       5.0%    $    -
==============================================================================================================================


During the three months ended March 31, 1994, and during the years ended December 31, 1994 and 1993, the Bank decreased its valuation allowance by $58,000 (unaudited), $267,000 and $168,000, respectively, as a result of utilization of operating loss carryforwards. Realization of deferred tax assets is dependent upon sufficient future taxable income in the near future.

                                   * * * * *

NOTE 11.      FEDERAL HOME LOAN BANK ADVANCES

The Bank has a $5,500,000 line of credit with the Federal Home Loan Bank of Atlanta. The Bank has pledged residential first mortgage loans with unpaid principal balances at March 31, 1995, of approximately $4,127,000 (unaudited) and Federal Home Loan Bank stock as security for the advances. The $1,000,000 outstanding bears interest at 4.31 percent and matures September 17, 1995.

NOTE 12.      401(K) PROFIT SHARING PLAN

The Bank provides a 401(k) profit sharing plan for its employees. Participants may elect to make contributions to the plan in an amount not to exceed 25 percent of their compensation. The Bank makes certain matching contributions for eligible employees. Contributions by the Bank were approximately $1,100 (unaudited) and $1,091 (unaudited) for March 31, 1995 and 1994, respectively, and approximately $20,000 and $13,000 for December 31, 1994 and 1993, respectively, and are included in salaries and employees' benefits.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 13.      STOCK OPTION PLAN

The Bank adopted a stock option plan during 1994 and has reserved 41,000 shares of common stock for issuance at the greater of $10.50 per share or the fair market value of the shares on the date the option is granted. Options granted will become exercisable over a 5-year period, at a cumulative rate of 20 percent per year, on the anniversary dates of the option grants. At March 31, 1995 (unaudited), and December 31, 1994, incentive stock options for 21,000 shares at an exercise price of $11 per share were outstanding with none being exercisable.

NOTE 14.      RELATED-PARTY TRANSACTIONS

Some of the directors of the Bank are also owners or executive officers in other business organizations. The Bank has made loans to these individuals and related companies, as well as to officers of the Bank. Aggregate loans to these related parties totaled $704,767 (unaudited) and $612,367 (unaudited) at March 31, 1995 and 1994, respectively, and $704,481 and $640,083 at December 31, 1994 and 1993, respectively. Commitments to extend credit to these related parties were $345,410 (unaudited) and $464,375 (unaudited) at March 31, 1995 and 1994, respectively, and $346,010 and $563,646 at December 31, 1994 and 1993, respectively. In management's opinion, these loans were on the same terms as those for comparable loans with nonrelated parties.

NOTE 15.      LEASES

The Bank leases its premises under non-cancelable operating leases. The main office lease provides for five renewal options of five years each. The leases for the two branches expire in 1997 and 1999, and each has three five-year renewal options.

Future minimum rental payments required under noncancelable operating leases at December 31, 1994, were as follows:

- --------------------------------------------------
Years ending December 31:
   1995                                $   163,696
   1996                                    163,696
   1997                                    159,896
   1998                                     28,000
   1999                                     14,000
- --------------------------------------------------

                                       $   529,288
==================================================


Total rent expense recorded by the Bank for the three months ended March 31, 1995 and 1994, was $43,728 (unaudited) and $32,784 (unaudited), respectively, and for the years ended December 31, 1994 and 1993, was $160,398 and $161,323, respectively.

NOTE 16.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the balance sheet. The contractual amounts of those instruments reflect the Bank's involvement in particular classes of financial instruments.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 16.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

The Bank's exposure to credit loss in the event of nonperformance by the counterparties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. These commitments were as follows:

- -------------------------------------------------------------------------------------------------------------
                                                   March 31,                             December 31,
                                      ---------------------------------      --------------------------------
                                           1995                1994                1994               1993
- -------------------------------------------------------------------------------------------------------------
                                                 (Unaudited)

Commitments to extend credit          $   9,260,260       $   5,078,513      $   10,017,091      $  4,645,516
Standby letters of credit                   511,525             339,685             509,520           509,253
- -------------------------------------------------------------------------------------------------------------

                                      $   9,771,785       $   5,418,198      $   10,526,611      $  5,154,769
=============================================================================================================

                                   * * * * *

COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are commitments to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

STANDBY LETTERS OF CREDIT: Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, construction bonding, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The collateral varies but may include accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

NOTE 17.      CONCENTRATIONS OF RISK

Most of the Bank's business activity is with customers located within its primary market area, which generally includes Southwest Florida. Included in the Bank's loan portfolio (see Note 6) is a concentration of loans related to real estate, a significant portion of which relates to commercial real estate. A substantial portion of its debtors' abilities to honor their contracts is dependent upon the local economy. The economy of the Bank's primary market area is not heavily dependent on any individual economic sector. The Bank has no significant concentrations of credit risk with any individual counterparty to originate loans.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 17.      CONCENTRATIONS OF RISK (CONTINUED)

The Bank also has a substantial concentration of funds at Barnett Bank. Such concentrations consisted of deposit accounts and federal funds sold totaling approximately $3,984,000 (unaudited) and $3,010,000 (unaudited) at March 31, 1995 and 1994, respectively, and $8,230,000 and $2,140,000 at December 31, 1994
and 1993, respectively.

NOTE 18.      REGULATORY CAPITAL REQUIREMENTS

The Federal Reserve Board and other bank regulatory agencies have adopted risk-based capital guidelines for banks and bank holding companies. The main objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banking organizations and to take into account the different risks among banking organizations' assets and off-balance sheet items. Bank regulatory agencies have supplemented the risk-based capital standard with a leverage ratio for Tier 1 capital to total reported assets. The minimum leverage ratio standard is 3 percent. Depending upon the judgment of the various regulatory agencies, a greater leverage ratio may be required based upon the relative risk of the organization.

                                   * * * * *

Below is a comparison of the Bank's actual and minimum requirements for well-capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:


- -----------------------------------------------------------------------------------------------------------------------
                                                                                                Minimum Requirements
                                      March 31,                     December 31,             --------------------------
                              -------------------------      -------------------------           Well        Adequately
                                 1995           1994            1994           1993          Capitalized    Capitalized
- -----------------------------------------------------------------------------------------------------------------------
                                      (Unaudited)

Tier 1 risk-based capital         9.7%          11.0%            9.3%          11.4%            6.0%           4.0%
Total risk-based capital         10.8           12.2            10.4           12.7            10.0            8.0
Leverage ratio                    7.4            8.0             6.9            8.9             5.0            3.0
- -----------------------------------------------------------------------------------------------------------------------


Banking regulations restrict the amount of dividends that may be paid by the Bank without prior approval of Bank supervisory authorities.

                                   * * * * *

NOTE 19.      EMPLOYMENT AGREEMENTS

The Bank has employment agreements or other compensation agreements with certain key executives which require varying payments of six months' to one year's salary if such executives are terminated other than for cause or if certain changes in control conditions exist.

NOTE 20.      SUBSEQUENT EVENT--AFFILIATION AGREEMENT

On April 4, 1995, the Board of Directors of Bank of Naples entered into a merger agreement with Fifth Third Bancorp. Bank of Naples will be merged into Fifth Third Bancorp's wholly-owned subsidiary. Each share of Bank of Naples common stock issued and outstanding will be converted into .41174 shares of Fifth Third Bancorp common stock when the merger becomes effective.

- --------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

NOTE 21.      ADDITIONAL CASH FLOW INFORMATION

- -----------------------------------------------------------------------------------------------------------
                                             Three Months Ended                      Years Ended
                                                  March 31,                          December 31,
                                      ------------------------------      ---------------------------------
                                             1995            1994              1994                1993
- -----------------------------------------------------------------------------------------------------------
                                                  (Unaudited)

CASH FLOWS FROM
   PURCHASES, SALES AND
   MATURITIES OF SECURITIES
     Available-for-sale
       securities:
         Maturities                   $    1,514,356     $   932,388      $    1,442,147     $            -
         Purchases                        (2,001,456)     (1,007,920)         (2,498,717)
- -
     Securities held for
       investment:
         Maturities                              -                 -                  -          10,275,474
         Purchases                               -                 -                  -          (8,716,332)
- -----------------------------------------------------------------------------------------------------------

                                      $     (487,100)      $   (75,532)     $   (1,056,570)    $    1,559,142
===========================================================================================================

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION
     Cash payments for interest       $      357,476       $   231,128      $    1,076,983     $      985,046
     Cash payments for income
       taxes                                       -                 -               3,000                  -
===========================================================================================================

                             AFFILIATION AGREEMENT                       ANNEX A


This Affiliation Agreement ("Affiliation Agreement") dated as of April _____, 1995, is entered into by and between FIFTH THIRD BANCORP, a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Cincinnati, Hamilton County, Ohio ("Fifth Third"), and BANK OF NAPLES, a state chartered bank organized and existing under the laws of the State of Florida with its principal office located in Naples, Collier County, Florida ("Seller").

                              W I T N E S S E T H:

WHEREAS, Fifth Third is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Seller is a state chartered bank under the laws of the state of Florida, and Fifth Third and Seller desire to effect a reverse triangular merger under the authority and provisions of the corporation law of the State of Florida and the laws of the United States pursuant to which at the Effective Time (as herein defined in Section IX) Fifth Third's wholly-owned subsidiary, Fifth Third Trust Co. & Savings Bank, F.S.B. ("5/3 Savings Bank") will be merged with and into Seller with Seller to be and become the surviving corporation; and

WHEREAS, under the terms of the Agreement of Merger ("Agreement of Merger") between 5/3 Savings Bank and Seller (and agreed to by Fifth Third) appended hereto as Appendix A, the terms of which are incorporated into this Agreement and made a part hereof, all of the issued and outstanding shares of the Common Stock, $1.00 par value per share, of Seller which are issued and outstanding (excluding any treasury shares) immediately prior to the Effective Time will at the Effective Time be cancelled and extinguished and in substitution therefor each of such Seller shares will, at the Effective Time, be converted into shares of the Common Stock of Fifth Third, all as more fully provided in this Agreement and in the Agreement of Merger.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third and Seller agree together as follows:

I.       Obligations of Fifth Third and Seller to be Performed Prior to the
Closing

A. Fifth Third will, as promptly as practicable, prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Florida Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this Agreement and in the Agreement of Merger, and shall also prepare and file at its expense (accounting, legal, investment banking, financial consulting and associated expenses of Seller and its affiliates excepted) any registration statements or other documents necessary to comply with all federal and state securities laws relating to the registration and issuance of the shares of Fifth Third Common Stock to the Seller's shareholders in this transaction, and any other laws applicable to the transactions provided for in this Agreement and the Agreement of Merger and use all reasonable efforts to secure such approvals.

Seller agrees that it will, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Seller as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals.

II.      Representations and Warranties of Seller

Seller represents and warrants to Fifth Third that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in a writing referring to this Section II and delivered by Seller to Fifth Third prior to the execution of this Agreement by Fifth Third ("Disclosure Schedule"):

A. Seller (i) is duly chartered and validly existing as a state bank under the laws of the state of Florida; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 1,000,000 shares, $7.00 par value per share, of Common Stock authorized pursuant to its Charter, which are the total number of shares Seller is authorized to have outstanding; and (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Seller of any kind, other than (a) 410,000 shares of its Common Stock, $7.00 par value per share, ("Seller Common Stock") which presently are authorized, duly issued and outstanding and (b) options to purchase a total of 21,000 shares of Seller Common Stock, which options were granted to and are presently held by the officers and directors of Seller (the "Stock Options"). Seller has no direct or indirect subsidiaries.

B. Seller has furnished to Fifth Third its financial statements as at December 31, 1992, 1993 and 1994 and for the years then ended, together with the opinion of its independent certified public accountants associated therewith. Such financial statements of Seller fairly present the financial condition of Seller as of their respective dates and for the respective periods covered thereby in conformity with generally accepted accounting principles, consistently applied. There are no material liabilities, obligations or indebtedness of Seller required to be disclosed in such financial statements other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Seller shall furnish Fifth Third with its unaudited financial statements as at March 31, 1995 and for the three months then ended, duly certified by Seller's chief executive officer and chief financial officer, as soon as such statements publicly are available, and shall continue to furnish such financial information for subsequent monthly periods to Fifth Third as soon as such becomes available until the Closing Date. The unaudited financial statements do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring accruals) which, in the opinion of Seller, are necessary for a fair presentation of the financial statements, have been included.

C. Seller has good title to all of the properties and assets reflected in its financial statements as at December 31, 1994 and which are still owned by it, and Seller has good title to all properties and assets acquired by it after such date and still owned by it, subject to (i) any liens, encumbrances, easements, covenants and restrictions, of record, that do not materially adversely impair the use of the property in the manner in which it is currently being used, (ii) statutory liens for taxes not yet due and payable and (iii) minor defects and irregularities in title that do not materially adversely impair Seller's or any Successor's use of the property.

D. Except for events relating to the business environment in general: (i) since December 31, 1994, there have been no material adverse changes in the financial condition, operations or business of Seller; (ii) neither Seller's chief executive officer nor its chief financial officer (collectively the "Executive Officers") is aware of any events which have occurred since December 31, 1994 or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Seller.

E. There are no actions, suits, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Seller's Executive Officers, threatened against Seller which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Seller.

F. Since December 31, 1994, Seller has been operated in the ordinary course of business, has not made any material adverse changes in its capital or corporate structures, nor any material changes in its methods of business operations and has not provided any unusual or extraordinary increases in employee salaries or benefits. Since December 31, 1994, Seller has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

G. Seller timely has filed all Federal, state and local tax returns required to be filed (after giving effect to all extensions) by it, and has paid or provided for all tax liabilities shown to be due thereon or assessed against it. All tax returns filed by Seller through the date hereof constitute complete and accurate representations, in all material respects, of the tax liabilities of Seller for such years and accurately set forth all material items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of its properties and assets.

H. Seller is not a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, directors or employees except for employment agreements with Robert Guididas, K.R. Barker and Patrick J. Philbin or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which will expire or can be terminated by Seller prior to the Closing Date or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by Seller) which do not require the expenditure of more than $5,000.00 thereunder.

I. Since December 31, 1994, Seller has not incurred any unusual or extraordinary loan losses which are material to Seller; and in light of Seller's historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of December 31, 1994, its reserve for loan losses was adequate to absorb all known and reasonably anticipated losses as of such date.

J. Except for Keefe, Bruyette & Woods, Seller (i) has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and (ii) has not incurred or will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement and the Agreement of Merger.

K.       1.   The directors of Seller, by resolution adopted by the unanimous vote of all directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement and the Agreement of Merger, and have directed that this Agreement and the Agreement of Merger be submitted to a vote of Seller's shareholders at the annual or a special meeting of shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Charter and Bylaws of Seller.

         2. Seller has the corporate power and authority to enter into this Agreement and the Agreement of Merger and to carry out its obligations hereunder and thereunder subject to certain required regulatory and shareholder approvals. This Agreement and the Agreement of Merger, when executed and delivered, will have been duly authorized by Seller's board of directors and, subject to the receipt of requisite regulatory approvals and the approval of Seller's shareholders, will constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights, and
(ii) the availability of certain remedies may be precluded by general principles of equity.

         3. Neither the execution of this Agreement or the Agreement of Merger, nor the consummation of the transactions contemplated hereby and thereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Seller's Charter or Bylaws or, to the best knowledge of its Executive Officers, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Seller is subject or bound; (ii) to the best knowledge of Seller's Executive Officers, results in the creation of or gives any person the right to create any lien, charge, encumbrance, security agreement or any other rights of others or other adverse interest upon any material right, property or asset belonging to Seller other than such rights as may be given dissenting shareholders of Seller pursuant to state law; (iii) terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Seller is a party or by which Seller's rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Seller is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments which will expire or can be terminated by Seller prior to the Closing Date or which do not require the expenditure of more than $5,000 (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by Seller).

L. Complete and accurate copies of the Charter and Bylaws of Seller in force as of the date hereof have been delivered to Fifth Third.

M. To the best knowledge of the Executive Officers of Seller, Seller has not knowingly engaged in any activity or knowingly omitted to take any action which, in any material way, has resulted or could result in the violation of local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or any regulation, order, injunction or decree of any court or governmental body, if such violation could have a material adverse effect on Seller. To the best knowledge of Seller's Executive Officers, Seller possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

N.  1.   To the best knowledge of the Executive Officers of Seller, neither this Agreement nor the Agreement of Merger nor any report, statement, list, certificate or other information furnished by Seller to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to their business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, in the case of the registration statement, at the time it becomes effective, and in the case of the proxy statement/ prospectus and the registration statement, at the time the annual or special meeting of shareholders of Seller is held to consider the adoption of this Agreement and the Agreement of Merger) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

    2. The securities of the Seller are not registered under the Securities Exchange Act of 1934. Seller has furnished to Fifth Third or its agent true and correct copies of all reports, financial statements, proxy statements and other communications provided by Seller to its shareholders from January 1, 1994 to the date of this Agreement. Subsequent to the date of this Agreement, Seller shall timely furnish to Fifth Third copies of any communications to its shareholders prior to the mailing or release thereof.

O. (1) To the best knowledge of the Executive Officers of Seller, there are no actions, proceedings or investigations pending before any environmental regulatory body and no civil, criminal or administrative proceedings, arbitrations or actions pending before any court, administrative agency or arbitration panel, with respect to or threatened against or affecting Seller in respect of any "facility" owned, leased or operated by Seller (but excluding any "facility" as to which the sole interest of Seller is that of a lienholder or mortgagee, but including any "facility" to which legal and equitable title has been taken by Seller pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Seller ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Seller and/or require Seller to incur expenses of more than $5,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Seller, nor, to the best knowledge of the Executive Officers of Seller, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Seller is a plaintiff or complainant. To the best knowledge of the Executive Officers of Seller, Seller is not liable in any material respect under any applicable law for any release by Seller or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor, to the best knowledge of the Executive Officers of Seller, is Seller liable for any material costs (as a result of the acts or omissions of Seller or, to the best knowledge of the Executive Officers of Seller, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Seller to prevent or minimize any actual or threatened release by Seller of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms in, and defined in, CERCLA; in addition, toxic or hazardous substances, as used in this Paragraph O, shall mean any material or substance that is defined or classified as a "hazardous substance" pursuant to
Section 101 of CERCLA or Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321); a "hazardous waste" pursuant to Section 1004 or
Section 3001 of the Resource Conservation and Recovery Act (42 U.S.C. Section
Section 6803, 6921); a "toxic pollutant" under Section 307(a)(1) of the Federal Water Pollution Control Act (33 U.S.C. Section 1317(a)(1)); a "hazardous air pollutant" under Section 112 of the Clean Air Act (42 U.S.C. Section 7412); a "pesticide" under Section 1 of the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136); a "solid waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act (42 U.S.C. Section 6903) and
Section 3734.01 of Ohio's Solid and Hazardous Wastes Laws (O.R.C. Section 3734.01); "petroleum" under Section 9001 of the Resource Conservation and Recovery Act (42 U.S.C. Section 6991) and Section 3787.87 of Ohio's Petroleum Underground Storage Tank Laws (O.R.C. Section 3737.87); "industrial waste" or "other wastes" under Section 6111.01 of the Ohio Water Pollution Control Act (O.R.C. Section 6111.01); or "medical wastes" or "infectious wastes" pursuant to Section 3734.01 of Ohio's Solid and Hazardous Wastes Laws (O.R.C. Section 3734.01); or a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990 (49 U.S.C. App. Section 1802(4)).

         (2) To the best knowledge of the Executive Officers of Seller, each "facility" owned, leased or operated by Seller (but excluding any "facility" as to which the sole interest of Seller is that of a lienholder or mortgagee, but including any "facility" to which legal and equitable title has been taken by Seller pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Seller ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment.

         (3) To the best knowledge of the Executive Officers of Seller, and except as permitted by law, no solid or hazardous wastes, pollutants, contaminants, hazardous substances or petroleum substances have been discharged, disposed, released, placed or dumped onto or under any real property owned, used or leased by Seller, or into the air or water on or surrounding such real property, presently or previously owned, leased or used by Seller. To the best knowledge of the Executive Officers of Seller, no PCB's (polychlorinated byphenols), asbestos, or underground storage tanks were used in the construction and operation of the real property presently or previously owned, leased, or used by Seller, whether wholly or partially owned, except as set forth in the Disclosure Schedule.

         (4) Seller has not caused or contributed to off-site treatment storage and/or disposal of hazardous waste and Seller has not received any formal or informal notice from any governmental agency or public or private entity that it is responsible or potentially responsible for response costs with respect to a release or threat of a release of hazardous substances, pollutants, or contaminants at any off-site location not owned or operated by Seller.

         (5) Seller shall permit Fifth Third and its employees, agents or contractors upon reasonable prior notice access to all real property that is presently owned, used or leased by Seller for the purpose of conducting at Fifth Third's sole expense, a Phase I Environmental Site Assessment in accordance with the standard practices adopted by The American Society for Testing of Materials, and, as deemed necessary by Fifth Third, a Phase II Environmental Site Assessment, the scope of which will be determined solely by Fifth Third and its employees, contractors or agents. Subject to the conditions set forth below, Seller grants to Fifth Third and its employees, agents and contractors the right and permission at reasonable times prior to Closing and upon reasonable notice to enter upon all real property that is presently owned, used or leased by Seller to conduct a Phase I environmental site assessment in accordance with the standard practices adopted by the American Society for Testing of Materials as deemed necessary by Fifth Third and, upon the consent of Seller, which shall not be unreasonably withheld, such additional investigations and tests with respect to such properties as Fifth Third chooses to conduct. All such Phase I environmental site assessments and all additional investigations and tests (collectively "investigations") shall be so conducted as not to unreasonably damage such properties. Fifth Third indemnifies and holds harmless Seller from and against any and all losses, claims, damages, expenses (including reasonable attorneys' and consultants' fees), costs and liabilities caused by unreasonable damage from such investigations. Fifth Third and its employees, agents and contractors shall
(i) keep and hold confidential all information obtained or developed during or as a result of the investigations, (ii) submit copies of all said information to Seller promptly upon receipt or generation by Fifth Third, and (iii) obtain Seller's written consent before disseminating any of said information to entities other than Fifth Third or Seller or their respective legal counsel, except as otherwise required by applicable law, regulations or court order.

P.       1.   Benefit Plans.  The Disclosure Schedule lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits presently maintained by Seller for the benefit of employees, former employees or directors of Seller and shall include (a) any qualified retirement plan such as a pension, profit sharing or stock bonus plan or employee stock ownership plan,
(b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and
(c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employee Benefit Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan.

         2. Plan Documents, Reports and Filings. Except as noted on the Disclosure Schedule, Seller has provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters and any open requests for IRS rulings or letters with respect to the Benefit Plans.

         3. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Qualified Benefit Plan"), except as noted on the Disclosure Schedule: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan satisfied the requirements of Section 401(a) of the Code taking into consideration all amendments to the Code through the date hereof, and such determination letter has not been revoked or threatened to be revoked by the IRS; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code (and, if applicable, Section 4975(e)(7) of the Code for employee stock ownership plans) and meets the requirements of Section 1140 of the Tax Reform Act of 1986 ("TRA 1986");
(c) such Qualified Benefit Plan is in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (d) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable IRS determination letter therefor and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied.

         4. Welfare Plan Compliance. With respect to each Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted in the Disclosure Schedule: (a) such Welfare Benefit Plan, if intended to provide favorable tax benefits to plan participants, has been in substantial compliance with Code provisions therefor;
(b) such Welfare Benefit Plan has been operated in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to
Section 4980B of the Code ("COBRA"), has been operated in substantial compliance with such COBRA requirements.

         5. Prohibited Transactions. To the best knowledge of the Executive Officers of Seller, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

         6. Lawsuits or Claims. No material actions, suits or claims (other than routine claims for benefits) are pending or, to the best knowledge of the Executive Officers of Seller, threatened against any Benefit Plan or against Seller with respect to any Benefit Plan.

         7. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statements of Seller or, if not, have been disclosed on the Disclosure Schedule. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement
(GAAP) or amounts not yet accrued for GAAP purposes but for which an obligation exists for payment in the future which is attributable to any Benefit Plan, and shall include but not be limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential nondeductible payments or 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any authorized but unpaid profit sharing contributions or contributions under
Section 401(k) and Section 401(m) of the Code, (e) retiree health benefit coverage and (f) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the date of this Agreement.

         8. Defined Benefit Pension Plan Liabilities. Seller (or any pension plan maintained by Seller) has not incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid. Neither Seller, nor any controlled group member of Seller, has ever participated in, or incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from, a multiple employer plan or a multiemployer plan (as defined in Section 3(37) of ERISA).

         9. Independent Trustee. To the best knowledge of the Executive Officers of Seller, Seller (a) has not incurred any asserted or unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the code and which is maintained by an employer unrelated in ownership to Seller, (b) has not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA and (c) has not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against Seller.

         10. Material. For purposes of this Paragraph P as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $5,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

Q. The investment portfolio of Seller consists of securities in marketable form. Except as set forth in the Disclosure Schedule, since December 31, 1994, Seller has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for events relating to the business environment in general, including market fluctuations, the Executive Officers of Seller are not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Seller's investment portfolio.

R. There are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Seller's Executive Officers, threatened against any of the directors or officers of Seller in their capacities as such, and no director or officer of Seller currently is being indemnified or seeking to be indemnified by Seller pursuant to applicable law or Seller's Charter or Bylaws.

III.     Representations and Warranties of Fifth Third

Fifth Third represents and warrants to Seller that as of the date hereof or as of the indicated date, as appropriate:

A. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged.

B. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock it is authorized to have outstanding is 140,500,000 of which 140,000,000 shares are Common Stock without par value ("Fifth Third Common Stock") and 500,000 shares are Preferred Stock without par value. As of the close of business on February 28, 1995, 65,173,350 shares of Fifth Third Common Stock were issued and outstanding and no shares were held in its treasury. As of the date of this Agreement, no shares of its Preferred Stock have been issued. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans and $143,750,000 of 4 1/4% Convertible Subordinated Notes due January 15, 1998 (the "Notes"). At February 28, 1995, 1,564,464 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options under its stock option plans and 1,578,726 shares were reserved for issuance under options to be granted in the future. The Notes are convertible at any time prior to maturity at the option of each holder thereof, unless previously redeemed, into shares of Fifth Third Common Stock at a conversion price of $63-5/8 per share of Fifth Third Common Stock (equivalent to a conversion rate of approximately 15.72 shares per $1,000 principal amount of the Notes), subject to adjustment for stock splits, stock dividends and similar stock distributions. If all of the Notes were converted, Fifth Third would issue a maximum of approximately 2,259,750 shares of Fifth Third Common Stock to the holders of the Notes in the aggregate.

C. All shares of Fifth Third Common Stock to be received by the shareholders of Seller as a result of the merger pursuant to the terms of this Agreement and the Agreement of Merger shall be, upon transfer or issuance, validly issued, fully paid and non- assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

D. Fifth Third has furnished to Seller its Consolidated Financial Statements as at December 31, 1992, December 31, 1993 and December 31, 1994 and for the respective years then ended together with the opinions of its independent public accountants associated therewith. Such Consolidated Financial Statements fairly present the consolidated financial condition of Fifth Third as of their respective dates and for the respective periods covered thereby in conformity with generally accepted accounting principles consistently followed throughout the periods covered thereby. Neither Fifth Third nor any subsidiaries of Fifth Third have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Fifth Third shall furnish Seller with its unaudited consolidated financial statements as at March 31, 1995 and for the three months then ended as soon as such statements publicly are available, and shall continue to furnish such financial information for subsequent calendar quarter periods to Seller as soon as such becomes publicly available until the Closing Date.

E. Except for events relating to the business environment in general: (i) since December 31, 1994 there have been no material adverse changes in the consolidated financial condition, operations or business of Fifth Third; (ii) the chief executive officer and the chief financial officer of Fifth Third are not aware of any events which have occurred since December 31, 1994 or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third; and (iii) since December 31, 1994, there have been no material changes in the methods of business operations of Fifth Third and its subsidiaries.

F.       1.   The Executive Committee of the Board of Directors of Fifth Third,
by resolution adopted by the members present at a meeting duly called and held on March 2, 1995, at which meeting a quorum was at all times present and acting, has approved the transactions, and the terms thereof, contemplated by this Agreement and the Agreement of Merger. Approval and adoption of this Agreement and the Agreement of Merger by the shareholders of Fifth Third is not required under Ohio law or under the Second Amended Articles of Incorporation, as amended, or Code of Regulations of Fifth Third. No other corporate approvals are required to be obtained by Fifth Third.

         2. Fifth Third and 5/3 Savings Bank have the corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and to carry out each of their obligations hereunder and thereunder, as applicable, subject to certain required regulatory approvals. This Agreement and the Agreement of Merger when executed and delivered, will have been duly authorized and will constitute valid and binding obligations of Fifth Third and 5/3 Savings Bank, as applicable, enforceable in accordance with their terms except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals.

         3. Neither the execution of this Agreement or the Agreement of Merger nor the consummation of the transactions contemplated hereby and thereby, does or will (i) conflict with, result in a breach of, violate or constitute a default, under Fifth Third's Third Amended Articles of Incorporation, as amended, or Code of Regulations, or 5/3 Savings

Bank's Federal Stock Charter or Bylaws, in effect on the date hereof, as applicable, or, to the best knowledge of Fifth Third's chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third and 5/3 Savings Bank are subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, result in the creation of or give any person the right to create any lien, charge, encumbrance, security agreement or any other rights of others or other adverse interest upon any material right, property or asset belonging to Fifth Third or 5/3 Savings Bank or any of their subsidiaries other than such rights as may be given the shareholders of Seller pursuant to the provisions of applicable federal law governing the rights of dissenting shareholders; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third or 5/3 Savings Bank is a party or by which Fifth Third's or 5/3 Savings Bank's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third or 5/3 Savings Bank, as applicable, are to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments.

G. Complete and accurate copies of the Second Amended Articles of Incorporation, as amended, and Code of Regulations of Fifth Third in force as of the date hereof have been delivered to Seller.

H. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither Fifth Third nor any of its subsidiaries has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of any local, state or federal law or any regulation, order, injunction or decree of any court or governmental body. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption. Fifth Third shall comply, and as of the Closing Date (as hereinafter defined) Fifth Third shall have complied, with all applicable laws, rules, and regulations in connection with the registration and issuance of the shares of Fifth Third Common Stock in connection with the merger contemplated hereby.

I.       1.   To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither this Agreement or the Agreement of Merger nor any report, statement, list, certificate or other information furnished or to be furnished by Fifth Third to Seller or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the special meeting of shareholders of Seller is held to consider the adoption of this Agreement and the Agreement of Merger) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         2. Fifth Third has furnished to Seller or its agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Fifth Third with the Securities and Exchange Commission (the "SEC"):

              (a) Fifth Third's Annual Report on Form 10-K for the year ended December 31, 1994;

              (b) any Current Report on Form 8-K with respect to any event occurring after December 31, 1994 and prior to the date of this Agreement;

              (c) any report filed by Fifth Third to amend or modify any of the reports described above; and

              (d) all proxy statements prepared in connection with meetings of Fifth Third's shareholders held subsequent to December 31, 1994.

The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to December 31, 1994 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Seller. Fifth Third timely shall furnish Seller with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

J. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, threatened against Fifth Third, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third.

K. Since December 31, 1994, none of Fifth Third's banking subsidiaries or thrift subsidiaries have incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the best knowledge and belief of the chief executive officer and chief financial officer of Fifth Third, and in the light of such banking subsidiaries' and thrift subsidiaries' historical loan loss experience and their managements' analyses of the quality and performance of their respective loan portfolios, their consolidated reserves for loan losses are adequate.

L. Fifth Third and its subsidiaries have filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or assessed against them respectively.

M. Fifth Third has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement and the Agreement of Merger.

N. Fifth Third has no unfunded liabilities with respect to any Benefit Plan (as such term is defined in subparagraph Q.1. of Section II hereof, but applied to Fifth Third, its subsidiaries and affiliates) that are material, either individually or in the aggregate, to Fifth Third on a consolidated basis and that have not been recorded and disclosed as required by generally accepted accounting principles (GAAP) in the most recent year-end, audited financial statements of Fifth Third supplied to Seller pursuant to Paragraph D of Section III hereof.

O. The investment portfolios of Fifth Third and its affiliates consist of securities in marketable form. Since December 31, 1994, Fifth Third and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of Fifth Third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its affiliates on a consolidated basis.

IV. Obligations of Seller Between the Date of this Agreement and the Effective Time

A. Seller, after consultation with Fifth Third, will take all action necessary to call and hold its annual or a special meeting of its shareholders within forty-five (45) days after the Fifth Third registration statement relating to this transaction has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving this Agreement, the Agreement of Merger and any other documents or actions necessary to the consummation of the merger provided for herein pursuant to law. Subject only to (i) Seller's Board of Directors' review of Fifth Third's registration statement to be filed with the SEC described in this subparagraph and their reasonable satisfaction with the information set forth therein and (ii) the exercise of their fiduciary duties, the Board of Directors of Seller intends to inform the shareholders of Seller in the proxy materials relating to the annual or special meeting that all directors intend to vote all shares of Seller voting stock which they own of record or have voting control over in favor of approving this Agreement, the Agreement of Merger and any such other necessary documents or actions, and all directors will recommend approval of this Agreement and the Agreement of Merger to the other shareholders of Seller. Seller shall cooperate with Fifth Third in the preparation of such proxy materials which shall be included and filed with, as a part of, Fifth Third's registration statement on Form S-4 (or any such other appropriate form) filed with the SEC for the registration of the shares of Fifth Third Common Stock to be issued to Seller's shareholders pursuant to the transactions contemplated by this Agreement and the Agreement of Merger.

B. (i) The merger between Seller and Fifth Third is intended to be structured to qualify for treatment under present accounting rules as a pooling of interests and Seller agrees to take no action which would disqualify this treatment under generally accepted accounting principles. Seller agrees that it will cooperate with Fifth Third prior to the Effective Time to conform its valuation, collection and credit policies, practices and procedures to those of 5/3 Savings Bank, to the extent that it is not disruptive to or does not interfere with, the business of Seller and is permitted by law and consistent with the fiduciary duties of the directors and other officers of Seller and at such times as reasonably acceptable to Fifth Third and Seller. Fifth Third will direct 5/3 Savings Bank to provide such assistance and direction to Seller as is necessary in conforming to such policies, practices and procedures; and
(ii) from the date of this Agreement until the Effective Time,

Seller will be operated in the ordinary course of business, and will not, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld: make any material adverse changes in its capital or corporate structures; issue any additional shares of its Common Stock except upon exercise of presently outstanding Stock Options; issue any other equity securities, or issue any long term debt or convertible or other securities of any kind, or rights to acquire any of its securities, including without limitation, any additional Stock Options; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $5,000; make, enter into or renew any agreement for services to be provided to Seller or permit the automatic renewal of any such agreement, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $2,500 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such a contract if such failure would constitute a renewal); open for business any branch office which has been approved by the appropriate regulatory authorities but not yet opened or apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies; declare or pay any cash dividends on its stock other than normal and customary cash dividends paid in such amounts and at such times as Seller historically has done; pay any stock dividends or make any other distributions on its stock; and provide any increases in employee salaries or benefits other than in the ordinary course of business or as described in the Disclosure Statement.

V.       Cooperation and Other Obligations and Other Covenants

A. Each of the parties hereto agrees to use its best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement and the Agreement of Merger at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

B. Seller agrees to permit Fifth Third, its officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Seller, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties for the purpose of examining the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Seller or Fifth Third, as the case may be, prior to the Effective Time, and to permit one another to undertake a complete investigation to confirm the accuracy of each other's representations, warranties and covenants contained in Sections II and III hereof; provided, however, that any such investigation by Fifth Third or Seller shall not relieve Fifth Third or Seller from any responsibility or liability for any material misrepresentation or material breach of warranty hereunder discovered in the course of or subsequent to such examination and prior to the Effective Time.

VI.      Conditions Precedent to Closing

A.       Conditions to the Obligations of Each of the Parties:

The obligation of each of the parties hereto to consummate the transactions provided for herein and in the Agreement of Merger is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

         1. The shareholders of Seller shall have duly approved this Agreement and the Agreement of Merger in accordance with and as required by law and in accordance with its Charter and Bylaws.

         2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Florida Department of Financial Institutions, the OTS and the Federal Deposit Insurance Corporation to the extent required.

         3. Dinsmore & Shohl, counsel for Fifth Third, shall have delivered an opinion as to certain federal tax aspects of the transaction addressed to Seller in substantially the form appended hereto as Appendix B.

         4. Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted and no material action or proceeding shall have been threatened or instituted before any court or government body or authority with respect to the transactions contemplated hereby, other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Fifth Third or Seller and other than regularly- scheduled regulatory examinations.

         5. Any waiting period mandated by law in respect of the final approval by any applicable Federal regulator(s) of the transaction contemplated herein shall have expired.

B.       Conditions to the Obligations of Fifth Third:

The obligation of Fifth Third to consummate the transactions provided for herein and in the Agreement of Merger are subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Fifth Third in a writing delivered to Seller which specifically refers to the condition or conditions being waived:

         1.   All of the representations and warranties of Seller set forth in
Section II of this Agreement shall be true and correct in all material respects at and as of the respective dates set forth with respect to each, as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date rather than on and as of the respective dates set forth with respect to each and rather than as of the date of this Agreement.

         2. Seller shall have performed all of the obligations required of it under the terms of this Agreement and the Agreement of Merger in all material respects.

         3. McCaffrey & Raimi, P.A., counsel for Seller, shall have delivered an opinion addressed to Fifth Third in substantially the form appended hereto as Appendix C.

         4. With respect to Seller's 401(k) Plan, at least 60 days prior to the Effective Time: (1) Seller shall have taken any and all actions necessary to discontinue any ongoing obligation after the Effective Time to continue contributions (including employee 401(k) contributions) to said plan; and (2) Seller shall have provided to Fifth Third a copy of a favorable determination letter from the IRS in which the IRS has determined that such plan satisfies all qualification requirements (without caveat or qualification), including all amendments to the Code through the date hereof. No distributions in excess of the amount of contributions accrued by Seller (which amount shall not exceed $4,000 per month) shall be made from said plan without Fifth Third's consent. With respect to distributions of amounts so accrued, Seller agrees to consult with Fifth Third prior to distribution of such amounts and shall allocate such amounts only as approved by Fifth Third. Seller shall not allocate or pay such distributions to the extent that such payment would exceed the limitations of Sections 415 or 416 of the Code or would otherwise result in a disqualification of all or any portion of Seller's or Fifth Third's Plans.

         5. Fifth Third's independent certified public accountants shall have reviewed the unaudited financial statements of Seller as at the end of the month immediately preceding the Effective Time, performed such other auditing procedures as may be requested by Fifth Third and reported that they are not aware of any material modifications that should be made in order for such financial statements to (i) be in conformity with generally accepted accounting principles, consistently applied, excluding the presentation of footnotes, and
(ii) present fairly the financial condition and results of operations of Seller.

         6. The Stock Options all shall have been exercised and fully paid, there shall be no outstanding options to purchase any shares of Seller Common Stock and any Seller stock option plan or arrangement effectively shall have been terminated.

         7. The receipt of a certificate from Seller, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to their best knowledge that: (i) all of the representations and warranties set forth in Section II were true and correct in all material respects at and as of the respective dates set forth with respect to each; (ii) all of such representations and warranties are also true and correct in all material respects at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date; and (iii) Seller has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement and the Agreement of Merger.

         8. The total issued and outstanding shares of Seller Common Stock shall not exceed 431,000 shares.

         9. Fifth Third shall have received a letter from Deloitte & Touche, Fifth Third's independent public accountants, to the effect that the transaction will qualify for "pooling of interests" accounting treatment.

         10. Seller's employment agreements with Robert Guididas, K.R. Barker and Patrick J. Philbin each shall be terminated by Seller prior to the Effective Time and all amounts due thereunder (whether due at the time of termination or change in control of Seller or over a period of time) shall be paid in full.

         11. The aggregate amount of Shareholders' Equity (including Common Stock, Additional Paid-In Capital and Retained Earnings and excluding Treasury Stock) of Seller immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts in accordance with generally accepted accounting principles, consistently applied, shall not be less than $4,100,000, with the exception of: (i) any adjustments or unrealized gains or losses on marketable securities, (ii) adjustments requested by Fifth Third that adversely impact Shareholders' Equity as defined in this subparagraph, and
(iii) adjustment resulting from the fees paid to Keefe, Bruyette & Woods in connection with the representation of Seller in this transaction.

C.       Conditions to the Obligations of Seller:

The obligation of Seller to consummate the transactions provided for herein and in the Agreement of Merger is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Seller in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

         1. All of the representations and warranties of Fifth Third set forth in Section III of this Agreement shall be true and correct in all material respects at and as of the respective dates set forth with respect to each, as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date rather than on and as of the respective dates set forth with respect to each and rather than as of the date of this Agreement, except that the representations and warranties set forth in paragraph B of Section III of this Agreement shall be true only at and as of the date stated.

         2. Fifth Third shall have performed all of the obligations required of it under the terms of this Agreement and the Agreement of Merger in all material respects.

         3. Paul L. Reynolds, counsel for Fifth Third, shall have delivered an opinion addressed to Seller in substantially the form appended hereto as Appendix D.

         4. The receipt of a certificate from Fifth Third, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to their best knowledge that: (i) all of the representations and warranties set forth in Section III were true and correct in all material respects at and as of the respective dates set forth with respect to each; (ii) all of such representations and warranties, with the exception of III.B., are also true and correct in all material respects at and as of the Closing Date as if such representations and warranties were given on and as of the Closing Date; and (iii) Fifth Third has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement and the Agreement of Merger.

         5. Fifth Third shall have registered the shares of Fifth Third Common Stock to be issued to Seller's shareholders hereunder and pursuant to the Agreement of Merger with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued.

         6. The receipt of a fairness opinion from Keefe, Bruyette & Woods, dated as of a date reasonably prior and proximate to the effective date of the registration statement described in Section 5 immediately preceding stating that the exchange ratio pursuant to this Agreement and the Agreement of Merger is fair to Seller's shareholders from a financial point of view.

VII.     Additional Covenants

A. 5/3 Savings Bank shall be merged with and into Seller effective the Effective Time and Seller will thereafter change its name to Fifth Third Bank of Florida ("5/3 Florida"). The parties hereto agree to cooperate with one another to effect such merger.


B.       1.   It is Fifth Third's intention (but not obligation) to employ in
Seller, following the merger of 5/3 Savings Bank into Seller as many of Seller's employees as possible. Any hiring decisions are exclusively those of Fifth Third and 5/3 Savings Bank and shall be made in accordance with Fifth Third's and 5/3 Savings Bank's standard employment criteria. Additional employment opportunities with Fifth Third may be available at other locations with additional Fifth Third affiliates. If so, Fifth Third will consider for employment at these additional locations any other of Seller's employees who are willing to consider employment at such other locations. Any hiring decisions are exclusively those of Fifth Third and shall be made in accordance with its standard employment criteria. Seller shall not hire any new employees from the date hereof until the Closing Date without the prior consent of Fifth Third, which consent shall not be unreasonably withheld.

         2. All Seller employees hired by Fifth Third (or an affiliate, including 5/3 Florida) shall receive the standard package of Fifth Third employee benefits which are in place throughout the Fifth Third holding company system. These benefits include group health and major medical insurance, group life insurance, pension and profit sharing participation, free checking and traveler's checks and other customary benefits. Seller's employees hired by Fifth Third (or an affiliate, including 5/3 Florida) shall be employed on an at will basis and shall be entitled to participate immediately following the Closing Date in all employee benefit plans sponsored by Fifth Third or its subsidiaries or affiliates on the same terms and to the same extent as similarly-situated employees. Such employees shall receive credit for their period of service to Seller for purposes of determining participation and vesting in all Fifth Third employee benefit plans (except for vesting in the Fifth Third Master Retirement Plan) but not for purposes of determining the benefits accrued thereunder.

         3. Any employee who will not be hired by Fifth Third shall be terminated by Seller immediately prior to the Effective Time and shall be entitled to severance pay equal to, in the case of the salaried employee, two week's pay for each year of service up to a maximum of twelve week's pay, and, in the case of an hourly employee, two week's pay for each year of service up to a maximum of six week's pay, plus applicable COBRA benefits. In addition such terminated employees shall be entitled to a lump sum payment equal to the cost of such COBRA benefits to such employee for a period of ninety (90) days less the amount currently paid by such employee for similar health care benefits for a ninety (90) day period. Fifth Third shall provide sufficient notification to Seller of those employees it will not be hiring in order that such employees terminated by Seller can be given appropriate notice of termination in advance of the effectiveness thereof and Fifth Third shall provide limited outplacement services and assistance to such employees. Nothing contained in this Paragraph VII.B.3 shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

         4. The employees of Seller retained by Fifth Third after the Closing Date will be paid salaries by Fifth Third commensurate with the salary levels of comparable Fifth Third employees, subject, on an ongoing basis, to acceptable performance.

C. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of Seller as provided by regulation or in its Charter or Bylaws shall survive the Effective Time, shall be assumed by Fifth Third and shall continue in full force and effect with respect to acts or omissions occurring on or prior to the Effective Time for a period of three years thereafter, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. Fifth Third shall cause the insurance company that issued its current directors' and officers' liability insurance policy to issue an endorsement to such policy providing that all persons who were covered under similar policies purchased by Seller immediately prior to the Closing Date shall be covered for a period of two years after the Closing Date under Fifth Third's policy with respect to acts or failures to act prior to the Closing Date, excluding pending or threatened claims against Seller but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided therein.

D. Fifth Third will not disclose to others and will hold in confidence any non-public, confidential information disclosed to it by Seller concerning Seller. Seller will not disclose to others and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Seller or Fifth Third, as the case may be, and shall not be used by Fifth Third or Seller, as the case may be, in any way detrimental to Fifth Third or Seller.

E. All notices under this Agreement or under the Agreement of Merger shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, with postage prepaid and addressed, if to Seller to Robert Guididas, President, Bank of Naples, 4949 Tamiami Trail North,
P. O. Box 413001, Naples, Florida 33941, with a copy to McCaffrey & Raimi, 4501 Tamiami Trail North, Suite 202, Naples, Florida 33940; if to Fifth Third, to Mr. George A. Schaefer, Jr., President and Chief Executive Officer, Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, with a copy to Paul L. Reynolds, Vice President and General Counsel, The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263. Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid.

F. This Agreement and the Agreement of Merger (which together shall constitute a single agreement), together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third or Seller to each other pursuant hereto constitute the entire agreement between the parties with regard to the transactions contemplated herein and in the Agreement of Merger and supersede any prior agreements, including, without limitation, that certain proposal letter from Fifth Third to Seller dated March 21, 1995. This Agreement and the Agreement of Merger may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section X hereof.

G. During the period from the date of this Agreement to the Effective Time, except with the prior approval of Fifth Third, Seller shall not, and shall not permit its representatives to, directly or indirectly, subject to the exercise by the Directors of Seller of their fiduciary duties, initiate, solicit, negotiate with, encourage discussions with, provide information to, or agree to a transaction with, any corporation, partnership, person or other entity or group concerning any merger in which Seller is not the acquiror or any sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Seller (any such transaction being referred to herein as an "Acquisition Transaction"). Subject to the exercise by the Directors of Seller of their fiduciary duties, Seller shall promptly communicate to Fifth Third the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

H. Fifth Third and Seller shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement and the Agreement of Merger relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after the Closing Date, this subsection shall be of no further force or effect.

I.       1.   Upon the request of Fifth Third and at the sole option of Fifth
Third, Seller shall execute and deliver to Midwest Payment Systems, Inc. ("MPS") an agreement to convert all electronic funds transfer ("EFT") related services to MPS and the Jeanie(R) system. Such Agreement shall provide that MPS will be the exclusive provider of such services to Seller for a period of five (5) years from the date such agreements are executed. Fifth Third agrees that the cost of the conversion of Seller to EFT provided by MPS and conversion to the Jeanie(R) system (including, without limitation, the cost of all card reissue, signage and penalties relating to terminating its current EFT relationships) will be paid by Fifth Third. Fifth Third further agrees that the costs and fees to Seller for the Jeanie(R) service shall not exceed those charged by the current EFT service provider of Seller, subject to any increases in such costs and fees which would otherwise be permitted under their current EFT processing agreements. In the event this Agreement is terminated pursuant to Section VIII hereof for any reason except a material breach or default by Seller, and if, in such instance, Seller desires to convert to another provider of EFT services, Fifth Third shall pay all costs and expenses associated with such conversion,provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the EFT services industry. Fifth Third and Seller shall cooperate to carry out the terms of this Paragraph and in no event shall Seller be required to take any actions pursuant to this Paragraph I that would be disruptive to or interfere in any material respect with Seller's business or otherwise take any action under this Agreement or the Agreement of Merger that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Seller.

         2. Upon the request of Fifth Third and at the sole option of Fifth Third, Seller will contract with Fifth Third or an affiliate of Fifth Third for the provision of any and all data processing services including, without limitation, item processing and application processing. Fifth Third agrees that Fifth Third will assume any and all expense related to the conversion to such Fifth Third services and that the costs and fees payable by Seller for such services shall not exceed the costs and fees payable by Seller under existing agreements for such services, subject to any increases in such cost and fees which would otherwise be permitted under their current agreements for such services. In the event that Fifth Third determines that a third party should provide such services to Seller, Seller agree to have such services provided by the third party recommended for such purpose by Fifth Third provided that the cost and fees for such services do not exceed those currently being paid, or which may otherwise be payable by Seller under the existing agreements. In the event this Agreement is terminated pursuant to Section VIII hereof for any reason except a material breach or default by Seller, and if, in such instance, Seller desires to convert to another provider of data processing services, Fifth Third agrees to pay all costs and expenses associated with such conversion, provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the data processing industry. Fifth Third and Seller shall cooperate to carry out the terms of this Paragraph and in no event shall Seller be required to take any actions pursuant to this Paragraph I.2. that would be disruptive to or interfere in any material respect with Seller's business or otherwise take any action under this Agreement or the Agreement of Merger that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Seller.

J. Fifth Third and Seller agree that each will use its best efforts to secure the regulatory approvals necessary to consummate the transactions contemplated herein at the earliest practicable time, and Seller agrees to cooperate with Fifth Third and Fifth Third agrees to cooperate with Seller in all reasonable respects in securing such approvals.

K. Fifth Third and Seller shall agree with each other as to the form and substance of any press release related to this Agreement and the Agreement of Merger or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary.

L. Unless otherwise provided by this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement and the Agreement of Merger, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel.

M.       1.   Between the date hereof and the Closing Date, Seller shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue.

         2. Between the date hereof and the Closing Date, Fifth Third shall promptly advise Seller in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue.

VIII.    Termination

A. This Agreement and the Agreement of Merger may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Seller or by Seller to Fifth Third in the following instances:

         1. By Fifth Third or Seller, if there has been a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentation, breach or failure to comply has not been cured (if capable of cure) within ten (10) days of notice, provided, the party in default shall have no right to terminate for its own default.

         2. By Fifth Third or Seller, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at December 31, 1994, except for events relating to the business environment in general.

         3. By Fifth Third or Seller, if the merger transaction contemplated herein has not been consummated by December 31, 1995, provided the terminating party is not in material breach or default of any representation, warranty or covenant contained herein on the date of such termination.

         4. By Seller if the Applicable Market Value Per Share of Fifth Third Common Stock (as defined in the Agreement of Merger) is less than $44.25.

         5. By Fifth Third if the Applicable Market Value Per Share of Fifth Third Common Stock (as defined in the Agreement of Merger) is greater than $59.875.

B. If Seller's shareholders, acting at a meeting held for the purpose of voting upon this Agreement and the Agreement of Merger, fail to approve such agreements in the manner required by law, then this Agreement and the Agreement of Merger shall be deemed to be automatically terminated.

C. Upon termination as provided in this Section, this Agreement and the Agreement of Merger, except for the provisions of Paragraphs D and I of Section VII hereof, shall be void and of no further force or effect, and neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction.

IX.      Closing and Effective Time

The consummation of the transactions contemplated by this Agreement and the Agreement of Merger shall take place at a closing to be held at 10:30 A.M. at the offices of Fifth Third in Cincinnati, Ohio on a date mutually acceptable to Fifth Third and Seller. Pursuant to the filing of a certificate/articles of merger (which shall be acceptable to Seller and Fifth Third) with the Secretary of State of Florida, and any other filings required to be made with any other federal agency in accordance with law, this Agreement and the Agreement of Merger, the merger provided for herein and in the Agreement of Merger shall become effective at the close of business on the Closing Date (the "Effective Time").

X.  Amendment

This Agreement may be amended, modified or supplemented by the written agreement of Seller and Fifth Third upon the authorization of each company's respective Board of Directors and without further approval of Seller's shareholders, except that no such amendment, modification or supplement may be effected without Seller shareholder approval if to do so would violate any applicable provisions of applicable state law.

XI.      General

This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but none of the provisions hereof shall inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party; provided, however, that the merger, consolidation or sale of all or substantially all of the assets of Fifth Third shall not be deemed an assignment hereunder if Fifth Third is the surviving corporation in a merger and the Fifth Third Common Stock shall thereafter continue to be publicly traded and issuable to Seller's shareholders pursuant to the terms of this Agreement and the Agreement of Merger.

XII.     Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.


                                        FIFTH THIRD BANCORP

(SEAL)
                                        By:
                                           -------------------------------------
                                                 Robert P. Niehaus
                                                 Senior Vice President


                                        Attest:
                                               ---------------------------------
                                                 Paul L. Reynolds
                                                 Assistant Secretary


                                                 BANK OF NAPLES

(SEAL)
                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                              AMENDED AND RESTATED                       ANNEX B
                              AGREEMENT OF MERGER

                                       OF

                  FIFTH THIRD TRUST CO. & SAVINGS BANK, F.S.B.

                                      INTO

                                 BANK OF NAPLES

                                 UNDER THE NAME

                          FIFTH THIRD BANK OF FLORIDA


THIS AMENDED AND RESTATED AGREEMENT OF MERGER (the "Agreement of Merger") dated as of April 4, 1995, between BANK OF NAPLES, Naples, Florida, Collier County, Florida, a state bank (hereinafter sometimes called "Surviving Corporation" or "Seller"), and FIFTH THIRD TRUST CO. & SAVINGS BANK, F.S.B., Naples, Collier County, Florida (hereinafter called "Fifth Third"), Seller and Fifth Third being hereinafter sometimes collectively called "the Constituent Corporations", and agreed to by FIFTH THIRD BANCORP, the parent of Fifth Third;

                              W I T N E S S E T H:

WHEREAS, the Constituent Corporations deem it advisable for their benefit respectively, and for the benefit of their respective shareholders, that Fifth Third merge into Seller pursuant to this Agreement and the applicable provisions of the laws of the State of Florida and the United States; and

WHEREAS, Fifth Third and Naples previously entered into an Agreement of Merger dated April 4, 1995 (the "Agreement of Merger"); and

WHEREAS, Fifth Third and Naples wish to amend and restate the Agreement of Merger effective as of the date that the Agreement of Merger was executed, in order to include additional provisions as required by applicable law; and

WHEREAS, Fifth Third Bancorp, the sole shareholder of Fifth Third wishes to join in the Agreement for purposes of consenting thereto and agreeing to the terms of the exchange of shares.

NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                 JURISDICTIONS

The jurisdictions under the laws of which each of the Constituent Corporations exists are as follows: Seller is a corporation which exists under the laws of the State of Florida and Fifth Third is a Federal savings bank which exists under the laws of the United States.

                                   ARTICLE II

                                   THE MERGER

When the Merger shall have been approved by the Office of Thrift Supervision (the "OTS"), the Federal Reserve, the State of Florida Department of Financial Institutions, and all corporate approvals shall have been obtained, and this Agreement shall have been filed and recorded along with other necessary documents in accordance with the laws of the State of Florida and the United States, and the Merger becomes effective, the separate existence of Fifth Third shall cease and Fifth Third shall be merged into Seller which will be the Surviving Corporation and which shall continue its corporate existence under the laws of the State of Florida under the name "Fifth Third Bank of Florida". The Surviving Corporation will exercise trust powers.

                                  ARTICLE III

                           ARTICLES OF INCORPORATION

Effective as of the time this Merger shall become effective as specified in the "Certificate of Merger" to be issued by the Comptroller of Florida, the Articles of the Surviving Corporation shall read as follows:

                 AMENDED AND RESTATED ARTICLE OF INCORPORATION
                         OF FIFTH THIRD BANK OF FLORIDA

                                   Article I

         The name of the corporation shall be Fifth Third Bank of Florida, its principal place of business shall be at 4099 Tamiami Trial North, Naples, Collier County, State of Florida.

                                   Article II

         The general nature of the business to be transacted by the corporation shall be: That of a general commercial banking business with all rights, powers and privileges granted and conferred by the Florida Banking Code, regulating the organization, powers and management of a banking corporation.

                                  Article III

         The total number of shares authorized to be issued by the corporation shall be fifteen thousand (15,000). Such shares shall be of a single class and shall have a par value of One Hundred Dollars ($100.00) per share.

                                   Article IV

         The term for which the corporation shall exist shall be perpetual unless terminated pursuant to the Florida Banking Code.

                                   Article V

         The number of directors shall not be fewer than five (5).

                                   ARTICLE IV

                             DIRECTORS AND OFFICERS

The Directors of Fifth Third who are in office at the time the Merger becomes effective shall become the Directors of the Surviving Corporation, subject to the Bylaws of the Surviving Corporation and in accordance with law. The officers of Fifth Third who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Bylaws of the Surviving Corporation and in accordance with law.

The names and addresses of the Directors of the Surviving Corporation shall be:

     William Wallace Abbott                    Louis R. Fiore
     6923 Greentree Drive                      2920 Pony Lane
     Naples, Florida  33963                    Sarasota, Florida  34232

     Nancy H. Gunter                           Michael K. Keating
     633 Serendipity Drive                     2958 Alpine Terrace
     Naples, Florida  33963                    Cincinnati, Ohio  45208

     Colleen M. Kvetko                         Donald I. Lowry
     Fifth Third Trust Co. & Savings Bank      Carriage Club
     4099 Tamiami Trail North                  2011 Gulf Shore Boulevard, North
     P.O. Box 413021                           Naples, Florida  33940
     Naples, Florida  33941-3021

     Duane J. Tabor                            Michael C. Nordberg
     437 Rosemeade Lane                        362 Pinehurst Circle
     Naples, Florida  33999                    Naples, Florida  33962


The names of the Executive Officers, and their addresses and respective titles are as follows:

     Colleen M. Kvetko                     President
                                           229 Silverado Drive
                                           Naples, Florida  33999

     Robert P. Niehaus                     Senior Vice President
                                           10030 Pondwoods Lane
                                           Cincinnati, Ohio  45241

     Susan M. Rogge                        Vice President and Controller
                                           12680 Chartwell Drive
                                           Ft. Myers, Florida  33912

                                   ARTICLE V

                                  REGULATIONS

The Bylaws of the Surviving Corporation at the time the Merger becomes effective shall be the Bylaws of the Surviving Corporation, until amended as provided therein and in accordance with law.

                                   ARTICLE VI

                               SERVICE OF PROCESS

The names and addresses of the statutory agents of each of the Constituent Corporations and the Surviving Corporation upon whom any process, notice or demand may be served are as follows: the statutory agent for Fifth Third, one of the Constituent Corporations and the Surviving Corporation, is Colleen M. Kvetko, 4099 Tamiami Trail North, P. O. Box 413021, Naples, Florida 33941-3021; the agent for Seller, one of the Constituent Corporations, is Robert Guididas, 4949 Tamiami Trail North, P. O. Box 413001, Naples, Florida 33941-3021.

                                  ARTICLE VII

                   MODE OF EFFECTUATING CONVERSION OF SHARES

1.       At the time the Merger becomes effective:

         (a) All of the 15,000 shares of Common Stock, $100.00 par value per share, of Fifth Third that are issued and outstanding or held by Fifth Third as treasury shares immediately prior to the time the Merger becomes effective will remain unchanged and will remain outstanding, or as treasury shares, as the case may be, when the Merger becomes effective as shares of the Common Stock without par value of the Surviving Corporation. At the time the Merger shall become effective, the Surviving Corporation shall have a Capital Account of $1,500,000 as described above, Surplus of $8,331,000 and Undivided Profits or Retained Earnings of $32,000, adjusted, however, for normal earnings and expenses between March 31, 1995 and the effective time of the Merger.

         (b) All of the shares of the Common Stock without par value of Fifth Third Bancorp ("Fifth Third Common Stock") that are issued and outstanding or held by Fifth Third Bancorp as treasury shares immediately prior to the time the Merger becomes effective will remain unchanged and will remain outstanding, or as treasury shares as the case may be, when the Merger becomes effective. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the time the Merger becomes effective, entitling the holders to subscribe for or purchase any shares of the capital stock of any class of Fifth Third Bancorp, and any securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third Bancorp will remain unchanged and will remain outstanding when the Merger becomes effective with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third Bancorp to which they are entitled under the terms of the governing documents.

         (c) Each of the shares of the Common Stock, $7.00 par value per share, of Seller ("Seller Common Stock") (not including shares held as treasury shares) that is issued and outstanding immediately prior to the time the Merger becomes effective will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into .41174 of a share of Fifth Third Common Stock (the "Exchange Ratio"), subject to adjustment, if any, as set forth in
         Article VII, Section 1(d) and Article VII, Section 4.

         (d) If the Applicable Market Value Per Share of Fifth Third Common Stock (as hereinafter defined) is more than ten percent (10%) above or below $52.125, then the Exchange Ratio shall be adjusted in accordance with this subsection. Accordingly, if the Applicable Market Value Per Share of Fifth Third Common Stock exceeds $57.375, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Seller Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share of Fifth Third Common Stock. Similarly, if the Applicable Market Value Per Share of Fifth Third Common Stock is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Seller Common Stock shall be converted into the right to receive a fraction (expressed in decimal figures carried to five (5) places) of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock. If the Applicable Market Value Per Share of Fifth Third Common Stock is not less than $46.875 nor more than $57.375, then there shall be no adjustment to the Exchange Ratio.

      The "Applicable Market Value Per Share of Fifth Third Common Stock" shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the NASDAQ National Market System for the twenty trading days ending on the fifth trading day prior to the time the Merger becomes effective (the "Valuation Period").

2. At the time the Merger becomes effective, all of the shares of Seller Common Stock, whether issued or unissued, will be cancelled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of Seller, except such rights, if any, as they may be entitled to under the provisions of applicable state law with respect to the rights of dissenting shareholders, and, except as aforesaid, their sole rights as shareholders shall pertain to the Fifth Third Common Stock and cash in lieu of fractional shares, if any, into which their Seller Common Stock shall have been converted by virtue of the Merger.

3. After the time the Merger becomes effective, each holder of a certificate or certificates for shares of Seller Common Stock, upon surrender of the same duly transmitted to Fifth Third Bancorp (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third Bancorp), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Seller Common Stock shall have been converted by the Merger, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a share, equal in amount to the product resulting from multiplying such fraction by the Applicable Market Value of Fifth Third Common Stock. Until so surrendered, each outstanding certificate that prior to the time the Merger becomes effective represented shares of Seller Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of Fifth Third Common Stock into which the same shall have been converted; provided, however, dividends or distributions otherwise payable with respect to shares of Fifth Third Common Stock into which Seller Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Seller Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third Bancorp) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

4. The exchange ratio shall be adjusted so as to give Seller's shareholders the economic benefit of any stock dividends, distributions or combinations or subdivisions of Fifth Third Common Stock effected between the date hereof and the time the Merger becomes effective. Any shares of Fifth Third Common Stock not accepted by Seller's shareholders by reason of such shareholders exercising their dissenter's rights shall remain as treasury shares of Fifth Third Bancorp.

                                  ARTICLE VIII

                    VESTING OF PROPERTIES AND OTHER MATTERS

1. At the time the Merger becomes effective, the effect shall be as provided by the applicable provisions of the laws of Florida and the United States. Without limiting the generality of the foregoing, and subject thereto, at the time the Merger becomes effective: the separate existence of Fifth Third shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, of each of the Constituent Corporations, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Surviving Corporation, and all obligations owing by or due each of the Constituent Corporations, shall be vested in, and become the obligations of, the Surviving Corporation, without further act or deed, including without limitation any liability to dissenting shareholders under applicable state law; and all rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, on only the property affected by such liens immediately prior to the time the Merger becomes effective.

2. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Seller in office at the time the Merger becomes effective shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Seller and otherwise to carry out the purposes of this Agreement.

3. At the time the Merger becomes effective, the location of the home office of the Surviving Corporation shall be 4099 Tamiami Trail North, P. O. Box 413021, Naples, Florida 33941-3021, and such Surviving Corporation shall have three (3) additional other offices as follows:

               Carillon Place                  5076 Airport Pulling North
                                               Naples, Florida 33942

               Lely                            8801 East Tamiami Trail
                                               Naples, Florida 33962

               Everglades City                 102 Broadway
                                               Everglades City, Florida  33962

                                   ARTICLE IX

            REPRESENTATIONS AND AGREEMENTS OF SURVIVING CORPORATION

1. The Surviving Corporation, agrees that it may be served with process in Florida in any proceeding for the enforcement of any obligation of Seller, one of the Constituent Corporations, and in any proceeding for the enforcement of the rights of a dissenting shareholder of Seller against the Surviving Corporation.

2. The Surviving Corporation, irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any such proceeding referred to in paragraph 1 of this Article IX. The address of the Surviving Corporation to which a copy of such process should be mailed by the Secretary of State is set forth in Article VI of this Agreement.

3. The Surviving Corporation, agrees that it will promptly pay to any dissenting shareholders of Seller, one of the Constituent Corporations, the amount, if any, to which they shall be entitled under the provisions of applicable state law with respect to the rights of dissenting shareholders.

                                   ARTICLE X

              APPROVAL AND ADOPTION BY DIRECTORS AND SHAREHOLDERS;
                                 EFFECTIVE TIME

1. Fifth Third represents and warrants that the Board of Directors of Fifth Third and the sole shareholder of Fifth Third both duly have approved this Agreement of Merger. Fifth Third Bancorp represents and warrants that the Executive Committee of the Board of Directors of Fifth Third Bancorp duly has approved this Agreement of Merger; Division (D) of Section 1701.78 of the Ohio Revised Code does not require adoption of this Agreement of Merger by the shareholders of Fifth Third Bancorp. Pursuant to Division (H) of Section 1701.78 of the Ohio Revised Code, the approval of this Agreement of Merger by the Executive Committee of the Board of Directors of Fifth Third Bancorp shall constitute adoption by Fifth Third Bancorp.

2. The Surviving Corporation, one of the Constituent Corporations, represents and warrants that the directors of Seller have by resolution adopted by them, approved this Agreement of Merger and directed that this Agreement of Merger be submitted to a vote of the shareholders entitled to vote in respect thereof at a meeting of shareholders held for such purpose. Notice of such meeting as required by the provisions of applicable Florida law and the Bylaws of Seller shall be duly given.

3. Seller, one of the Constituent Corporations, represents and warrants that this Agreement of Merger is required to be approved by the affirmative vote of the greater of (i) a majority of the issued and outstanding shares of Seller entitled to vote or (2) the vote of two-thirds (2/3) of the Seller's shareholders present at a meeting at which a quorum is present in accordance with the provisions of applicable state law and the Bylaws of Seller.

4. This Agreement shall be filed and recorded along with a Certificate/Articles of Merger and the Articles of Combination in accordance with the requirements of the laws of the State of Florida and the United States and shall become effective at the close of business on the day this Agreement and other necessary documents are filed (unless another date is specified in the Certificate/Articles of Merger) with the Secretary of State of Florida. This Agreement shall not be filed with the Secretary of State of Florida until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Section VI of the Affiliation Agreement dated April 4, 1995, by and between Seller and Fifth Third Bancorp (the "Affiliation Agreement") shall have been fully met or effectively waived, the filing of this Agreement of Merger being an acknowledgement that such conditions precedent have been fully met or effectively waived.

                                   ARTICLE XI

                       AMENDMENT; TERMINATION; ASSIGNMENT

1. At any time prior to the time the Merger becomes effective, the Constituent Corporations may, from time to time, amend this Agreement of Merger by mutual agreement authorized by their respective Boards of Directors or Executive Committees (and whether before or after the shareholders of Seller have approved and adopted this Agreement of Merger) to facilitate the performance thereof, to augment the intention of the parties in carrying out the transactions provided for herein, to clarify any ambiguities herein or to comply with any applicable regulation, order or requirement of any governmental authority; provided, however, that any such amendment shall be effected under, and strictly in accordance with, the provisions of Section X of the Affiliation Agreement.

2. This Agreement of Merger may be terminated by the parties hereto prior to the time it becomes effective under the circumstances provided in, and strictly in accordance with the provisions of, Section VIII of the Affiliation Agreement.

3. This Agreement of Merger and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but none of the provisions hereof shall inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement of Merger nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party; provided, however, that the merger, consolidation or sale of all or substantially all of the assets of Fifth Third Bancorp shall not be deemed an assignment hereunder if Fifth Third Bancorp is the surviving corporation in a merger and Bancorp Common Stock shall thereafter continue to be publicly traded and issuable to Seller's shareholders pursuant to the terms of this Agreement of Merger and the Affiliation Agreement.

4. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   FIFTH THIRD TRUST CO. & SAVINGS BANK, F.S.B.

(SEAL)
                               By:
                                   ---------------------------------------------
                                   Colleen M. Kvetko
                                   President and Chief Executive Officer


                           Attest:
                                   ---------------------------------------------
                                   By:
                                   Its:

                                   BANK OF NAPLES

(SEAL)
                               By:
                                   ---------------------------------------------
                              Its:
                                   ---------------------------------------------

                           Attest:
                                   ---------------------------------------------
                                   By:
                                   Its:

AGREED TO:

                 FIFTH THIRD BANCORP


         By:
                 ----------------------
                 Robert P. Niehaus
                 Senior Vice President


Attest:
       --------------------------------
                 Paul L. Reynolds
                 Assistant Secretary

                                                                         Annex C
                          - FORM OF FAIRNESS OPINION -





                               August _____, 1995




The Board of Directors
Bank of Naples
4949 Tamiami Trail N.
Naples, FL 33941-3001

Members of the Board:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Bank of Naples (the "Bank") of the consideration to be offered to the Bank's shareholders in the proposed merger (the "Merger") of the Bank with Fifth Third Bancorp ("Fifth Third") pursuant to the Affiliation Agreement and related Agreement of Merger both dated April 4, 1995 (the "Affiliation Agreement and the Agreement of Merger, respectively). Under the terms of the Affiliation Agreement and the Agreement of Merger, the Bank's shareholders will receive for each share held
0.41174 shares of Fifth Third (the "Exchange Ratio") subject to adjustment based on the stock price of Fifth Third (the "Applicable Market Value Per Share"). The Applicable Market Value Per Share shall be the average of the per share closing prices of Fifth Third Common Stock as reported on the Nasdaq Market System for the twenty trading days ending on the fifth trading day prior to the effective date of the Merger. If the Applicable Market Value Per Share is not less than $46.875 or not more than $57.325, then there shall be no adjustment to the Exchange Ratio. If the Applicable Market Value Per Share exceeds $57.325, then the Exchange Ratio shall be adjusted such that each issued and outstanding share of Bank Common Stock shall be converted into the right to receive a fraction of a share of Fifth Third Common Stock determined by dividing $23.625 by the Applicable Market Value Per Share. Similarly, if the Applicable Market Value Per Share is less than $46.875, then the Exchange Ratio shall be adjusted such that each issued fraction of a share of Fifth Third Common Stock determined by dividing $19.30 by the Applicable Market Value Per Share of Fifth Third Common Stock.

         If Fifth Third's stock price is less than $44.250 or greater than $59.875, both parties, the Bank and Fifth Third, will have the option to terminate the Merger. It is our understanding that the Merger will be structured as a pooling accounting transaction under generally accepted accounting practices.

         Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and thrift company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, the Bank and Fifth Third and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, equity securities of Fifth Third for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to the Bank. We have acted exclusively for the Board of Directors of the Bank in rendering this fairness opinion and will receive a fee from the Bank for our services, a significant portion of which is contingent upon the consummation of the Merger.

         In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of the Bank and Fifth Third, including, among other things, the following: (i) the Affiliation Agreement and the Agreement of Merger; (ii) Annual Reports to Stockholders and Form F-2's for the three years ended December 31, 1994 for the Bank and the Annual Report and Form 10-K for the year ended December 31, 1994 for Fifth Third; (iii) certain interim reports to stockholders of the Bank and Fifth Third and Quarterly Reports of the Bank and Fifth Third and

The Board of Directors
Bank of Naples
August _____, 1995
Page ____



certain other communications from the Bank and Fifth Third to their respective stockholders; (iv) other financial information concerning the businesses and operations of the Bank and Fifth Third furnished to us by the Bank and Fifth Third for purposes of our analysis, including certain internal financial analyses and forecasts for the Bank and Fifth Third prepared by the senior management of the Bank and Fifth Third; (v) certain publicly available information concerning trading of, and the trading market for, the Common Stock of the Bank and Fifth Third; and (vi) certain publicly available information concerning trading of, and the trading market for, the Common Stock of the Bank and Fifth Third; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other Mergers that we consider relevant to our inquiry. Additionally, we have held discussions with senior management at the Bank and Fifth Third concerning the past and current operations, financial conditions and prospects and the results of regulatory examinations.

         We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position, results of operations and assets and liabilities of the Bank and Fifth Third; and (ii) the nature and terms of certain other Mergers involving banks, bank holding companies and thrift institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other Mergers, as well as our experience in securities valuation and our knowledge of banks, bank holding companies and thrift institutions generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available and we have not attempted independently to verify such information. We have relied upon the managements of the Bank and Fifth Third as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts reflect the best currently available estimates and judgments of such managements and that such forecasts, will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for the Bank and Fifth Third are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of the Bank and Fifth Third, nor have we examined any individual loan credit files.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the stockholders of the Bank.

                                             Very truly yours,



                                             Keefe, Bruyette & Woods, Inc.

                                                                         ANNEX D
                       WEST'S FLORIDA STATUTES ANNOTATED
                        TITLE XXXVIII BANKS AND BANKING
             CHAPTER 658. BANKING CODE:  BANKS AND TRUST COMPANIES

658.44.  Approval by stockholders; rights of dissenters; preemptive rights

         (1) The department shall not issue a certificate of merger to a resulting state bank or trust company unless the plan of merger and merger agreement, as adopted by a majority of the entire board of directors of each constituent bank or trust company, and as approved by each appropriate federal regulatory agency and by the department, has been approved:

                 (a) By the stockholders of each constituent national bank as provided by, and in accordance with the procedures required by, the laws of the United States applicable thereto, and

                 (b) After notice as hereinafter provided, by the affirmative vote or written consent of the holders of at least a majority of the shares entitled to vote thereon of each constituent state bank or state trust company, unless any class of shares of any constituent state bank or state trust company is entitled to vote thereon as a class, in which event as to such constituent state bank or state trust company the plan of merger and merger agreement shall be approved by the stockholders upon receiving the affirmative vote or written consent of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Such vote of stockholders of a constituent state bank or state trust company shall be at an annual or special meeting of stockholders or by written consent of the stockholders without a meeting as provided in s. 607.0704.

Approval by the stockholders of a constituent bank or trust company of a plan of merger and merger agreement shall constitute the adoption by the stockholders of the articles of incorporation of the resulting state bank or state trust company as set forth in the plan of merger and merger agreement.

CR01

         (2) Written notice of the meeting of, or proposed written consent action by, the stockholders of each constituent state bank or state trust company shall be given to each stockholder of record, whether or not entitled to vote, and whether the meeting is an annual or a special meeting or whether the vote is to be by written consent pursuant to s. 607.0704, and the notice shall state that the purpose or one of the purposes of the meeting, or of the proposed action by the stockholders without a meeting, is to consider the proposed plan of merger and merger agreement. Except to the extent provided otherwise with respect to stockholders of a resulting bank or trust company pursuant to subsection (7), the notice shall also state that dissenting stockholders will be entitled to payment in cash of the value of only those shares held by the stockholders:

                 (a) Which at a meeting of the stockholders are voted against the approval of the plan of merger and merger agreement;

                 (b) As to which, if the proposed action is to be by written consent of stockholders pursuant to s. 607.0704, such written consent is not given by the holder thereof; or

                 (c) With respect to which the holder thereof has given written notice to the constituent state bank or trust company, at or prior to the meeting of the stockholders or on or prior to the date specified for action by the stockholders without a meeting pursuant to s. 607.0704 in the notice of such proposed action, that the stockholder dissents from the plan of merger and merger agreement.

Hereinafter in this section, the term "dissenting shares" means and includes only those shares, which may be all or less than all the shares of any class owned by a stockholder, described in paragraphs (a), (b) and (c).

CR02

         (3) On or promptly after the effective date of the merger, the resulting state bank or trust company, or a bank holding company which, as set out in the plan of merger or merger agreement, is offering shares rights, obligations, or other securities or property in exchange for shares of the constituent banks or trust companies, may fix any amount which it considers to be not more than the fair market value of the shares of that constituent bank or trust company and which it will pay to the holders of dissenting shares of that constituent bank or trust company and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of that constituent bank or trust company. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares, and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of the resulting state bank or state trust company.

         (4) The owners of dissenting shares who have accepted an offer made pursuant to subsection (3) shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the effective date of the merger, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the effective date of the merger.

         (5) The value of dissenting shares of each constituent state bank or state trust company, the owners of which have not accepted an offer for such shares made pursuant to subsection (3), shall be determined as of the effective date of the merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of the resulting state bank, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within 90 days from the effective date of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such dissenting shares, the department shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by the resulting state bank or trust company.

         (6) Upon the effective date of the merger, all the shares of stock of every class of each constituent bank or trust company, whether or not surrendered by the holders thereof, shall be void and deemed to be canceled, and no voting or other rights of any kind shall pertain thereto or to the holders thereof except only such rights as may be expressly provided in the plan of merger and merger agreement or expressly provided by law.

         (7) The provisions of subsection (6) and, unless agreed by all the constituent banks and trust companies and expressly provided in the plan of merger and merger agreement, subsections (3), (4), and (5) are not applicable to a resulting bank or trust company or to the shares or holders of shares of a resulting bank or trust company the cash, shares, rights, obligations, or other securities or property of which, in whole or in part, is provided in the plan of merger or merger agreement to be exchanged for the shares of the other constituent banks or trust companies.

         (8) The stock, rights, obligations, and other securities of a resulting bank or trust company may be issued as provided by the terms of the plan of merger and merger agreement, free from any preemptive rights of the holders of any of the shares of stock or of any of the rights, obligations, or other securities of such resulting bank or trust company or of any of the constituent banks or trust companies.

         (9) After approval of the plan of merger and merger agreement by the stockholders as provided in subsection (1), there shall be filed with the department, within 30 days after the time limit in s. 658.43(5), a fully executed counterpart of the plan of merger and merger agreement as so approved if it differs in any respect from any fully executed counterpart thereof theretofore filed with the department, and copies of the resolutions approving the same by the stockholders of each constituent bank or trust company, certified by the president, or chief executive officer if other than the president, and the cashier or corporate secretary of each constituent bank or trust company, respectively, with the corporate seal impressed thereon.

CR01 Amended by Laws 1992, c. 92-303, Section 127, eff. July 3, 1992. CR02 Amended by Laws 1992, c. 92-303, Section 127, eff. July 3, 1992.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers

         Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding that he had reasonable cause to believe that his conduct was unlawful. Section 1701.13 further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper. In addition, Section 1701.13 requires a corporation to pay any expenses, including attorneys' fees, of a director in defending an action, suit or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit or proceeding. The indemnification provided by Section 1701.13 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Code of Regulations of Fifth Third.

         The Code of Regulations of Fifth Third provides that Fifth Third shall indemnify each director and each officer of Fifth Third, and each person employed by Fifth Third who serves at the written request of the President of Fifth Third as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, to the full extent permitted by Ohio law. Fifth Third may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

         Fifth Third carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                                                                   Page Number in
                                                                                     Sequential
 Document                                                       Exhibit           Numbering System
 --------                                                       -------           ----------------
 Affiliation Agreement (excluding exhibits) and Agreement          2
 of Merger both dated as of April 4, 1995, by and between
 Fifth Third Trust Co. and Savings Bank, F.S.B. and Bank
 of Naples and amendments thereto (set forth in Annex A
 and Annex B to the Proxy Statement and Prospectus
 included in this Registration Statement)

 Seconded Amended Articles of Incorporation of Fifth Third         3.1            Incorporated by
 Bancorp, as amended                                                              Reference(1)

 Code of Regulations of Fifth Third Bancorp, as amended            3.2            Incorporated by
                                                                                  Reference(1)

 Form of opinion of counsel employed by The Fifth Third            5
 Bank as to the legality of the securities being issued

 Form of opinion of Dinsmore & Shohl as to tax matters             8

 Fifth Third Bancorp 1982 Stock Option Plan                       10.1            Incorporated by
                                                                                  Reference(2)
 Fifth Third Bancorp 1987 Stock Option Plan                       10.2            Incorporated by
                                                                                  Reference(3)

 Fifth Third Bancorp Unfunded Deferred Compensation Plan          10.3            Incorporated by
 for Non-Employee Directors                                                       Reference(4)

 Fifth Third Bancorp Nonqualified Deferred Compensation           10.4            Incorporated by
 Plan                                                                             Reference(5)

 Fifth Third Bancorp 1990 Stock Option Plan                       10.5            Incorporated by
                                                                                  Reference(6)

 1994 Annual Report to Shareholders of Fifth Third Bancorp        13.1            Incorporated by
                                                                                  Reference
 Quarterly Report on Form 10-Q for quarter ended March 31,        13.2            Incorporated by Reference
 1995

 Subsidiaries of Fifth Third Bancorp                              21              ____ and Incorporated by
                                                                                  Reference(7)

 Consent of Deloitte & Touche LLP (with respect to Fifth          23.1
 Third Bancorp)

 Consent of McGladrey & Pullen, LLP (with respect to Bank         23.2
 of Naples)

 Consent of Keefe, Bruyette & Woods                               23.3            To be provided by
                                                                                  amendment
 Consent of Dinsmore & Shohl                                      23.4(8)

 Consent of counsel employed by The Fifth Third Bank              23.5(8)

 A power of attorney where various individuals authorize          24
 the signing of their names to any and all amendments to
 this Registration Statement and other documents submitted
 in connection herewith is contained on the first page of
 the signature pages following Part II of this
 Registration Statement

 Fairness Opinion of Keefe, Bruyette & Woods (set forth in        99.1
 Annex C to the Proxy Statement and Prospectus included in
 this Registration Statement)

 Form of Proxy Card                                               99.2

(1) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-4, Registration No. 33-63966, which is effective.

(2) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-2, Registration No. 2-98550, which is effective.

(3) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-2, Registration No. 33-13252, which is effective.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1985.

(5) Filed with the Securities and Exchange Commission as Exhibit 10.4 to a Registration Statement on Form S-4, Registration No. 33-21139, declared effective April 20, 1988.

(6) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-8, Registration No. 33-34075, which is effective.

(7) Incorporated by reference to the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1994.

(8) The consent of counsel is contained in its opinion.


Undertakings

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(6) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 15, 1995.

                                           FIFTH THIRD BANCORP


                                           /s/ George A. Schaefer, Jr.
                                           By: George A. Schaefer, Jr.
                                           President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GEORGE A. SCHAEFER, JR. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


/s/ George A. Schaefer, Jr.         President and Chief      June 20, 1995
George A. Schaefer, Jr.             Executive Officer


/s/ P. Michael Brumm                Senior Vice              June 20, 1995
P. Michael Brumm                    President and Chief
                                    Financial Officer





Directors of the Company:

/s/ John F. Barrett                                          June 20, 1995
John F. Barrett


/s/ Milton C. Boesel, Jr.                                    June 20, 1995
Milton C. Boesel, Jr.

/s/ Clement L. Buenger                                       June 20, 1995
Clement L. Buenger


__________________________________________                   June 20, 1995
Gerald V. Dirvin

__________________________________________                   June 20, 1995
Thomas B. Donnell


__________________________________________                   June 20, 1995
Richard T. Farmer

/s/ John D. Geary                                            June 20, 1995
John D. Geary


/s/ Ivan W. Gorr                                             June 20, 1995
Ivan W. Gorr

/s/ Joseph H. Head, Jr.                                      June 20, 1995
Joseph H. Head, Jr.


/s/ Joan R. Herschede                                        June 20, 1995
Joan R. Herschede

/s/ William G. Kagler                                        June 20, 1995
William G. Kagler


/s/ William J. Keating                                       June 20, 1995
William J. Keating

/s/ James D. Kiggen                                          June 20, 1995
James D. Kiggen


/s/ Robert B. Morgan                                         June 20, 1995
Robert B. Morgan

__________________________________________                   June 20, 1995
Michael H. Norris


/s/ Brian H. Rowe                                            June 20, 1995
Brian H. Rowe

/s/ George A. Schaefer, Jr.                                  June 20, 1995
George A. Schaefer, Jr.


/s/ John J. Schiff, Jr.                                      June 20, 1995
John J. Schiff, Jr.

/s/ Dennis J. Sullivan, Jr.                                  June 20, 1995
Dennis J. Sullivan, Jr.


__________________________________________                   June 20, 1995
Dudley S. Taft